                                                           EXHIBIT 4.04

                              FORM OF TRO LEARNING, INC.
                               SAVINGS/RETIREMENT PLAN

                                                                      Plan #002

401(k) PLAN                                                    SCUDDER  [LOGO]
ADOPTION AGREEMENT




     The undersigned (the "Employer") establishes or amends the (Sponsor automatically inserts employer's name) 401(k) Plan, by completing this Adoption Agreement adopting or amending the plan in the form of the Prototype 401(k) Plan attached.

I.  ELIGIBILITY

A. To become a Participant who is eligible to make a salary reduction election and/or to receive allocations of Deferred Cash Contributions, AN EMPLOYEE NEED NOT COMPLETE ANY PERIOD OF SERVICE

    /X/ or, if this box is checked, AN EMPLOYEE MUST COMPLETE 1/4 YEAR OF
        SERVICE, (insert no more than "1").

B. An Employee who meets the above requirements for eligibility to make a salary reduction election and/or to receive allocations of Deferred Cash Contributions shall become such an eligible Participant ON THE FIRST DAY THE REQUIREMENTS ARE MET

    /X/ or, if this box is checked, ON THE FIRST DAY OF THE NEXT MONTH

    / / or, if this box is checked, ON THE FIRST DAY OF THE NEXT PAY PERIOD

    / / or, if this box is checked, ON THE FIRST DAY OF THE NEXT QUARTER OF
        THE PLAN YEAR.

C. To become a Participant who is eligible to receive allocations of Employer Matching Contributions and/or Employer Profit Sharing Contributions, AN EMPLOYEE MUST COMPLETE 1 YEAR OF SERVICE

    /X/ or, if this box is checked, AN EMPLOYEE MUST COMPLETE 1/4 YEAR(S) OF
        SERVICE, (insert "2" or less; select more than 1 only if the Employer selects full and immediate vesting in Section V.A. and B. below; insert "0" for no waiting period).

D. An Employee who meets the above requirements for eligibility to receive allocations of Employer Matching Contributions and/or Employer Profit Sharing Contributions shall become such an eligible Participant ON THE FIRST DAY THE REQUIREMENTS ARE MET

    /X/ or, if this box is checked, ON THE FIRST DAY OF THE NEXT MONTH

    / / or, if this box is checked, ON THE FIRST DAY OF THE NEXT PAY PERIOD

    / / or, if this box is checked, ON THE FIRST DAY OF THE NEXT QUARTER OF
        THE PLAN YEAR.

E.  The number of Hours of Service required to have a Year of Service is 1000

    / / or, if this box is checked, _____ (insert less than "1000"). However, if the Year(s) of Service selected in Section I.A. or I.C. above is or includes a fractional year, an Employee is not required to complete any specified number of Hours of Service to receive eligibility credit for such fractional year.

F. For purposes of calculating periods of Service, the Employer shall calculate periods of Service based on an actual count of the Hours of Service an Employee performs

    / / or, if this box is checked, AN EMPLOYEE SHALL BE CREDITED WITH 45
        HOURS OF SERVICE FOR EACH WEEK DURING WHICH THE EMPLOYEE PERFORMS AN ACTUAL HOUR OF SERVICE.

G. Before an Employee may become a Participant, THE EMPLOYEE NEED NOT ATTAIN ANY MINIMUM AGE

    / / or, if this box is checked, AN EMPLOYEE MUST BE AT LEAST _____ (insert
        "21" or less) YEARS OF AGE.

H. For purposes of determining the Employees that are entitled to become Participants and which organizations and/or entities constitute the Employer, "EMPLOYER" SHALL INCLUDE ALL ORGANIZATIONS AND ENTITIES AGGREGATED WITH THE ADOPTING ORGANIZATIONS OR ENTITY PURSUANT TO THE PROVISIONS OF CODE SECTION 414

    / / or, if this box is checked, "EMPLOYER" SHALL INCLUDE THE ADOPTING
        ORGANIZATION OR ENTITY AND THE FOLLOWING ADDITIONAL ORGANIZATIONS OR
        ENTITIES:

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

1. All Employees are entitled to be PARTICIPANTS EXCEPT (one or more may be selected):

    /X/ NON-RESIDENT ALIENS WHO RECEIVE NO EARNED INCOME FROM THE EMPLOYER
        WHICH CONSTITUTES INCOME FROM SOURCES WITHIN THE UNITED STATES;

    / / INDIVIDUALS COVERED BY A COLLECTIVE BARGAINING CONTRACT WHICH MEETS THE
        REQUIREMENTS SPECIFIED IN THE PLAN;

    / / SALARIED EMPLOYEES;

    / / HOURLY-PAID EMPLOYEES;

    / / PIECE-RATE EMPLOYEES;

    / / EMPLOYEES PAID BY COMMISSION;

    / / EMPLOYEES COVERED BY ANOTHER RETIREMENT PLAN TO WHICH THE EMPLOYER IS
        REQUIRED TO CONTRIBUTE; AND

    / / EMPLOYEES IN THE FOLLOWING NON-DISCRIMINATORY CLASSIFICATION:
                                                                     ----------

        -----------------------------------------------------------------------

NOTE: IF EMPLOYEES ARE EXCLUDED FORM THE PLAN UNDER ONE OR MORE OF THE CLASSIFICATIONS ABOVE (NOT INCLUDING THE FIRST TWO CLASSIFICATIONS), THE PLAN MUST SATISFY ON A CONTINUING BASIS THE COVERAGE, NONDISCRIMINATION, AND PARTICIPATION REQUIREMENTS OF CODE SECTIONS 410(b), 401(a)(4), AND 401(a)(26).

II.  SALARY REDUCTIONS AND DEFERRED CASH CONTRIBUTIONS

For each Plan Year, the Employer will make the following contribution to the Trust on behalf of each eligible Participant:

Select and Complete if      /XX/(A) A SALARY REDUCTION CONTRIBUTION EQUAL TO
Salary Reduction Con-               THE PORTION OF THE COMPENSATION OTHERWISE
tributions are Desired              PAYABLE TO THE PARTICIPANT THAT THE
                                    PARTICIPANT HAS ELECTED TO CONTRIBUTE TO THE
                                    TRUST. THE PARTICIPANT'S ELECTION SHALL
                                    SPECIFY THE AMOUNT OF THE COMPENSATION TO
                                    BE CONTRIBUTED, WHICH AMOUNT SHALL BE NOT
                                    LESS THAN 1% (INSERT "0" OR MORE, BUT NOT
                                    MORE THAN THE NEXT CHOSEN NUMBER) AND NOT
                                    MORE THAN 20% (INSERT "20" OR LESS, BUT NOT
                                    LESS THAN THE PREVIOUSLY CHOSEN NUMBER) OF
                                    THE PARTICIPANT'S COMPENSATION FOR THE PLAN
                                    YEAR.

Select and Complete if      /XX/(B) A DEFERRED CASH CONTRIBUTION EQUAL TO THAT
Deferred Cash Contri-               PORTION OF THE DEFERRED CASH ALLOCATION
butions are Desired                 FOR THE PLAN YEAR WHICH THE ELIGIBLE
                                    PARTICIPANT HAS NOT ELECTED TO RECEIVE IN
                                    CASH. THE DEFERRED CASH ALLOCATION
                                    FOR THIS PURPOSE SHALL BE AN AMOUNT EQUAL
                                    TO THE PERCENTAGE OF THE ELIGIBLE
                                    PARTICIPANT'S COMPENSATION AS IS DETERMINED
                                    BY THE EMPLOYER FOR EACH PLAN YEAR (WHICH
                                    PERCENTAGE SHALL BE THE SAME FOR EACH
                                    PARTICIPANT)

                                    / / or, if the box is checked, _____% OF THE
                                        ELIGIBLE PARTICIPANT'S COMPENSATION.

III. PROFIT SHARING CONTRIBUTIONS

For each Plan Year, THE EMPLOYER WILL NOT MAKE AN EMPLOYER PROFIT SHARING CONTRIBUTION

Select if Profit Sharing            /XX/ or, if this box is checked, THE
Contributions are Desired                EMPLOYER WILL MAKE AN EMPLOYER PROFIT
                                         SHARING CONTRIBUTION EQUAL TO THE
                                         AMOUNT, IF ANY, DETERMINED BY THE
                                         EMPLOYER FOR EACH PLAN YEAR.

IV.  MATCHING CONTRIBUTIONS

A. For each Plan Year, THE EMPLOYER WILL NOT MAKE AN EMPLOYER MATCHING CONTRIBUTION

Select and Complete if             /XX/ or, if this box is checked, THE EMPLOYER
Employer Matching Contri-               WILL MAKE AN EMPLOYER MATCHING
butions are Desired                     CONTRIBUTION ON BEHALF OF EACH
                                        PARTICIPANT WHO, PURSUANT TO SECTION VI
                                        BELOW, IS ELIGIBLE TO RECEIVE AN
                                        ALLOCATION; SUCH CONTRIBUTION SHALL BE
                                        EQUAL TO THE PERCENTAGE INDICATED IN (B)
                                        BELOW OF AGGREGATE:

Select One or More if                   /XX/ (i)  SALARY REDUCTION CONTRIBUTIONS
Employer Matching                       / /  (ii) DEFERRED CASH CONTRIBUTIONS
Contributions have been                 / /  (iii) NONDEDUCTIBLE VOLUNTARY
Selected                                           CONTRIBUTIONS

B. THE EMPLOYER MATCHING CONTRIBUTION MADE ON BEHALF OF EACH PARTICIPANT SHALL BE EQUAL TO A PERCENTAGE OF THE PARTICIPANT'S CONTRIBUTIONS SELECTED IN (A) ABOVE; WHICH PERCENTAGE SHALL BE EQUAL TO AT LEAST:


                        /X/  (i) ___________%

                        / / (ii) THE SUM OF __________% OF SUCH CONTRIBUTIONS WHICH ARE NOT IN EXCESS OF _______________% OF THE PARTICIPANT'S COMPENSATION PLUS ___________% OF SUCH CONTRIBUTIONS WHICH ARE IN EXCESS OF ____________% OF THE PARTICIPANT'S COMPENSATION, BUT NOT IN EXCESS OF ____% OF THE PARTICIPANT'S COMPENSATION.

                        / / (iii) THE SUM OF __________% OF SUCH CONTRIBUTIONS WHICH ARE NOT IN EXCESS OF _________ DOLLARS,
                             PLUS __________% OF SUCH CONTRIBUTIONS WHICH ARE IN EXCESS OF __________ DOLLARS, BUT NOT IN
                             EXCESS OF ________ DOLLARS.



NOTE: IF (ii) OR (iii) ABOVE ARE COMPLETED WITH THE SECOND MATCHING PERCENTAGE (FOLLOWING THE WORD "PLUS") GREATER THAN THE FIRST MATCHING PERCENTAGE (FOLLOWING THE WORDS "THE SUM OF"), THE IRS MAY DEEM THE PLAN TO BE DISCRIMINATORY UNDER CODE SECTION 401(a)(4).


C. THE EMPLOYER WILL MAKE EMPLOYER MATCHING CONTRIBUTIONS REGARDLESS OF THE DOLLAR AMOUNT OR PERCENT OF THE PARTICIPANT'S AGGREGATE CONTRIBUTION INDICATED IN (A) ABOVE


                        / / or, if this box is checked, THE EMPLOYER SHALL MAKE AN EMPLOYER MATCHING CONTRIBUTION ON BEHALF OF A PARTICIPANT BUT ONLY OF THE PARTICIPANT'S AGGREGATE CONTRIBUTIONS INDICATED IN (A) ABOVE EQUAL OR EXCEED ______ (INSERT "$0", A HIGHER DOLLAR AMOUNT OR A PERCENTAGE WHICH IS NOT IN EXCESS OF THE NEXT CHOSEN NUMBER) OF SUCH PARTICIPANT'S COMPENSATION AND THEN ONLY TO THE EXTENT THAT THE AGGREGATE AMOUNT OF THE CONTRIBUTIONS DESIGNATED IN A.(i), A.(ii) OR A.(iii) WHICH ARE ALLOCATED TO THE PARTICIPANT'S ACCOUNT FOR SUCH PLAN YEAR DOES NOT EXCEED ______ (INSERT A PERCENTAGE OR DOLLAR AMOUNT) OF THE PARTICIPANT'S COMPENSATION.

V. VESTING OF EMPLOYER CONTRIBUTIONS

NOTE: MAKE SELECTIONS IN SECTION V. ONLY IF EMPLOYER PROFIT SHARING CONTRIBUTIONS AND/OR EMPLOYER MATCHING CONTRIBUTIONS HAVE BEEN SELECTED.

A. Employer Profit Sharing Contributions shall be IMMEDIATELY VESTED AND NONFORFEITABLE.

Select One if          / /  (1) or, if this box is checked, VESTED AT THE RATE
Desired, and                    SPECIFIED IN COLUMN 1 BELOW.
Complete, if           / /  (2) or, if this box is checked, VESTED AT THE
Necessary                       RATE SPECIFIED IN COLUMN 2 BELOW.
                       / /  (3) or, if this box is checked, VESTED AT THE
                                RATE SPECIFIED IN COLUMN 3 BELOW.
                       /X/  (4) or, if this box is checked, VESTED AT THE
                                RATE SPECIFIED IN COLUMN 4 BELOW WHICH RATE
                                SHALL, IF A GRADED RATE IS SPECIFIED, BE AT
                                LEAST AS RAPID AS THE RATE SPECIFIED IN COLUMN
                                2 BELOW OR, IF A CLIFF RATE IS SPECIFIED, BE
                                AT LEAST AS RAPID AS THE RATE SPECIFIED IN
                                COLUMN 3 BELOW.



                                    VESTING TABLE


                         COLUMN 1        COLUMN 2        COLUMN 3        COLUMN 4
                         ---------      ----------       ---------      ----------
        VESTING         TOP-HEAVY         7-YEAR          5-YEAR        PERCENTAGE
         YEARS        VESTING RATE      GRADED RATE      CLIFF RATE       ELECTED

           1                0%               0%               0%             20
                                                                           -------
           2               20%               0%               0%             40
                                                                           -------
           3               40%              20%               0%             60
                                                                           -------
           4               60%              40%               0%             80
                                                                           -------
           5               80%              60%             100%            100
                                                                           -------
           6              100%              80%             100%
                                                                           -------
           7              100%             100%             100%
                                                                           -------

NOTE: EMPLOYER PROFIT SHARING CONTRIBUTIONS MUST BE IMMEDIATELY VESTED AND NONFORFEITABLE IF THE EMPLOYER MAKES THE ELECTION IN SECTION I.C. ABOVE AND REQUIRES EMPLOYEES TO COMPLETE MORE THAN ONE YEAR OF SERVICE.


B.  Employer Matching Contributions shall be IMMEDIATELY VESTED AND
    NONFORFEITABLE.


                     / /  (1) or, if this box is checked, VESTED AT THE RATE
                              SPECIFIED IN COLUMN 1 BELOW.
                     / /  (2) or, if this box is checked, VESTED AT THE
                              RATE SPECIFIED IN COLUMN 2 BELOW.
                     / /  (3) or, if this box is checked, VESTED AT THE
                              RATE SPECIFIED IN COLUMN 3 BELOW.
                     /X/  (4) or, if this box is checked, VESTED AT THE
                              RATE SPECIFIED IN COLUMN 4 BELOW WHICH RATE
                              SHALL, IF A GRADED RATE IS SPECIFIED, BE AT
                              LEAST AS RAPID AS THE RATE SPECIFIED IN COLUMN 2 BELOW OR, IF A CLIFF RATE IS SPECIFIED, BE AT LEAST AS RAPID AS THE RATE SPECIFIED IN COLUMN 3 BELOW.

                                    VESTING TABLE


                         COLUMN 1        COLUMN 2        COLUMN 3        COLUMN 4
                         ---------      ----------       ---------      ----------
        VESTING         TOP-HEAVY         7-YEAR          5-YEAR        PERCENTAGE
         YEARS        VESTING RATE      GRADED RATE      CLIFF RATE       ELECTED

           1                0%               0%               0%             20
                                                                           -------
           2               20%               0%               0%             40
                                                                           -------
           3               40%              20%               0%             60
                                                                           -------
           4               60%              40%               0%             80
                                                                           -------
           5               80%              60%             100%            100
                                                                           -------
           6              100%              80%             100%
                                                                           -------
           7              100%             100%             100%
                                                                           -------



NOTE: EMPLOYER PROFIT MATCHING CONTRIBUTIONS MUST BE IMMEDIATELY VESTED AND NONFORFEITABLE IF THE EMPLOYER MAKES THE ELECTION IN SECTION I.C. ABOVE AND REQUIRES EMPLOYEES TO COMPLETE MORE THAN ONE YEAR OF SERVICE.


C. The following Service will be included in determining Vesting Years only if checked below:

                     /  /  (1) Service before the Employer maintained this
                               Plan or a predecessor plan.

                     /  /  (2) Service before the first Plan Year during
                               which a Participant attained age 18.

                     /  /  (3) Service after five consecutive One-Year Breaks
                               in Service (this inclusion shall apply only for the purpose of computing the vested percentage of Employer Profit Sharing Contributions and Employer Matching Contributions made before such period).

                     /  /  (4) Service before January 1, 1971, unless
                               the Participant has completed three or more
                               Vesting Years after December 31, 1970.

                     /  /  (5) Service before the first Plan Year to which
                               ERISA is applicable, if this Plan is a
                               continuation of an earlier plan which would have disregarded such service.

D. Vesting Years and One-year Breaks in Service for the purpose of vesting shall be measured ON THE 12-CONSECUTIVE-MONTH PERIOD BEGINNING ON THE PARTICIPANT'S INITIAL DATE OF EMPLOYMENT OR AN ANNIVERSARY OF THAT DATE.

   / / or, if this box is checked, on the Plan Year.

E. The Participant will have a Vesting Year only if the Participant completes the number of Hours of Service SPECIFIED IN SECTION I.E. ABOVE.

   / / or, if this box is checked, IF THE PARTICIPANT EITHER COMPLETES THE
       NUMBER OF HOURS OF SERVICE SPECIFIED IN SECTION I.E. OR RECEIVES AN ALLOCATION OF THE EMPLOYER PROFIT SHARING CONTRIBUTION FOR THE PLAN YEAR, OR BOTH.

NOTE: YOU MAY MAKE THIS ELECTION ONLY OF YOU CHECKED THE BOX ON SECTION V.D. DIRECTLY ABOVE.

F. If the Plan becomes a Top Heavy Plan but thereafter ceases to be a Top Heavy Plan, THE VESTING SCHEDULE IN EFFECT WHILE THE PLAN WAS A TOP HEAVY PLAN WILL CONTINUE TO BE IN EFFECT FOR ALL EXISTING AND FUTURE
   PARTICIPANTS.

   / / or, if this box is checked, THE VESTING SCHEDULE SELECTED IN SECTIONS
       V.A. OR B. ABOVE, AS THE CASE MAY BE, WILL APPLY FOR ALL PLAN YEARS DURING WHICH THE PLAN IS NOT A TOP HEAVY PLAN.

VI. ALLOCATIONS OF EMPLOYER CONTRIBUTIONS

A. A Participant who has terminated Service during a Plan Year and is not employed on the LAST DAY OF SUCH PLAN YEAR SHALL RECEIVE ANY DEFERRED CASH ALLOCATION MADE PURSUANT TO SECTION II.B. ABOVE AND SHALL SHARE IN ANY ALLOCATION OF EMPLOYER PROFIT SHARING CONTRIBUTIONS, EMPLOYER MATCHING CONTRIBUTIONS AND/OR REALLOCATED FORFEITURES PURSUANT TO SECTIONS III.
   AND IV. ABOVE FOR SUCH PLAN YEAR.

   /XX/ or, if this box is checked, SHALL RECEIVE ANY DEFERRED CASH
        ALLOCATION MADE PURSUANT TO SECTION II.B. ABOVE AND SHALL SHARE IN ANY ALLOCATION OF EMPLOYER PROFIT SHARING CONTRIBUTIONS, EMPLOYER MATCHING CONTRIBUTIONS AND/OR REALLOCATED FORFEITURES PURSUANT TO SECTIONS III. AND IV. ABOVE ONLY IF SUCH PARTICIPANT COMPLETES 501 (INSERT "501" OR
        LESS) HOURS OF SERVICE DURING SUCH PLAN YEAR.

NOTE: YOU MAY MAKE THIS ELECTION ONLY IF YOU CHECKED THE BOX IN SECTION V.D. ABOVE.

B. An otherwise eligible Participant who is a Highly Compensated Employee for a given Plan Year SHALL RECEIVE AN ALLOCATION OF ANY EMPLOYER PROFIT SHARING CONTRIBUTIONS MADE PURSUANT TO SECTION III. ABOVE AND ANY REALLOCATED FORFEITURES

   / / or, if this box is checked, SHALL NOT RECEIVE AN ALLOCATION OF ANY
       EMPLOYER PROFIT SHARING CONTRIBUTIONS MADE PURSUANT TO SECTION III. ABOVE AND ANY REALLOCATED FORFEITURES.

C. An otherwise eligible Participant who is a Highly Compensated Employee for a given Plan Year SHALL RECEIVE AN ALLOCATION OF ANY EMPLOYER MATCHING CONTRIBUTIONS MADE PURSUANT TO SECTION III.B. ABOVE AND ANY REALLOCATED FORFEITURES

   / / or, if this box is checked, SHALL NOT RECEIVE AN ALLOCATION OF ANY
       EMPLOYER MATCHING CONTRIBUTIONS MADE PURSUANT TO IV. ABOVE AND ANY REALLOCATED FORFEITURES.

D. Any required minimum Top-Heavy allocations will be made FIRST FROM THIS PLAN

   / / or, if this box is checked, FIRST FROM THE ________________________
       PLAN (insert name of another qualified retirement plan maintained by the Employer).

E. For any Plan Year for which the Plan is a Top Heavy Plan, MINIMUM ALLOCATIONS SHALL BE MADE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 23.03

   / / or, if this box is checked, because the Employer maintains at least one other qualified retirement plan, MINIMUM ALLOCATIONS SHALL BE MADE AT THE FOLLOWING RATE OF COMPENSATION: _____% (insert "3" or more).

NOTES: THE EMPLOYER MAY NOT MAKE AN ELECTION IN SECTION VI.A. ABOVE, IF DISCRIMINATION IN FAVOR OF HIGHLY COMPENSATED EMPLOYEES WILL RESULT.

ONLY CONSIDER CHECKING THE BOX IN SECTION VI.D. IF THE EMPLOYER SPONSORS TWO OR MORE TAX-QUALIFIED RETIREMENT PLANS AND EITHER (1) ONE OF THOSE PLANS IS A DEFINED BENEFIT PLAN OR (2) THE PLANS DO NOT HAVE IDENTICAL ELIGIBILITY REQUIREMENTS.

VII. REALLOCATION OF FORFEITURES

Any forfeiture which results from a Participant's termination of Service SHALL BE REALLOCATED AS IF IT WERE A CONTRIBUTION OF THE SAME TYPE (i.e., Employer Profit Sharing Contribution or Employer Matching Contribution) FOR THE PLAN YEAR FOLLOWING THE PLAN YEAR IN WHICH SUCH FORFEITURE OCCURS

   / / or, if this box is checked, such forfeiture SHALL BE DEEMED TO BE AN EMPLOYER MATCHING CONTRIBUTION, AND APPLIED TO REDUCE THE AGGREGATE AMOUNT THE EMPLOYER MUST CONTRIBUTE IN EMPLOYER MATCHING CONTRIBUTIONS FOR THE PLAN YEAR DURING WHICH THE FORFEITURE OCCURS.

VIII. COMPENSATION

A. "Compensation" for purposes of allocating Employer Profit Sharing Contributions, shall include the following:

   (i) A PARTICIPANT'S SALARY REDUCTION CONTRIBUTIONS, DEFERRED CASH CONTRIBUTIONS (WHICH THE PARTICIPANT DID NOT ELECT TO TAKE IN CASH) AND OTHER AMOUNTS WHICH ARE EXCLUDED FROM AN EMPLOYEE'S GROSS INCOME PURSUANT TO CODE SECTION 125, 402(a)(8), 402(h)(1)(B), AND 403(b).

      / / or, if this box is checked, SHALL NOT INCLUDE A PARTICIPANT'S
          SALARY REDUCTION CONTRIBUTIONS, DEFERRED CASH CONTRIBUTIONS, (WHICH THE PARTICIPANT DID NOT ELECT TO TAKE IN CASH) AND OTHER AMOUNTS WHICH ARE EXCLUDED FROM AN EMPLOYEE'S GROSS INCOME PURSUANT TO CODE SECTIONS 125, 402(a)(8), 402(h)(1)(B), AND 403(b);

   (ii) AMOUNTS PAID DURING THE PLAN YEAR BY THE EMPLOYER TO THE EMPLOYEE WHILE THE EMPLOYEE WAS A PARTICIPANT

      / / or, if this box is checked, "Compensation" SHALL INCLUDE AMOUNTS PAID
          BY THE EMPLOYER TO THE EMPLOYEE DURING THE ENTIRE PLAN YEAR IN WHICH AN EMPLOYEE BECAME A PARTICIPANT WHETHER OR NOT SUCH AN EMPLOYEE WAS A PARTICIPANT FOR THE ENTIRE PLAN YEAR,

   (iii) ALL FORM W-2 COMPENSATION

      /XX/ or, if this box is checked, ALL FORM W-2 COMPENSATION EXCEPT
           THE ITEMS CHECKED BELOW:

           /XX/ BONUSES
           /XX/ COMMISSIONS
           /XX/ OVERTIME PAYMENTS
           /XX/ OTHER (specify) nonrecoverable draws and recoverable
                                -------------------------------------
                                draws that were not recovered.
                                ------------------------------

NOTE: IF ONE OR MORE OF THE ABOVE ARE CHOSEN, THE EXCLUSION MUST NOT RESULT IN DISCRIMINATION IN FAVOR OF HIGHLY COMPENSATED EMPLOYEES.

B. For the purposes of the nondiscrimination tests contained in Article VI, COMPENSATION SHALL INCLUDE PARTICIPANTS' SALARY REDUCTION CONTRIBUTIONS, DEFERRED CASH CONTRIBUTIONS (WHICH THE PARTICIPANTS DO NOT ELECT TO TAKE IN
   CASH) AND OTHER AMOUNTS WHICH ARE EXCLUDED FROM EMPLOYEE'S GROSS INCOME PURSUANT TO CODE SECTIONS 125, 402(a)(8), 402(h)(1)(B), AND 403(b)

   / / or, if this box is checked, SHALL NOT INCLUDE PARTICIPANTS' SALARY
       REDUCTION CONTRIBUTIONS, DEFERRED CASH CONTRIBUTIONS (WHICH THE PARTICIPANTS DO NOT ELECT TO TAKE IN CASH) AND OTHER AMOUNTS WHICH ARE EXCLUDED FROM AN EMPLOYEE'S GROSS INCOME PURSUANT TO CODE SECTIONS 125, 402(a)(8), 402(h)(1)(B), AND 403(b).

   NOTE: PARTICIPANTS' SALARY REDUCTION CONTRIBUTIONS, DEFERRED CASH CONTRIBUTIONS (WHICH THE PARTICIPANTS DO NOT ELECT TO TAKE IN CASH) AND OTHER AMOUNTS WHICH ARE EXCLUDED FROM AN EMPLOYEE'S GROSS INCOME PURSUANT TO CODE SECTIONS 125, 402(a)(8), 402(h)(1)(B), AND 403(b) ARE NOT CONSIDERED COMPENSATION FOR PURPOSES OF DETERMINING THE EMPLOYER'S PERMISSIBLE DEDUCTION UNDER CODE SECTION 404 OR FOR PURPOSES OF APPLYING THE LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS UNDER ARTICLE V OF THE PLAN AND CODE SECTION 415.

IX. NORMAL RETIREMENT DATE

    A Participant's Normal Retirement Date SHALL BE AGE 59 1/2

    /X/ or, if this box is checked, AGE   65
                                        ------
        (insert more than 59 1/2 but not more than 65).

X. HARDSHIP WITHDRAWALS

   Withdrawals by Participants from their respective Salary Reduction Contribution Accounts and/or Deferred Cash Contribution Accounts in cases of hardship SHALL NOT BE PERMITTED

   /X/ or, if this box is checked, SHALL BE PERMITTED.

XI. NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS

    Nondeductible Voluntary Contributions by a Participant ARE NOT PERMITTED

    / / or, if this box is checked, ARE PERMITTED.

XII. INVESTMENT

   Investment decisions SHALL BE MADE BY THE PARTICIPANT

   / / or, if this box is checked, BY THE ADMINISTRATOR.

XIII. LOANS

   Loans to a Participant ARE NOT PERMITTED

   /X/ or, if this box is checked, ARE PERMITTED.

XIV. EFFECTIVE DATE

   The Effective Date of this Plan or Amendment SHALL BE THE FIRST day of the Employer's fiscal year during which the Plan is ADOPTED OR AMENDED

   /X/ or, if this box is checked,   January 1, 1994  .
                                   -------------------
                                      (insert date)

XV. PLAN AND LIMITATION YEARS

   A. The Plan Year SHALL BE THE SAME AS THE FISCAL YEAR OF THE EMPLOYER

   /X/ or, if this box is checked, SHALL END ON THE LAST DAY OF THE MONTH OF
         December  .
       ------------

   B. The Limitation Year SHALL BE THE PLAN YEAR

   / / or, if this box is checked, SHALL BE THE 12-CONSECUTIVE MONTH PERIOD
       ENDING ON THE LAST DAY OF THE MONTH OF                                .
                                              -------------------------------

XVI. AMENDMENT

   Execution of this Adoption Agreement IS NOT AN AMENDMENT TO AN EXISTING
   PLAN

   /XX/ or, if this box is checked, IS AN AMENDMENT TO AN EXISTING PLAN.

XVII.    CALCULATION OF TOP-HEAVY RATIO

         If the Employer has maintained or now or subsequently maintains one or more defined benefit plans, then for purposes of calculating the Top-Heavy Ratio, Present Value shall be based upon THE INTEREST RATE AND MORTALITY TABLE EMPLOYED AS OF THE DATE IN QUESTION FOR SUCH PURPOSE AS SPECIFIED IN THE MOST RECENTLY ADOPTED OR AMENDED DEFINED BENEFIT PLAN MAINTAINED BY THE EMPLOYER

         / / or, if this box is checked, THE INTEREST RATE AND MORTALITY TABLE
             SPECIFIED BELOW.

             Interest Rate: ________________%

             Mortality Table: ________________________________________________

XVIII.   APPOINTMENT OF TRUSTEES

         The Employer hereby designates the following Trustee(s) under the
Trust:

         Complete     Sharon Fierro, Chief Financial Officer
                -----------------------------------------------------, Trustee
                      William R. Roach, President and Chairman
                -----------------------------------------------------, Trustee

                -----------------------------------------------------, Trustee

XIX.     LIMITATION ON ALLOCATIONS

         This section applies only for an Employer who maintains or has ever maintained: another qualified retirement plan (other than a plan which the Employer amended into the Prototype 401(k) Plan) in which any Participant in this Plan is or was a participant or could possibly become a participant, a welfare benefit fund (as defined in Code Section 419(e)), or an individual medical account (as defined in Code Section 415(I)(2)) under which amounts are treated as annual additions with respect to any Participant in this Plan.

         A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan, THE PROVISIONS OF ARTICLE V. OF THE PLAN WILL APPLY AS IF THE OTHER PLAN WERE A MASTER OR PROTOTYPE PLAN

            / / or, if this box is checked, THE ATTACHED RIDER DESCRIBES THE
                METHOD BY WHICH THE PLANS WILL LIMIT TOTAL ANNUAL ADDITIONS TO THE MAXIMUM PERMISSIBLE AMOUNT DESCRIBED IN SECTION 5.05 OF THE PLAN AND REDUCE ANY EXCESS AMOUNT IN A MANNER THAT PRECLUDES EMPLOYER DISCRETION.



         B. If the Participant is, or has ever been, a participant in a defined benefit plan maintained by the Employer, THE PROVISIONS OF ARTICLE
            V. OF THE PLAN WILL APPLY

            / / or, if this box is checked, THE ATTACHED RIDER DESCRIBES THE
                METHOD BY WHICH THE PLANS INVOLVED WILL SATISFY THE 1.0 LIMITATION DESCRIBED IN SECTION 5.04 OF THE PLAN AND REDUCE ANY EXCESS AMOUNT IN A MANNER THAT PRECLUDES EMPLOYER DISCRETION.

XX.      SIGNATURES

The Employer (1) covenants and agrees that whenever a Participant makes a contribution the Employer shall ascertain that the Participant has received a copy of the current prospectus relating to any Designated Investment or other investment in which such contribution is to be invested where required by any state or federal law, and (2) by remitting any contribution to the Trustee the Employer shall be deemed to represent that the Employer has received a current prospectus of any investment in which it is to be invested where required by any state or federal law.

An Employer adopting this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401. An Employer who wishes to obtain such reliance should apply for a determination letter from the appropriate Key District Director of the Internal Revenue Service to obtain reliance that the plan is qualified.

This Adoption Agreement may be used only in conjunction with basic plan document #02. Failure to properly complete this Adoption Agreement may result in the disqualification of the Plan.

All inquiries regarding this Plan should be made to Scudder Investor Services, Inc. by calling 1-800-323-6105, or by writing to Scudder Investor Services, Inc., Group Retirement Plans Department, 175 Federal Street, Boston, MA 02110. Scudder Investor Services, Inc. will notify each adopting Employer of any amendments made to, or of the discontinuance or abandonment of, this Plan.

--------------------------------   Trustee(s) Signature(s):
Signature of Employer


The Roach Organization, Inc.       By: /s/ Sharon Fierro
-------------------------------       ---------------------------
Print Name of Employer

4660 W. 77th Street                    /s/ William R. Roach
-------------------------------       ---------------------------
Street Address

Edina            MN     55435
-------------------------------       ---------------------------
City          State      Zip


41-1646390
-------------------------------
Employer Tax Identification
 Number


October 31
-------------------------------       ---------------------------
Employer's Fiscal Year                 Loan Trustee


(612) 832-1341
-------------------------------       Note: If you elected to permit loans to
Employer's Telephone Number           Participants in Section XII. above,
                                      you may wish to designate a Loan Trustee.


-------------------------------
Date


160                                     /s/     [ILLEGIBLE]
-------------------------------       ------------------------------
Expected Number of Participants       Accepted by Scudder Investor
                                       Services, Inc.
                                      VP Retirement Plans
                                       11/19/93

[TRO LOGO]

                         September 29, 1997

VIA FACSIMILE AND MAIL

Mr. Scott Gieseceke
Scudder Trust Company
Compass Department
5 Industrial Way
Salem, NH 03079-2838

                 Re: Addition of Trustee to TRO Learning, Inc.
                     401(k) Savings and Retirement Plan #424

Dear Scott:

     Please be advised that TRO Learning wishes to add an additional trustee to the above referenced Plan. At the present time, your records should reflect Andrew N. Peterson and William R. Roach as Trustees, and Patricia Hawver as Plan Administrator.

     This letter serves as TRO's authorization for you to add Patricia Hawver as a Trustee of the Plan, bringing the total number of Trustees to three. In addition to this appointment, she will continue to perform the duties of Plan Administrator.

     Please instate the change effective as of this date. Thank you.

                                    Sincerely,

                                    /s/Patricia A. Hlavacek
                                    Patricia A. Hlavacek
                                    Assistant Secretary


cc  William R. Roach
    Andrew N. Peterson
    Patricia Hawver

                                                                       [LOGO]

                                    SCUDDER


                                  401(k) PLAN

-------------------------------------------------------------------------------

                             PROTOTYPE PLAN DOCUMENT
















                               AN IRS-APPROVED PLAN

                               SCUDDER 401(K) PLAN

                             BASIC PLAN DOCUMENT #02




                                TABLE OF CONTENTS

                                                                           PAGE
ARTICLE I.    INTRODUCTION ................................................   1

ARTICLE II.   DEFINITIONS .................................................   1
      2.01   "Account" ....................................................   1
      2.02   "Act" ........................................................   1
      2.03   "Administrator" ..............................................   1
      2.04   "Adoption Agreement" .........................................   1
      2.05   "Annuity Starting Date" ......................................   1
      2.06   "Applicable Life Expectancy" .................................   1
      2.07   "Beneficiary" ................................................   1
      2.08   "Code" .......................................................   1
      2.09   "Compensation" ...............................................   1
      2.10   "Deductible Voluntary Contribution Account" ..................   1
      2.11   "Deferred Cash Allocation" ...................................   1
      2.12   "Deferred Cash Contribution Account" .........................   1
      2.13   "Deferred Cash Contributions" ................................   1
      2.14   "Designated Investment" ......................................   1
      2.15   "Designation of Beneficiary" or "Designation" ................   1
      2.16   "Disability" .................................................   1
      2.17   "Distributee" ................................................   1
      2.18   "Distributor" ................................................   1
      2.19   "Earned Income" ..............................................   1
      2.20   "Effective Date" .............................................   1
      2.21   "Employee" ...................................................   1
      2.22   "Employer" ...................................................   1
      2.23   "Employer Contributions" .....................................   1
      2.24   "Employer Profit Sharing Contribution Account" ...............   1
      2.25   "Employer Profit Sharing Contributions" ......................   1
      2.26   "Employer Matching Contribution Account" .....................   1
      2.27   "Employer Matching Contributions" ............................   2
      2.28   "Family Member" ..............................................   2
      2.29   "First Required Distribution Year" ...........................   2
      2.30   "Highly Compensated Employee" ................................   2
      2.31   "Highly Compensated Participant ..............................   2
      2.32   "Hour of Service" ............................................   2
      2.33   "Loan Trustee" ...............................................   3
      2.34   "Nondeductible Voluntary Contribution Account" ...............   3
      2.35   "Nondeductible Voluntary Contributions" ......................   3
      2.36   "Non-Highly Compensated Employee" ............................   3

                                      -i-



      2.37   "Non-Highly Compensated Participant ..........................   3
      2.38   "Normal Retirement Date" or "Normal Retirement Age" ..........   3
      2.39   "One-Year Break in Service" ..................................   3
      2.40   "Owner-Employee" .............................................   3
      2.41   "Participant" ................................................   3
      2.42   "Plan" .......................................................   3
      2.43   "Plan Year" ..................................................   3
      2.44   "Prototype 401(k) Plan" ......................................   3
      2.45   "Rollover Account" ...........................................   3
      2.46   "Rollover Contributions" .....................................   3
      2.47   "Salary Reduction Contribution Account" ......................   3
      2.48   "Salary Reduction Contribution" ..............................   3
      2.49   "Self-Employed Individual" ...................................   3
      2.50   "Service" ....................................................   3
      2.51   "Sponsor" ....................................................   3
      2.52   "Spouse" .....................................................   3
      2.53   "Trust" ......................................................   3
      2.54   "Trust Fund" .................................................   3
      2.55   "Trustee" ....................................................   3
      2.56   "Valuation Date" .............................................   3
      2.57   "Vesting Years" ..............................................   3
      2.58   "Year" .......................................................   3
      2.59   "Year of Service" ............................................   3

ARTICLE III. ELIGIBILITY ..................................................   4
      3.01   Entry ........................................................   4
      3.02   Interrupted Service ..........................................   4
      3.03   Transfer to Eligible Class ...................................   4
      3.04   Determination by Administrator ...............................   4

ARTICLE IV.  CONTRIBUTIONS ................................................   4
      4.01   Salary Reduction Contributions ...............................   4
      4.02   Deferred Cash Contributions ..................................   4
      4.03   Employer Profit Sharing Contributions ........................   4
      4.04   Employer Matching Contributions ..............................   4
      4.05   Nondeductible Voluntary Contributions ........................   5
      4.06   Rollover Contributions .......................................   5
      4.07   Transfers from Other Qualified Plans .........................   5
      4.08   Limitations on Contributions .................................   5
      4.09   Deductible Voluntary Contributions ...........................   5

ARTICLE V.   CODE SECTION 415 LIMITATIONS ON ALLOCATIONS ..................   5
      5.01   Employers Maintaining No Other Plan ..........................   5
      5.02   Employers Maintaining Other Master or Prototype
             Defined Contribution Plans ...................................   6
      5.03   Employers Maintaining Other Defined
             Contribution Plans ...........................................   6
      5.04   Employers Maintaining Defined Benefit Plans ..................   6
      5.05   Definitions ..................................................   6

ARTICLE VI.  LIMITATIONS ON DEFERRALS, MATCHING ALLOCATIONS
             AND VOLUNTARY CONTRIBUTIONS ..................................   7
      6.01   Purpose of Article and Primacy of Tests ......................   7
      6.02   Definitions ..................................................   7

                                      -ii-

                                                                           PAGE
     6.03      Dollar Cap on Salary Reduction Contributions ..............    8
     6.04      Corrective Procedure When Dollar Cap Exceeded .............    8
     6.05      Discrimination Testing of Salary
               Reduction Contributions ...................................    8
     6.06      Corrective Procedure When Discriminatory Salary
               Reduction Contributions are Made ..........................    8
     6.07      Discrimination Testing of Employer Matching
               Contributions and Nondeductible Voluntary Contributions ...    9
     6.08      Corrective Procedure When Discriminatory Matching
               or Voluntary Contributions are Made .......................   10

ARTICLE VII.   TIME AND MANNER OF MAKING CONTRIBUTIONS ...................   11
     7.01      Manner ....................................................   11
     7.02      Time ......................................................   11
     7.03      Separate Accounts .........................................   11

ARTICLE VIII.  VESTING ...................................................   11
     8.01      When Vested ...............................................   11
     8.02      Employer Profit Sharing Contribution and Employer
               Matching Contribution Forfeitures .........................   12

ARTICLE IX.    DISTRIBUTIONS UPON DEATH ..................................   12
     9.01      Distributions at Death ....................................   12
     9.02      Children as Beneficiaries .................................   13
     9.03      Nonconsensual Distributions to Beneficiaries ..............   13

ARTICLE X.     OTHER DISTRIBUTIONS .......................................   13
    10.01      Timing of Normal Distributions ............................   13
    10.02      Normal Form and Optional Times and Forms of Distribution ..   13
    10.03      Required Minimum Distributions ............................   13
    10.04      Nonconsensual Distributions ...............................   13
    10.05      Distribution of Participant Contribution Accounts .........   13
    10.06      Special One-Time Distribution Election ....................   14
    10.07      Distribution on Account of Plan Termination ...............   14

ARTICLE XI.    DISTRIBUTION ON HARDSHIP...................................   14
    11.01      Hardship Distribution .....................................   14
    11.02      Hardship Defined ..........................................   14
    11.03      Manner of Distribution ....................................   14

ARTICLE XII.   LOANS .....................................................   14
    12.01      Availability of Loans .....................................   14
    12.02      Spousal Consent Required ..................................   14
    12.03      Equivalent Basis ..........................................   14
    12.04      Limitation on Amount ......................................   14
    12.05      Maximum Term ..............................................   15
    12.06      Promissory Note ...........................................   15
    12.07      Adequate Security .........................................   15


                                      -iii-


    12.08      Repayment .................................................   15
    12.09      Interes  ..................................................   15
    12.10      Level Amortization ........................................   15
    12.11      Repayment .................................................   15
    12.12      Accounting ................................................   15
    12.13      Precedence ................................................   15

ARTICLE XIII.  TRUST PROVISIONS ..........................................   15
    13.01      Manner of Investment ......................................   15
    13.02      Investment Decision .......................................   15
    13.03      Investment Powers .........................................   15
    13.04      Appointment of Investment Manager .........................   16
    13.05      Trustee: Number, Qualifications and Majority Action .......   16
    13.06      Change of Trustee .........................................   16
    13.07      Valuation .................................................   16
    13.08      Registration ..............................................   16
    13.09      Certifications and Instructions ...........................   16
    13.10      Accounts and Approval .....................................   16
    13.11      Taxes .....................................................   17
    13.12      Employment of Counsel .....................................   17
    13.13      Compensation of Trustee ...................................   17
    13.14      Limitation of Trustee's Liability .........................   17
    13.15      Successor Trustee .........................................   17
    13.16      Enforcement of Provisions .................................   17
    13.17      Voting ....................................................   17
    13.18      Applicability to Loan Trustee .............................   17

ARTICLE XIV.   ADMINISTRATION ............................................   17
    14.01      Appointment of Administrator ..............................   17
    14.02      Named Fiduciaries .........................................   17
    14.03      Allocation of Responsibilities ............................   17
    14.04      More Than One Administrator ...............................   17
    14.05      No Compensation ...........................................   17
    14.06      Record of Acts ............................................   17
    14.07      Bond ......................................................   17
    14.08      Agent for Service of Legal Process ........................   17
    14.09      Rules .....................................................   18
    14.10      Delegation ................................................   18
    14.11      Claims Procedure ..........................................   18

ARTICLE XV.    FEES AND EXPENSES .........................................   18

ARTICLE XVI.   BENEFIT RECIPIENT INCOMPETENT OR DIFFICULT
               TO ASCERTAIN OR LOCATE ....................................   18
    16.01      Incompetency ..............................................   18
    16.02      Difficulty to Ascertain or Locate .........................   18

ARTICLE XVII.  DESIGNATION OF BENEFICIARY ................................   18

ARTICLE XVIII. SPENDTHRIFT PROVISION AND DISTRIBUTIONS
               PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS ...........   18
    18.01      General Spendthrift Rule ..................................   18
    18.02      Account Division and Distribution Pursuant to Qualified
               Domestic Relations Orders .................................   18


ARTICLE XIX.   NECESSITY OF QUALIFICATION ................................   18


                                      -iv-




ARTICLE XX.    AMENDMENT AND TERMINATION .................................   18
    20.01      Amendment of Termination by the Employer ..................   18
    20.02      Delegation  ...............................................   18
    20.03      Distribution of Accounts Upon Termination .................   19

ARTICLE XXI.   TRANSFERS .................................................   19

ARTICLE XXII.  OWNER-EMPLOYEER PROVISIONS ................................   19
    22.01      Purpose of Section ........................................   19
    22.02      Control ...................................................   19
    22.03      Limitations ...............................................   19

ARTICLE XXIII. TOP-HEAVY PROVISIONS ......................................   19
    23.01      Purpose of Section  .......................................   19
    23.02      Definitions  ..............................................   19
    23.03      Minimum Allocation ........................................   20
    23.04      Nonforfeitability of Minimum Allocation ...................   20
    23.05      Limitation on Compensation ................................   20
    23.06      Minimum Vesting Schedule  .................................   20
    23.07      Effect on Code Section 415 Limitations ....................   20
    23.08      Termination of Top-Heavy Status ...........................   20

ARTICLE XXIV.  SPECIAL DISTRIBUTION RULES ................................   20
    24.01      Special Distribution Rules for Certain Participants .......   20
    24.02      Definitions ...............................................   20
    24.03      Distributions upon Death ..................................   21
    24.04      Timing of Annuity Payments and Normal Distributions .......   22
    24.05      Form of Distribution and Optional Times
               for Commencement of Distribution ..........................   22
    24.06      Elections for Former Participants .........................   22
    24.07      Election Period for Certain Elections
               by Separated Participants .................................   22
    24.08      Benefit Form for Certain Former Participants ..............   22
    24.09      Notice of Waivability of Qualified Preretirement
               Survivor Annuity ..........................................   23
    24.10      Notice of Waivability of Qualified Joint
               and Survivor Annuity ......................................   23

ARTICLE XXV.   MISCELLANEOUS .............................................   23
    25.01      Misrepresentation .........................................   23
    25.02      No Enlargement of Plan Rights .............................   23
    25.03      No Enlargement of Employment Rights .......................   23
    25.04      Written Orders ............................................   23
    25.05      No Release from Liability .................................   23
    25.06      Discretionary Actions .....................................   23
    25.07      Headings ..................................................   23
    25.08      Applicable Law ............................................   23
    25.09      No Reversion ..............................................   23
    25.10      Notices ...................................................   23
    25.11      Conflict ..................................................   23

                                SCUDDER
                        BASIC PLAN DOCUMENT #02

                        PROTOTYPE 4O1(K) PLAN

                               ARTICLE I.
                              INTRODUCTION

     The Employer has established this Plan (the "Plan"), consisting of the Adoption Agreement and the following provisions (the "Prototype 401(k) Plan") for the exclusive benefit of its Employees and their Beneficiaries.

                              ARTICLE II.
                              DEFINITIONS

     Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates a contrary meaning. The singular herein shall include the plural, and vice versa, and the masculine gender shall include the feminine gender, and vice versa, where the context requires.

     2.01 "ACCOUNT" shall mean the Trust assets held by the Trustee for the benefit of a Participant, which shall be the sum of the Participant's Salary Reduction Contribution Account, Deferred Cash Contribution Account, Employer Profit Sharing Contribution Account, Employer Matching Contribution Account, Nondeductible Voluntary Contribution Account, Deductible Voluntary Contribution Account, Rollover Account, and any transfer account established pursuant to Section 4.07 hereof with respect to funds transferred on the Participant's behalf.

     2.02 "ACT" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     2.03  "ADMINISTRATOR" shall mean the person or persons specified in
Section 14.01 hereof.

     2.04 "ADOPTION AGREEMENT" shall mean the agreement by which the Employer has most recently adopted or amended the Plan.

     2.05 "ANNUITY STARTING DATE" shall mean the first day of the first period for which an amount is paid to a Participant (other than loan(s) or withdrawal(s)) from the Trust (whether or not such distributions are received in the form of an annuity).

     2.06 "APPLICABLE LIFE EXPECTANCY" shall mean the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant or the joint life and last survivor expectancy of the Participant and Beneficiary calculated using the return multiples specified in Section 1.72-9 of the Treasury Regulations. Unless the Participant elects otherwise, life expectancies for the First Required Distribution Year shall be calculated using the attained age of the Participant and, if applicable, the Beneficiary as of his or her birthdate in the First Distribution Calendar Year. Life expectancies for subsequent calendar years shall be determined by reducing the life expectancy calculated for the First Required Distribution Year by one for each calendar year that has elapsed. The Participant may elect prior to the last day of his or her First Required Distribution Year to have his or her life expectancy and, if the Participant's Beneficiary is his or her Spouse, the life expectancy of such Beneficiary, recalculated annually. If a Participant elects recalculation, life expectancies for a calendar year shall be determined using the attained age of the Participant and, if applicable, his or her Beneficiary, in such calendar year.

     With respect to a Beneficiary who is entitled to receive a distribution after the death of a Participant, "Applicable Life Expectancy" shall mean the life expectancy of the Beneficiary calculated using the return multiples specified in Section 1.72-9 of the Treasury Regulations as of the Beneficiary's birthdate in the calendar year in which distributions are required to commence and be reduced by one for each subsequent calendar year. If the Beneficiary is the Participant's Spouse, he or she may elect prior to the time distributions are required to commence to have his or her life expectancy recalculated annually. If a Spouse so elects, his or life expectancy for a Distribution Calendar Year shall be determined as of his or her birthdate in such Distribution Calendar Year.

     2.07 "BENEFICIARY" shall mean any person or legal representative effectively designated by the Participant as a person entitled to receive benefits on or after the death of a Participant.

     2.08 "CODE" shall mean the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include any comparable section or sections of future legislation that amends, supplements or supersedes such section.

     2.09  "COMPENSATION" shall mean:

      (a) except as provided in subsection (b) and subject to the limitation of subsection (c), the amounts paid during the Plan Year by the Employer to the Employee for services rendered as reportable to the Federal Government on the Employee's Form W-2 (or Federal income tax purposes plus that which would have been reportable if not for the application of the salary reduction/cash-or-deferred provisions of Code Sections 125, 402(a)(8), 402(h)(l)(B), and 403(b), including, except for purposes of Section II of the Adoption Agreement, Deferred Cash Allocations which the Participant elected to take in cash. If so specified in the Adoption Agreement, (i) for purposes of allocating Employer Profit Sharing Contributions, Compensation shall not include (A) amounts paid to the Employee during a period during which the Employee was not a Participant and/or (B) bonuses, commissions, overtime payments or such other form of compensation specified in the Adoption Agreement, and/or (ii) for the purposes of allocating Employer Profit Sharing Contributions and/or Article VI below, Compensation shall not include the Participant's Salary Reduction Contributions, Deferred Cash Contributions and other amounts which would have been reportable on the Employee's Form W-2 but for the application of the salary reduction/cash-or-deferred provisions of Code Sections 125, 402(a)(8), 402(b)(l)(B), and 403(b). In the case of a Self-Employed Individual, the above determination of Compensation shall be made on the basis of the Self-Employed Individual's Earned Income.

     (b)  If this Plan is adopted, (i) as an amendment to an existing plan,
(ii) to remove a disqualifying provision which results from a change in the qualification requirements of the Code made by the Tax Reform Act of 1986 and such other legislation as set forth in Section 1.401(b)-1(b)92(ii) of the regulations under Code Section 401(b), and (iii) within the remedial amendment period applicable to such disqualifying provision, then for Plan Years beginning before the date such amendment is adopted, "Compensation" shall, subject to the limitation of subsection (c), mean compensation as defined under the terms of the plan prior to its amendment.

     (c) For Plan Years beginning on or after January 1, 1989, Compensation taken into account under the Plan for any year shall not exceed $200,000, as adjusted for increases in the cost of living at the same time and in the same manner as under Code Section 415(d). For purposes of applying this limitation, the rules of Code Section 414(g)(6) shall apply except that the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such family aggregation rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

     2.10 "DEDUCTIBLE VOLUNTARY CONTRIBUTION ACCOUNT" shall mean the separate account maintained pursuant to Section 7.03(f) hereof for any deductible voluntary contributions under Code Section 219 (that the Participant made for 1986 or earlier calendar years) and the income, expenses, gains and losses attributable thereto.

     2.11 "DEFERRED CASH ALLOCATION" shall mean the contribution payable by the Employer to the Trust on behalf of a Participant subject to the Participant's right to elect to receive all or a portion of such contribution in cash in lieu of having it contributed to the Trust on his or her behalf.

     2.12 "DEFERRED CASH CONTRIBUTION ACCOUNT" shall mean the separate account maintained pursuant to Section 7.03(b) hereof for Deferred Cash Contributions allocated to the Participant and income, expenses, gains and losses attributable thereto.

     2.13 "DEFERRED CASH CONTRIBUTIONS" shall mean contributions to the Trust by the Employer in accordance with Section 4.02 hereof and which Participants have not elected to receive in cash.

     2.14 "DESIGNATED INVESTMENT" shall mean a regulated investment company or a collective investment trust for which Scudder, Stevens & Clark, Inc., its successor or any of its affiliates, acts as investment adviser or a collective investment trust administered by the Trustee as trustee for the collective investment of assets of employee pension or profit sharing trusts, and which is designated by both Scudder Fund Distributors, Inc. or its successors and the Plan Administrator, as eligible for investment under the Plan.

     2.15 "DESIGNATION OF BENEFICIARY" or "DESIGNATION" shall mean the document executed by a Participant under Article XVII.

     2.16 "DISABILITY" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of 12 months or more, as certified by a licensed physician selected by the Participant and approved by the Employer.

     2.17 "DISTRIBUTEE" shall mean the Beneficiary or other person entitled to receive the undistributed portion of the Participant's Account under Article IX because of death or under Article XVI because of incompetency or inability to ascertain or locate such individual.

     2.18 "DISTRIBUTOR" shall mean Scudder Fund Distributors, Inc. or its successor.

     2.19 "EARNED INCOME" shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the Owner-Employee or Self-Employed Individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items, except that, for taxable years beginning after December 31, 1989, net earnings shall be determined with regard to the deduction allowed by Code
Section 164(f). Net earnings are reduced by contributions by the Employer to a qualified plan, including this Plan, to the extent deductible under Code
Section 404.

     2.20 "EFFECTIVE DATE" shall mean the date specified by the Employer in the Adoption Agreement.

     2.21 "EMPLOYEE" shall mean an individual who performs services in the business of the Employer in any capacity (including any individual deemed to be an employee of the Employer under Code Section 414(n) or (o)).

     2.22 "EMPLOYER" shall mean the organization or other entity named as such in the Adoption Agreement and any successor organization or entity which adopts the Plan. Unless the adopting organization or entity elects otherwise in the Adoption Agreement, any two or more organizations or entities which are members of (a) a controlled group of corporations (as defined under Code
Section 414(b)) which includes the adopter, (b) a group of trades or businesses (whether or not incorporated) which are under common control (as defined under Code Section 414(c)) which includes the adopter, or (c) an affiliated service group (as defined under Code Section 414(m)) which includes the adopter, will be considered to be the Employer for the purposes of the Plan. Similarly, any other organization or entity which is required to be aggregated with the adopter pursuant to Code Section 414(o) and the regulations thereunder will be considered to be the Employer for the purposes of the Plan.

     2.23 "EMPLOYER CONTRIBUTIONS" shall mean the sum of Employer Profit Sharing Contributions, Employer Matching Contributions, Salary Reduction Contributions and Deferred Cash Contributions.

     2.24 "EMPLOYER PROFIT SHARING CONTRIBUTION ACCOUNT" shall mean the separate account maintained pursuant to Section 7.03(c) hereof for Employer Profit Sharing Contributions allocated to the Participant and income, expenses, gains and losses attributable thereto.

     2.25 "EMPLOYER PROFIT SHARING CONTRIBUTIONS" shall mean contributions to the Trust by the Employer in accordance with Section 4.03 hereof.

     2.26 "EMPLOYER MATCHING CONTRIBUTION ACCOUNT" shall mean the separate account maintained pursuant to Section 7.03(d) hereof for Employer Matching Contributions allocated to the Participant and the income, expenses, gains and losses attributable thereto.

    2.27 "EMPLOYER MATCHING CONTRIBUTIONS" shall mean the contributions made to the Trust by the Employer in accordance with Section 4.04 hereof as matching contributions.

    2.28 "FAMILY MEMBER" shall mean, with respect to a particular Employee, any individual who is a spouse, lineal ascendant, lineal descendent, or a spouse of a lineal ascendant or descendent of the Employee. "Family Member" as used in this Plan refers to an individual who is, or was during the Plan Year in question, an Employee.

    2.29  "FIRST REQUIRED DISTRIBUTION YEAR" shall mean:

         (a) in the case of a Participant whose date of birth is July 1, 1917 or a later date, the calendar year during which the Participant attains age 70 1/2;

         (b) in the case of a Participant (i) whose date of birth is June 30, 1917 or an earlier date and (ii) who is not, and has not been at any time since the calendar year during which he or she attained age 65 1/2, a "5% owner" (as defined in Code Section 416(i)(1)(B)(i)) of the Employer, the calendar year during which occurs the later of the Participant's separation from Service or the Participant's attainment of age 70 1/2, provided that if the Participant continues in Service after he or she attains age 70 1/2 and later becomes a "5% owner" (as defined in Code Section 416(i)(1)(B)(i)), subsection (d) below will apply);

     (c) in the case of a Participant (i) whose date of birth is June 30, 1917 or an earlier date and (ii) who is, or has been at sometime since the calendar year during which he or she attained age 65 1/2, a "5% owner" (as defined in Code Section 416(i)(1)(B)(i)) of the Employer, the calendar year during which the Participant attains age 70 1/2; and

     (d) in the case of a Participant (i) whose date of birth is June 30, 1917 or an earlier date, (ii) who, on December 31 of the calendar year during which he or she attained age 70 1/2, satisfied the requirements of subsection
(b) above; (iii) who has remained in the Service of the Employer after the end of the calendar year during which he or she attained age 70 1/2, and (iv) who became a "5% owner" (as defined in Code Section 416(i)(1)(B)(i)) of the Employer during a calendar year subsequent to the one during which he or she attained age 70 1/2, the calendar year during which occurs the earlier of the Participant's separation from Service or attainments of the status of a "5% owner" (as defined in Code Section 416(i)(1)(B)(i)).

2.30  "HIGHLY COMPENSATED EMPLOYEE" shall mean:

     (a) any Employee who at any time in the preceding Plan Year or current Plan Year was a 5-percent owner of the Employer (as defined in Code Section 416(i)(1));

    (b)  any Employee who, in the preceding Plan Year:

         (i) earned more than $75,000 (as adjusted by the Secretary of the Treasury to reflect rises in the cost of living in accordance with Code
Section 415(d)) in annual compensation;

         (ii) was an officer and earned more than 50% of the dollar limitation plan in effect for that Plan Year under Code Section
4.15(b)(1)(A); or

         (iii) earned more than $50,000 (as adjusted by the Secretary of the Treasury to reflect rises in the cost of living in accordance with Code
Section 415(d)) in annual compensation and was among the top 20% of Employees when ranked on the basis of compensation paid during the Plan Year (for purposes of calculating the top 20% of Employees when ranked on the basis of compensation paid during the Plan Year, from the total number of Employees there shall be excluded: (A) Employees with less than 6 months of Service,
(B) Employees who normally work less than 17 1/2 hours per week, (C) Employees who normally work less than six months per year, (D) except as provided in Treasury Regulations, Employees covered by a collective bargaining agreement, (E) Employees who have not attained 21 years of age, and (F) Employees who are nonresident aliens and who receive no earned income from the Employer that constitutes income from sources within the United States);

     (c) any Employee not described in paragraph (b) above but who, in the current Plan Year, (i) is described in clause (i), (ii) or (iii) of paragraph
(b), and (ii) is among the 100 most highly compensated Employees; and

     (d) any former Employee who has separated from Service but who was a Highly Compensated Employee as described in paragraph (a), (b) or (c) above when he separated from Service or at any time after he attained age 55.

    For purposes of this Section, "compensation" shall mean the amount paid during the Plan Year by the Employer to the Employee for services rendered (regardless of whether the individual was a Participant at the time) as reportable to the Federal Government for the purpose of withholding federal income taxes and increased by an amount to which Code Sections 125, 402(a)(8), 402(h)(l)(B) or 403(b) apply. Also for purposes of this Section, no more than 50 Employees or, if lesser, the greater of 3 Employees or 10% of Employees shall be treated as officers; however, if no officer has compensation in excess of the applicable stated dollar amount above in any Plan Year, the officer with the highest compensation shall be treated as described in paragraph (b) or (c), as applicable. Finally, all interpretative questions concerning whether an individual constitutes a Highly Compensated Employee shall be resolved in a manner consistent with Department of Treasury and Internal Revenue Service interpretation of Code Section 414(q).

    2.31 "HIGHLY COMPENSATED PARTICIPANT" shall mean a Highly Compensated Employee who is, or was during the Plan Year in question, an active Participant.

    2.32 "HOUR OF SERVICE" shall mean each hour credited to an individual in the applicable computation period (a 12-consecutive month period) pursuant to subsection (a) or (b) below, as the case may be.

     (a) If the Employer has so selected in the Adoption Agreement, Hours of Service shall be credited on the basis of weeks of employment and the rules in paragraphs (i) through (iii) below shall apply as modified by paragraphs
(iv) and (v) below.

          (i) Each individual shall be credited with 45 Hours of Service for each week in which the individual would be credited with at least one hour of service under Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference. In the case of a week which extends into two computation periods, the Hours of Service for such week shall be allocated between the two computation periods on a pro rata basis.

          (ii) In the case of a payment made or due to an individual which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the individual's most recent hourly rate of compensation as determined under
Section 2530.200b-2 of the Department of Labor Regulations,

          (iii) No more than five hundred one (501) Hours of Service shall be credited under this Section for any single continuous period (whether or not such period occurs in a single computation period) during which no duties or services are performed for the Employer (or any other corporation during a time when such corporation was related to the Employer within the meaning of Code Section 414), but for which the individual is paid.

          (iv) The following hours shall be considered to be hours of service for which an individual would be credited under Section 2530.200b-2 of the Department of Labor Regulations for the purposes of subsection (a)(i) of this Section:

               (A) An hour for which an individual is paid, or entitled to payment, for the performance of duties or services for the Employer (or any other corporation during a time when such corporation was related to the Employer within the meaning of Code Section 414).

               (B) An hour for which an individual is paid, or entitled to payment, by the Employer (or any other corporation during a time when such corporation was related to the Employer within the meaning of Code Section
414) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence (unless such payment is made or due solely to comply with applicable workman's compensation, unemployment compensation or disability insurance laws or solely as reimbursement for the Employee's medical expenses).

               (C) An hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer (or any other corporation during a time when such corporation was related to the Employer within the meaning of Code Section 414). The same hours shall not be considered both under paragraph (iv)(A) or paragraph (iv)(B), as the case may be, and under this paragraph (iv)(C). Such hours shall be treated under paragraphs (i) through (iii) as occurring in the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          (v) Solely for the purpose of determining whether a One-Year Break in Service has occurred, an individual shall be credited with any Hours of Service which would otherwise have been credited to such individual but for such absence from work during a Plan Year which commences after December 31, 1984 because of: such individual's pregnancy, birth of a child of the individual, placement of an adopted child with the individual, or caring of a natural or an adopted child for a period beginning immediately following birth or placement.

    Hours of Service shall be credited to an individual pursuant to this paragraph in the manner indicated in paragraphs (i) through (iii) above for the computation period during which such absence begins, if the individual would otherwise have suffered a One-Year Break in Service and, in all other cases, in the next following computation period. No more than 501 Hours of Service shall be credited under this paragraph by reason of any one placement or pregnancy. Notwithstanding any implication of this paragraph (v) to the contrary, no credit shall be given pursuant to this paragraph (v) unless the individual makes a timely, written filing with the Administrator which establishes valid reasons for the absence and enumerates the days for which there was such an absence.

     (b) If the Employer has NOT selected in the Adoption Agreement to have Hours of Service credited on the basis of weeks of employment, Hours of Service shall mean:

         (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed;

         (ii) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference;

         (iii) Solely for the purpose of determining whether a One-Year Break in Service has occurred, each hour which normally would have been credited to an Employee (or in any case in which such hours cannot be determined, eight hours per day of such absence) but for an absence from work during a Plan Year which commences after December 31, 1984 because of such individual's pregnancy, birth of a child of the individual, placement of an adopted child with the individual, or caring for an adopted or a natural child following placement or birth. Hours of Service shall be credited to an individual pursuant to this paragraph for the computation period during which such absence begins if the individual would otherwise have suffered a One-Year Break in Service, and in all other cases, in the immediately following computation period. No more than 501 Hours of Service shall be credited under this paragraph by reason of any one placement or pregnancy. Notwithstanding any implication of this paragraph (iii) to the contrary, no credit shall be given under this paragraph (iii) unless the individual makes a timely, written filing with the Administrator which establishes valid reasons for the absence and enumerates the days for which there was such an absence;

          (iv) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (i), (ii) or (iii), as the case may be, and under this paragraph (iv). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as Service of the Employer. Where the Employer does not maintain the plan of a predecessor employer, employment by a predecessor employer, upon the written election of the Employer made in a uniform and non-discriminatory manner, shall be treated as Service for the Employer, provided that the Employer may only make such an election if he has adopted this Plan as a nonstandardized plan.

     If the Employer is a member of (a) a controlled group of corporations (as defined under Code Section 414(b)), (b) a group of trades or businesses (whether or not incorporated) which are under common control (as defined under Code Section 414(c)), or (c) an affiliated service group (as defined under Code Section 414(m)), all service of an Employee for any member of such a group, or for any other entity required to be aggregated with the employer pursuant to Code Section 414(o) and the regulations thereunder, shall be treated as if it were Service for the Employer for purposes of this Section.

     In addition, except as provided below, service of any individual who is considered a leased employee of the Employer under Code Section 414(n)(2) shall be treated as if it were Service for the Employer for purposes of this Section. However, qualified plan contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. The provisions of this paragraph shall not apply to any leased employee.

          (a) With respect to services performed prior to January 1, 1987, if such individual was covered by a money purchase pension plan maintained by the leasing organization providing:

               (i) a non-integrated employer contribution rate of at least 7 1/2% of compensation,

               (ii) immediate participation, and

               (iii) full and immediate vesting, and

          (b) with respect to services performed after December 31, 1986, if such individual:

               (i) is covered by a money purchase pension plan maintained by the leasing organization providing:

                    (A) a non-integrated employer contribution rate of at least 10% of compensation (as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code
Section 125, 402(a)(8), 402(h), or 403(b).

                    (B) immediate participation for leasing organization employees who earn more than $1,000 in a year (other than employees who perform substantially all their services for the organization), and

                    (C) full and immediate vesting, and

          (ii) is a member of a group of leased employees which in the aggregate does not constitute more than 20% of the Employer's non-highly compensated work force (within the meaning of Code Section 414(n)(5)(C)(ii)).

     For purposes of this Section, the term "leased employee" means any person who is not an Employee and who, pursuant to an agreement between the recipient and any other person, has performed services for the Employer (or for the Employer and related persons determined in accordance with Code
Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the Employer.

     2.33 "LOAN TRUSTEE" shall mean the Trustee or, if the Employer has specified otherwise in the Adoption Agreement, the individual or individuals so appointed to act as trustee solely for the purpose of administering the provisions of Article XII and holding the Trust assets to the extent that they are invested in loans pursuant to such Section.

     2.34 "NONDEDUCTIBLE VOLUNTARY CONTRIBUTION ACCOUNTS" shall mean the separate account maintained pursuant to the Section 7.03(e) hereof for Nondeductible Voluntary Contributions made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.35 "NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS" shall mean all contributions by Participants which are not deductible voluntary contributions under Code Section 219, Rollover Contributions, or contributions of accumulated deductible employee contributions (as defined in Code Section 72(o)(5)).

     2.36 "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean an employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

     2.37 "NON-HIGHLY COMPENSATED PARTICIPANT" shall mean a Non-Highly Compensated Employee who is, or was during the Plan Year in question, an active Participant.

     2.38 "NORMAL RETIREMENT DATE" or "NORMAL RETIREMENT AGE" shall mean the date selected by the Employer in the Adoption Agreement.

     2.39 "ONE-YEAR BREAK IN SERVICE" shall mean a 12-consecutive-month period in which an Employee does not complete more than 500 Hours of Service unless the number of Hours of Service specified in the Adoption Agreement for purposes of determining a Year of Service is less than 501, in which case a 12-consecutive-month period in which an Employee has fewer than that number of Hours of Service shall be a One-Year Break in Service. The computation period over which One-Year-Breaks in Service shall be measured shall be the same computation period over which Years of Service are measured.

     2.40 "OWNER-EMPLOYEE" shall mean an Employee who is a sole proprietor adopting this Plan as the Employer, or who is a partner owning more than 10% of either the capital or profits interest of a partnership adopting this Plan as the Employer. Solely for the purposes of Article XII hereof, Owner-Employee shall also mean an Employee or officer who owns (or is considered as owning within the meaning of Code Section 318(a)(1)) on any day during the Year, more than 5% of the Employer if the Employer is an electing small business corporation.

     2.41 "PARTICIPANT" shall mean an Employee who is eligible to participate in the Plan under Article III (other than, if this Plan is adopted as nonstandardized plan, a Self-Employed Individual who elects not to be a Participant in the Plan) and who has not, since becoming a Participant, died, retired, otherwise terminated employment with the Employer or transferred from an eligible class to a class of Employees ineligible to participate in the Plan. For Purposes of Article XII, "Participant" shall include Beneficiaries and former Participants.

     2.42 "PLAN" shall mean the 401(k) Plan and Adoption Agreement.

     2.43 "PLAN YEAR" shall mean the fiscal year of the Employer or a different 12-consecutive-month period as specified in the Adoption Agreement.

     2.44 "PROTOTYPE 401(k) PLAN" shall mean these Articles I to XXV.

     2.45 "ROLLOVER ACCOUNTS" shall mean the separate account maintained pursuant to Section 7.03(g) hereof for any Rollover Contributions (as described in Section 4.06 hereof) made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.46 "ROLLOVER CONTRIBUTION" shall mean contributions made to the Trust by participants in accordance with Section 4.06 hereof.

     2.47 "SALARY REDUCTION CONTRIBUTION ACCOUNT" shall mean the separate account maintained pursuant to Section 7.03(a) hereof for Salary Reduction Contributions made on behalf of the Participant and the income expenses, gains and losses attributable thereto.

     2.48 "SALARY REDUCTION CONTRIBUTIONS" shall mean contributions made to the Trust by the Employer in accordance with Section 4.01 hereof as a result of the election by Participants to contribute part of their Compensation. Salary Reduction Contributions shall be allocated to the Salary Reduction Accounts of eligible Participants.

     2.49 "SELF-EMPLOYED INDIVIDUAL" shall mean an Employee who has Earned Income for the taxable year from the trade or business for which the Plan is established or would have had earned income but for the fact that the trade or business had no net profits for such year.

     2.50 "SERVICE" shall mean employment by the Employer and, if the Employer is maintaining the plan of a predecessor employer, or if the Employer is not maintaining the plan of a predecessor employer but has so elected in the manner described in Section 2.31 above, employment by such predecessor employer.

     2.51 "SPONSOR" shall mean any of the organizations (a) which have requested a favorable opinion letter from the National Office of the Internal Revenue Service for this Plan or (b) to which a favorable opinion letter for this Plan has been issued by the National Office of the Internal Revenue Service.

     2.52 "SPOUSE" shall mean the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the Spouse and a current spouse will not be treated as the Spouse to the extent provided under a qualified domestic relations order (as defined in Code Section 414(p)).

     2.53 "TRUST" shall mean the trust established under Article XIII of this Plan for investment of Trust assets.

     2.54 "TRUST FUND" shall mean the contributions to the Trust and any assets into which such contributions shall be invested or reinvested in accordance with Sections 13.01 and 13.03 of this Plan.

     2.55 "TRUSTEE" shall mean the person or persons, including any successor or successors thereto, named in the Adoption Agreement to act as trustee of the Trust and hold the Trust assets in accordance with Article XIII hereof.

     2.56 "VALUATION DATE" shall mean the last day of each Plan Year and such other date(s) as may be designated by the Administrator from time to time.

     2.57 "VESTING YEARS" shall be measured on the 12-consecutive-month computation period specified in the Adoption Agreement. A Participant will have a Vesting Year during any such computation period if the Participant completes the number of Hours of Service selected in the Adoption Agreement for purposes of computing a Year of Service and/or, if the Employer has so specified in the Adoption Agreement and the computation period is a Plan Year, if the Participant shares in the allocation of the Employer Profit Sharing Contribution for the Plan Year. When determining Vesting Years, unless the Employer has otherwise specified in the Adoption Agreement, there shall be excluded: (a) if this Plan is a continuation of an earlier plan which would have disregarded such service, Service before the first Plan Year to which the Act is applicable; (b) for the purpose of computing a Participant's vested interest in his or her Accounts to the extent that the Account is attributable to Employer Contributions made for a period of employment which preceded a break in Service, Service after a One-Year Break in Service, where the One-Year Break in Service was completed before the commencement of the first Plan Year commencing after December 31, 1984 or, in all other cases, Service after five consecutive One-Year Breaks in Service;
(c) Service before the first Plan Year in which the Participant attained age 18; (d) Service before the Employer maintained this Plan or a predecessor plan, and (e) Service before January 1, 1971, unless the Participant has completed at least three Vesting Years after December 31, 1970. For the purposes of subsection (a) above, service disregarded under a prior plan includes service credits lost because of a separation or failure to complete a required period of service within a specified period of time, such lost service credits may have resulted in the loss of prior vesting or benefit accrual, or the denial of eligibility to participants.

     2.58 "YEAR" shall mean the fiscal year of the Employer.

     2.59 "YEAR OF SERVICE" shall mean a 12-consecutive-month period, beginning on an Employer's initial date of employment or an anniversary thereof during which the Employee completes the number of Hours of Service specified in the Adoption Agreement. The initial date of employment is the first day on which the Employee performs an Hour of Service.

                                ARTICLE III.
                                ELIGIBILITY

     3.01 ENTRY. Each Employee of the Employer, who on the Effective Date of this Plan meets the conditions specified in the Adoption Agreement, shall become eligible to participate in the Plan commencing with the Effective Date. Each other Employee of the Employer, including future Employees, shall become eligible to participate in the Plan when the eligibility requirements specified in the Adoption Agreement are met. For the purposes of this Plan's eligibility requirements, the exclusion concerning Employees who are covered by collective bargaining agreements applies to individuals who are covered by a collective bargaining contract between the Employer and Employee Representatives if contract negotiations considered retirement benefits in good faith, unless such contract specifically provides for participation in the Plan. For the purposes of this Section, "Employee Representatives" shall mean the representatives of an employee organization which engages in collective bargaining negotiations with the Employer provided that, owners, officers, and executives of the Employer do not comprise more than 50% of the employee organization's membership.

     3.02 INTERRUPTED SERVICE. All Years of Service with the Employer are counted towards eligibility except that if the Employer has specified in the Adoption Agreement that more than one Year of Service is required before becoming a Participant who is eligible to receive allocations of Employer Matching Contributions and/or Employer Profit Sharing Contributions, and if the individual has a One-Year Break in Service before satisfying the relevant eligibility requirement. Service before such break will not be taken into account for purposes of determining when the individual is eligible to begin receiving allocations of Employer Matching Contributions and/or Employer Profit Sharing Contributions once the individual returns to the employ of the Employer. A former Participant shall become a Participant immediately upon return to the employ of the Employer as a member of an eligible class of Employees.

     3.03 TRANSFER TO ELIGIBLE CLASS. In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and Service requirements and would have previously become a Participant had he or she been a member of an eligible class throughout the period of employ with the Employer.

     3.04 DETERMINATION BY ADMINISTRATOR. Eligibility shall be determined by the Administrator and the Administrator shall notify each Employee upon his or her admission as a Participant in the Plan.

                               ARTICLE IV.
                              CONTRIBUTIONS

     4.01 SALARY REDUCTION CONTRIBUTIONS. If selected by the Employer in the Adoption Agreement, the Employer will make a Salary Reduction Contribution (for allocation to the eligible Participant's Salary Reduction Account) on behalf of each eligible Participant who both (y) has elected to have a portion of the Compensation which would otherwise have been paid to him or her for the Plan Year contributed to the Trust and (z) has received Compensation during the Plan Year. With respect to such elective contributions, the following provisions shall apply:

     (a) during the two-week period commencing immediately prior to the first day of a given Plan Year, all Participants that the Administrator expects will be eligible to elect to have Salary Reduction Contributions made on their respective behalves shall be afforded an opportunity to make an election to commence having Salary Reduction Contributions made on their respective behalves;

     (b) in addition to the period discussed in subsection (a), continuing Participants shall be given opportunities to elect to commence having Salary Reduction Contributions made on their respective behalves at such time or times as the Administrator elects;

     (c) such elections may only be made on a prospective basis and pursuant to written, salary reduction agreements between Participants and the Employer;

     (d) an Employee who becomes eligible to have Salary Reduction Contributions made on his or her behalf as of a date other than the first day of a Plan Year shall be given an opportunity to so elect during the two-week period immediately prior to the date as of which he or she becomes eligible, provided that, if the Employee becomes eligible to have Salary Reduction Contributions made on his or her behalf immediately upon becoming an Employee, the Employee shall be given an opportunity to elect to have Salary Reduction Contributions made on his or her behalf during the two-week period immediately following his or her initial date of eligibility;

     (e) each such written, salary reduction agreement shall be in such form and subject to such rules as the Administrator may prescribe, and the agreement shall specify the amount of Compensation that the Participant desires to contribute (but in no event may such contribution exceed the percentage of Compensation specified in the Adoption Agreement);

     (f) a salary reduction agreement may be amended or terminated prospectively during the Plan Year at such times and in such manner as permitted by rules prescribed by the Administrator; provided, however, that during the two-week period commencing immediately prior to the first day of each Plan Year and at such other time or times as the Administrator shall elect, each eligible Participant (who is expected to continue to be eligible to have Salary Reduction Elections made on his behalf) shall be afforded an opportunity to amend or terminate his or her salary reduction agreement.

     The Salary Reduction Contribution made for a Participant shall be in an amount equal to the amount specified in the eligible Participant's salary reduction agreement; provided, however, that an otherwise acceptable Salary Reduction Contribution for an eligible Participant may be reduced to the extent necessary to comply with the limitations of Section 4.08 hereof and shall be reduced to the extent necessary to comply with the limitations of Articles V and VI hereof. Any amount which cannot be contributed to the Trust because of those limitations shall be paid to the Participant in cash and such payment shall be subject to federal income and other tax withholding by the Employer.

     4.02 DEFERRED CASH CONTRIBUTIONS. If selected by the Employer in the Adoption Agreement, the Employer will make a Deferred Cash Contribution in an amount equal to the Deferred Cash Allocation specified in the Adoption Agreement, as expressed as a percentage of the eligible Participant's Compensation. If the Employer has specified in the Adoption Agreement that a minimum number of Hours of Service are necessary to receive a Deferred Cash Allocation for a Plan Year in which the Plan is not a Top-Heavy Plan (within the meaning of Section 23.02(b) hereof). Participants and former Participants, as the case may be, who fail to complete the required number of Hours of Service during such a Plan Year shall not share in the allocation. Unless the Employer has specified otherwise in the Adoption Agreement, Participants eligible to receive Deferred Cash Allocations shall include each Participant and former Participant who was employed by the Employer during the Plan Year as an Employee who was eligible to participate in the Plan. If the Employer has so specified in the Adoption Agreement, Deferred Cash Allocations shall not be made on behalf of a former Participant who ceased to be a Participant before the date as of which the Deferred Cash Allocation is made and allocated.

     With respect to eligible Participants' elections not to have amounts contributed, the following provisions shall apply:

     (a) each eligible Participant shall be afforded a reasonable opportunity to elect not to have Deferred Cash Allocations contributed to the Trust on his or her behalf at least once during each Plan Year and at such other time or times as the Administrator elects;

     (b) such elections may only be made pursuant to written agreements between Participants and the Employer;

     (c) each such written agreement shall be in such form and subject to such rules as the Administrator may prescribe, and the election shall specify the amount of the Deferred Cash Allocation that the Participant desires to receive in cash; and

    (d) the amount which an eligible Participant has elected to receive in cash pursuant to such an election shall be paid to the Participant by the Employer no later than the last day on which the Deferred Cash Contributions for the Plan Year in question must be paid to the Trust under Section 7.02 hereof.

     Notwithstanding the above, the Deferred Cash Contribution otherwise to be made for a Participant may be reduced to the extent necessary to comply with the limitations of Section 4.08 hereof and shall be reduced to the extent necessary to comply with the limitations of Articles V and VI hereof. Any amount which cannot be contributed to the Trust because of those limitations shall be paid to the Participant in cash and such payment shall be subject to federal income and other tax withholding by the Employer.

     4.03 EMPLOYER PROFIT SHARING CONTRIBUTIONS. If selected by the employer in the Adoption Agreement, for each Plan Year, the Employer will contribute as (an) Employer Profit Sharing Contribution(s) the amount determined by it, in its discretion. Employer Profit Sharing contributions, plus any forfeitures under Section 8.02 hereof, for a Plan Year shall be allocated as of a Valuation Date during the relevant Plan Year.

     (a) Unless the Employer has specified otherwise in the Adoption Agreement, each Employer Profit Sharing Contribution and forfeiture shall be allocated among the Employer Profit Sharing Contribution Accounts of all Participants and former Participants who were employed by the Employer during the Plan Year. If the Employer has specified in the Adoption Agreement that former Participants who were employed by the Employer during the Plan Year but who are not employed on the last day of the Plan Year must have completed a minimum number of Hours of Service to receive an allocation of Employer Profit Sharing Contributions for such Plan Year, such former Participants who fail to complete the required number of Hours of Service during such a Plan Year shall not receive an allocation of Employer Profit Sharing Contributions or forfeitures.

     (b) If the Employer has so specified in the Adoption Agreement, Employer Profit Sharing Contributions and forfeitures shall not be allocated to the accounts of Highly Compensated Participants.

     Employer Profit Sharing Contributions and forfeitures shall be allocated to Participants entitled to share in the allocation of Employer Profit Sharing Contributions and forfeitures for that Plan Year in proportion to their Compensation for such Plan Year.

     4.04 EMPLOYER MATCHING CONTRIBUTIONS. If selected by the Employer in the Adoption Agreement, the Employer will make an Employer Matching Contribution (for allocation together with forfeitures under Section 8.02 below) to the Participant's Employer Matching Contribution Account for each eligible Participant for each Plan Year that a contribution within one or more of the contribution categories selected by the Employer in the Adoption Agreement (i.e., Salary Reduction Contributions, Deferred Cash Contributions, or Nondeductible Voluntary Contributions) is allocated to the eligible Participant's Account. The Employer Matching Contribution made for an eligible Participant shall be in an amount equal to at least the percentage specified in the applicable section of the Adoption Agreement multiplied by the aggregate selected contributions (i.e., Salary Reduction Contributions, Deferred Cash Contributions (not taken in cash) and/or Nondeductible Voluntary Contributions) allocated to the eligible Participant's Account for the Plan Year, but only to the extent that the total of such selected contributions does not exceed the percentage of the Participant's Compensation or the dollar amount specified in the Adoption Agreement. Notwithstanding any implication of the preceding sentence to the contrary, the Employer Matching Contribution otherwise to be made for a Participant may be reduced to the extent necessary to comply with the limitations of Section
4.08 hereof and shall be reduced to the extent necessary to comply with the limitations of Articles V and VI hereof. Any amount which cannot be contributed to the Trust because of these limitations will be retained by the Employer, and the Employer shall have no obligation to contribute such amount to the Trust.

     Unless the Employer has specified otherwise in the Adoption Agreement, Employees eligible to receive Employer Matching Contributions shall include all Participants and former Participants who were employed by the Employer during the Plan Year as Employees who were eligible to participate in the Plan. If the Employer has specified in the Adoption Agreement that former Participants who were employed by the Employer during the Plan Year but who are not employed on the last day of the Plan Year must have completed a minimum number of Hours of Service to receive an allocation of Employer Matching Contributions for such Plan Year, the Employer shall not make contributions on behalf of such former Participants who fail to complete the required number of Hours of Service during such a Plan Year.

   4.05 NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS. If, in the Adoption Agreement, the Employer has specified that Participants may make Nondeductible Voluntary Contributions, a Participant may make such contributions to his or her Account; provided, however, that a Participant's right to make such contribution(s) shall be subject to the conditions and limitations specified below:

       (a) The aggregate amount of a Participant's Nondeductible Voluntary Contributions, plus any nondeductible voluntary contributions he or she makes under any other qualified retirement plan maintained by the Employer, shall not exceed 10% of his or her Compensation (disregarding any exclusions from Compensation specified by the Employer in the Adoption Agreement and including any amounts to which Code Section 125, 402(a)(8), 402(h)(1)(B) or 403(b) applies) for the period in which he or she has been a Participant in the Plan.

       (b) The aggregate amount of a Participant's Nondeductible Voluntary Contributions shall not cause the Annual Addition (as defined in Section 5.05(a) hereof) to his or her Account to exceed the limitations set forth in
Article V.

       (c) A Participant's Nondeductible Voluntary Contributions shall be allocated to his or her Nondeductible Voluntary Contribution Account under
Section 7.03(e) hereof.

   4.06 ROLLOVER CONTRIBUTIONS. The Administrator may, in its discretion, direct the Trustee to accept a Rollover Contribution upon the express request of an Employee wishing to make such Rollover Contribution, provided that the Trustee consents if the contribution includes property other than cash. A Rollover Contribution shall only be a contribution which is a "rollover amount" within the meaning of Code Section 402(a)(5) or a "rollover contribution" within the meaning of Code Section 408(d)(3)(A)(ii) and which satisfies all other applicable Code Sections. Each Rollover Contribution made by an Employee shall be allocated to his or her Rollover Account pursuant to
Section 7.03(g) hereof. Such Rollover Account shall be invested by the Trustee as part of the Trust Fund, pursuant to Article XIII hereafter.

   The Administrator may, in its discretion, accept accumulated deductible employee contributions (as defined in Code Section 72(a)(5)) that were distributed from a qualified retirement plan and rolled over pursuant to Code Sections 402(a)(5), 402(a)(7), 403(a)(4), or 408(d)(3). The rolled over amount will be added to the Participant's Deductible Voluntary Contribution Account.

   4.07 TRANSFERS FROM OTHER QUALIFIED PLANS. The Administrator may, in its discretion, direct the Trustee to accept the transfer of any assets held for a Participant's benefit under a qualified retirement plan of a former employer of such Participant. Such a transfer shall be made directly between the trustee or custodian of the former Employer's plan and the Trustee in the form of cash or its equivalent, and shall be accompanied by written instruction showing separately the portion of the transfer attributable to contributions by the former employer and by the Participant respectively. Separate written instructions delivered to the Administrator shall identify the portion of the transferred funds, if any, attributable to any period during which the Participant participated in defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus plan or profit sharing plan which would otherwise have provided a life annuity form of payment to the Participant. The Administrator shall be entitled to rely on all inclusions and commissions in such written instructions with respect to character of the transferred funds. To the extent that the amount transferred is attributable to contributions by the former employer, it shall be maintained in a separate transfer account. To the extent that the amount transferred is attributable to contributions by the Participant, it shall be maintained in the Participant's Nondeductible Voluntary Contribution Account or Deductible Voluntary Contribution Account as is appropriate.

   4.08 LIMITATIONS ON CONTRIBUTIONS. During a Plan Year, Employer Profit Sharing Contributions and Employer Matching Contributions may not, in the aggregate, exceed (a) 15% (or such larger percentage as may be permitted by the Code as a current deduction to the Employer with respect to any Plan
Year) of the total Compensation (disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement) paid to, or accrued by the Employer for, Participants for that Plan Year, less (b) any amounts contributed as Salary Reduction Contributions and Deferred Cash Contributions, plus (c) any unused pre-'87 credit carryovers. For this purpose, a "pre-'87 credit carryover" is the amount by which Employer Contributions for a previous Plan Year which commenced before January 1, 1987 were less than 15% of the total Compensation (disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement) paid or accrued by the Employer to Participants for such Plan Year, but such unused pre-'87 credit carryover shall in no event permit the Employer Contributions for a Plan Year to exceed 25% (or such larger percentage as may be permitted by the Code as a deduction to the Employer) of the total Compensation (disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement) paid or accrued by the Employer to Participants for the Plan Year in question.

   4.09 DEDUCTIBLE VOLUNTARY CONTRIBUTIONS. This Plan will not accept deductible voluntary contributions for taxable years beginning after December 31, 1986. Deductible voluntary contributions made in prior taxable years shall be maintained in the Participant's Deductible Voluntary Contribution Account and shall share in the gains and losses of the Trust Fund in accordance with Section 7.03(f). No part of a Participant's Deductible Voluntary Contribution Account may be used to purchase life insurance. A Participant may withdraw all or a portion of his or her Deductible Voluntary Contribution Account in accordance with Section 10.05(b).


                               ARTICLE V.
                            CODE SECTION 415
                      LIMITATIONS ON ALLOCATIONS

   5.01 EMPLOYERS MAINTAINING NO OTHER PLAN.

        (a) If a Participant does not participate in, and has never participated in another qualified plan, a welfare benefit fund (as defined in Code Section 419(e)), or an individual medical account (as defined in Code
Section 415(l)(2)) maintained by the Employer, the amount of the Annual Addition which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan.

        (b) If the Employer Contribution (including any forfeitures) that would otherwise be allocated to a Participant's Account would cause the Annual Addition for the Limitation Year to exceed the Maximum Permissible Amount, the amount allocated will be reduced so that any Excess Amount shall be eliminated and, consequently, the Annual Addition for the Limitation Year will equal the Maximum Permissible Amount.

             (i) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

             (ii) As soon as is administratively feasible after the end of each Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of Participants' actual Compensation for the Limitation Year.

        (c) If the allocation of forfeitures or the use by the Employer of the estimation described in Section 5.01(b)(i) above results in an Excess Amount, such Excess Amount shall be eliminated pursuant to the following procedure:

             (i) The portion of the Excess Amount consisting of Nondeductible Voluntary Contributions which are a part of the Annual Addition (as defined in Section 5.05(a)) shall be returned to the Participant as soon as administratively feasible;

             (ii) If after the application of subparagraph (i) an Excess Amount still exists and the Participant is covered by the Plan at the end of a Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

             (iii) If after the application of subparagraph (i) an Excess Amount still exists and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce proportionately future Employer Contributions (including any allocation of forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary. If a suspense account is in existence at any time during a Limitation Year pursuant to this subparagraph, it will not participate in the allocation of the Trust's investment gains and losses. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Participant's Account.

             (iv) If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants's Accounts before any Employer Contributions or Nondeductible Voluntary Contribution may be made to the Plan for that Limitation Year.

        (d) Notwithstanding any other provision in subsections (a) through
(c), the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated.

    5.02 EMPLOYERS MAINTAINING OTHER MASTER OR PROTOTYPE DEFINED CONTRIBUTION PLANS.

        (a) This Section applies if, in addition to this Plan, a Participant is covered under another qualified Master or Prototype defined contribution plan, a welfare benefit fund (as defined in Code Section 419(e)), or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer during any Limitation Year. The Annual Addition which may be allocated to any Participant's Account for any such Limitation Year shall not exceed the Maximum Permissible Amount, reduced by the sum of any portion of the Annual Addition credited to the Participant's account under such other plans, welfare benefit funds, and individual medical accounts for the same Limitation Year.

        (b) If the Annual Addition with respect to a Participant under other defined contribution plans, welfare benefit funds, and individual medical accounts maintained by the Employer of what would be portions of the Annual Addition (if the allocations were made under the Plan) are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Addition for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Addition under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount.

        (c) If the Annual Addition with respect to the Participant under such other defined contribution plans, welfare benefit funds, and individual medical accounts in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

        (d) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 5.01(b)(i) provided the Employer complies with the provisions of Section 5.01(b)(ii).

        (e) If, pursuant to Section 5.02(d) or as a result of the allocation of forfeitures, a Participant's Annual Addition under this Plan and such

Participant's annual additions under such other defined contributions plans, welfare benefit funds, and individual medical accounts would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

     (f) If an Excess Amount was allocated to a Participant under this Plan on a date which coincides with the date an allocation was made under another plan, the Excess Amount attributed to this Plan will be the product of:

          (i) the total Excess Amount allocated as of such date, multiplied by

          (ii) the quotient obtained by dividing

               (A) the portion of the Annual Addition allocated to the Participant for the Limitation Year as of such date by

               (B) the total Annual Addition allocations to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans maintained by the Employer.

     (g) Any Excess Amount attributed to the Plan will be disposed in the manner described in Section 5.01.

     5.03 EMPLOYERS MAINTAINING OTHER DEFINED CONTRIBUTION PLANS. If a Participant is covered under another qualified defined contribution plan which is not a Master or Prototype plan, the Annual Addition credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the provisions of Section 5.02 above as though the plan were a Master or Prototype Plan, unless the Employer provides other limitations pursuant to the Adoption Agreement.

     5.04 EMPLOYERS MAINTAINING DEFINED BENEFIT PLANS. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed
1.0 in any Limitation Year. The Annual Addition which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the provisions of Section 5.02 above, unless the Employer provides other limitations pursuant to the Adoption Agreement.

     5.05 DEFINITIONS. For purposes of this Article, the following terms shall be defined as follows:

     (a) ANNUAL ADDITION. With respect to any Participant, the "Annual Addition" shall be the sum of the following amounts credited to a Participant's Account for the Limitation Year.

          (i)    Employer Contributions;

          (ii)   forfeitures; and

          (iii) for Limitation Years commencing after December 31, 1986, Nondeductible Voluntary Contributions; and

          (iv) for Limitation Years commencing before January 1, 1987, the lesser of

               (A) one-half (1/2) the allocated Nondeductible Voluntary Contributions or

               (B) the amount of allocated Nondeductible Voluntary Contributions in excess of 6% of the Participant's Compensation for the Limitation Year.

     For the purposes of calculating the amount of Employer Contributions credited to a Participant's Account, Excess Deferrals distributed on or before the April 15 deadline described in Section 6.04 below shall not be considered to be amounts credited to the Participant's Account and Excess 401(k) Contributions distributed to the Participant pursuant to Section 6.06 below, and Excess Matching/Voluntary Contributions distributed to, or forfeited by, the Participant pursuant to Section 6.08 below shall be considered to be amounts credited to a Participant's Account.

     Any Excess Amount applied under Section 5.01(c) (ii) or (iii) or Section 5.02(e) hereof in a Limitation Year to reduce Employer Contributions will be considered part of the Annual Addition for such Limitation Year. Amounts allocated, after March 31, 1984, to an individual medical account (as defined in Code Section 415(l)(1)) which is part of a pension or an annuity plan maintained by the Employer, are treated as part of the Annual Addition. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 23.02(a) hereof) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, are treated as part of the Annual Addition but only for the purpose of determining whether the dollar limitation portion of the definition of Maximum Permissible Amounts has been exceeded; see subsection (j)(i) below.

     (b) COMPENSATION. For the purposes of this Article, a Participant's "Compensation" shall include any earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

          (i) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

          (ii) Amounts realized from the exercise of a non-qualified stock option, or when property transferred to the Participant in connection with the performance of services either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option; and

          (iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Participant).

     For purposes of applying the limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such year.

     Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant was paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee, and contributions made on behalf of such a Participant are nonforfeitable when made.

     (c) DEFINED BENEFIT FRACTION. The "Defined Benefit Fraction" shall be a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation in effect for the Limitation Year under Code Section 415(b)(1)(A) or 140% of the Participant's Highest Average Compensation (including any adjustments required by Code Section 415(b)).

     Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last Limitation Year beginning before January 1, 1987 (disregarding any changes in the terms and conditions of the Plan after May 5, 1986). The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

     (d) DEFINED CONTRIBUTION DOLLAR LIMITATION. The "Defined Contribution Dollar Limitation" shall be the greater of: (i) $30,000; or (ii) one-fourth (1/4) of the defined benefit dollar limitation set forth in Code Section 415(b)(i) as in effect for the Limitation Year.

     (e) DEFINED CONTRIBUTION FRACTION. The "Defined Contribution Fraction" shall be a fraction, the numerator of which is the sum of the Annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans whether or not terminated) maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds (as defined in Code Section 419(e)) and individual medical accounts (as defined in Code
Section 415(l)(2)), and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Aggregate for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Aggregate Amount in any Limitation Year is the lesser of 125% of the dollar limitation in effect under Code Section 415(c)(1)(A) or 35% of the Participant's Compensation for such year.

    If the Participant was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this Defined Contribution Fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of:

          (i)  the excess of the sum of the fractions over 1.0, multiplied by

          (ii) the denominator of this Defined Contribution Fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987 (disregarding any changes in the terms and conditions of the Plan made after May 5, 1986 but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987). This adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Section 5 became effective to any plans of the Employer in existence on July 1, 1982. For purposes of this paragraph, a Master or Prototype plan with an opinion letter issued before January 1, 1983, which was adopted by the Employer on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

     (f) EMPLOYER. "Employer" means the Employer that adopts this Plan and all members of (i) a controlled group of corporations (as defined in Code
Section 414(b) as modified by Code Section 415(h)), (ii) commonly controlled trades or business (whether or not incorporated) (as defined in Code Section 414(c) as modified by Code Section 415(h)), or (iii) affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a part and (iv) any other entity required to be aggregated with the employer pursuant to Code Section 414(o) and the regulations thereunder.

     (g) EXCESS AMOUNT. The "Excess Amount" is the excess of what would otherwise be a Participant's Annual Addition for the Limitation Year over the Maximum Permissible Amount. If at the end of a Limitation Year when the Maximum Permissible Amount is determined on the basis of the Participant's actual Compensation for the year, an Excess Amount results, the Excess Amount will be deemed to consist of the portion of the Annual Addition last allocated, except that the portion of the Annual Addition attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

                               ARTICLE VI.
 LIMITATIONS ON DEFERRALS, MATCHING ALLOCATIONS AND VOLUNTARY CONTRIBUTIONS.

      6.01 PURPOSE OF ARTICLE AND PRIMACY OF TESTS. This Article attempts to ensure that Participants do not make excessive Salary Reduction Contributions, Deferred Cash Contributions and/or Nondeductible Voluntary Contributions.

          (a)  In the cases of the limitations discussed in Sections 6.05 and
6.07 below, if a Participant were to make such excess contributions and if the Participant and Employer fail to promptly undertake appropriate corrective action, the Employer would be subject to liability for a federal excise tax under Code Section 4979 and the Plan would lose its qualified status. Sections 6.03 and 6.04 below apply Code Section 402(g)'s requirements with respect to the maximum permissible amount of elective deferrals made by an individual for a single calendar year. Sections 6.05 and 6.06 below apply Code Section 401(k)'s nondiscrimination rules to Participant's Salary Reduction Contributions and Deferred Cash Contributions. Sections 6.07 and
6.08 below apply the requirements of Code Section 401(m)'s nondiscrimination rules to allocations of Participant's Employer Matching Contributions and Nondeductible Voluntary Contributions.

         (b) The Sections of this Article should be applied in ascending order. First, with respect to the calendar year ending coincident with, or during a given Plan Year, the Administrator shall take all actions necessary to ensure that the discrimination tests applicable to Employer Matching Contributions and Nondeductible Voluntary Contributions (as discussed in Sections 6.07 and 6.08 below) are satisfied.

     6.02 DEFINITIONS. For the purposes of this Article, the following terms shall be defined as follows:

         (a) "ACTUAL DEFERRAL PERCENTAGE" shall be calculated for each individual by dividing his or her (1) Salary Reduction Contributions, (2) Deferred Cash Contributions, and (3) Qualified Matching Contributions and Qualified Non-elective Contributions to be used in calculating the Actual Deferral Percentage pursuant to Section 6.05(b) below for the Plan Year, by the individual's Compensation.

     For purposes of this calculation, the following rules shall apply:

         (i) With respect to a Participant who is a Highly Compensated Participant because he or she is a 5-percent owner or who is a Highly Compensated Participant and one of the ten most highly compensated employees, the Actual Deferral Percentage for such Highly Compensated Participant shall be the greater of:

                (A)  The Actual Deferral Percentage determined by combining
(1) the Salary Reduction Contributions, (2) Deferred Cash Contributions, and
(3) Qualified Matching Contributions and Qualified Non-elective Contributions used in the calculation of the Actual Deferral Percentage pursuant to Section
6.05 (b) below and combining the Compensation of such Highly Compensated Participant and all Family Members of such Highly Compensated Participant who are also Highly Compensated Participants and

                (B) The Actual Deferral Percentage determined by combining
(1) the Salary Reduction Contributions, (2) Deferred Cash Contributions, and
(3) Qualified Matching Contributions and Qualified Non-elective Contributions used in the calculation of the Actual Deferral Percentage pursuant to Section 6.05(b) below and combining the Compensation of such Highly Compensated Participant and all Family Members of such Highly Compensated Participant.

          (ii) Except as otherwise provided in regulations issued by the Secretary of the Treasury, any Excess Deferrals made by an individual to the Trust shall be treated as Salary Reduction Contributions or Deferred Cash Contributions, as the case may be, regardless of whether such Excess Deferrals are distributed pursuant to Section 6.04(c);

          (iii) If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of satisfying the nondiscrimination and eligibility requirements of Code Section 401(a)(4) or 410(b), such plans shall be treated as one plan for purposes of this subsection; and

          (iv) If the Employer adopts another qualified retirement plan which includes a qualified cash or deferred arrangement (within the meaning of Code
Section 401(k)(2)) with respect to any Highly Compensated Participant who is a participant under two or more such cash or deferred arrangements of the Employer, such Participant's Actual Deferral Percentage shall be calculated by taking into account relevant portion(s) of the Employer contributions for such Participant under all such arrangements.

     (b) "ACTUAL MATCHING/VOLUNTARY CONTRIBUTION PERCENTAGE" shall be calculated for each individual by dividing the total of his or her (1) Nondeductible Voluntary Contributions (including any Elective Deferrals recharacterized as Nondeductible Voluntary Contributions pursuant to Section 606(c)), (2) subject to paragraph (vi) below, allocations of Employer Matching Contributions for the Plan Year, and (3) Qualified Non-elective Contributions to be used in calculating the Actual Matching/Voluntary Contribution Percentage pursuant to Section 6.07(b) below, by the individual's Compensation.

     For purposes of this calculation the following rules shall apply:

         (i) With respect to a Participant who is a Highly Compensated Participant because he or she is a 5-percent owner or who is a Highly Compensated Participant and one of the ten most highly compensated employees, the Actual Matching/Voluntary Contribution Percentage for such Highly Compensated Participant shall be the greater of:

              (A) The Actual Matching/Voluntary Contribution Percentage determined by combining the (1) Employer Matching Contributions, (2) Nondeductible Voluntary Contributions, and (3) Qualified Non-elective Contributions used in the calculation of the Actual Matching/Voluntary Contribution Percentage pursuant to Section 6.07(b) below and combining the Compensation of such Highly Compensated Participant and all Family Members of such Highly Compensated Participant who are also Highly Compensated Participants, and

              (B) The Actual Matching/Voluntary Contribution Percentage determined by combining the (1) Employee Matching Contributions, (2) Nondeductible Voluntary Contributions, and (3) Qualified Non-elective Contributions used in the calculation of the Actual Matching/Voluntary Contribution Percentage pursuant to Section 6.07(b) below and combining the Compensation of such Highly Compensated Participant and all Family Members of such Highly Compensated Participant.

         (ii) Allocations of Employer Matching Contributions (and Employer Profit Sharing Contributions, if any) which represent reallocations of Excess Matching/Voluntary Contributions which were forfeited pursuant to the application of Section 6.08(d) below to contributions made for the previous Plan Year, shall be considered for the Plan Year DURING which such reallocations are made;

         (iii) Allocations of Employer Matching Contributions which represent reallocations of Employer Matching Contributions which were forfeited pursuant to the application of Section 8.02 below shall be considered for the Plan Year FOR which such reallocations are made;

         (iv) In the event that this Plan satisfies the requirements of Code
Section 401(a)(4) or 410(b) only if aggregated with one or more other tax-qualified plans maintained by the Employer, or if one or more other tax-qualified plans of the Employer satisfy the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with this Plan, such plan(s) shall be considered to be parts of this Plan for the purposes of this subsection;


         (v) If the Employer adopts another qualified retirement plan which
(A) allows a Highly Compensated Participant to make Nondeductible Voluntary Contributions, (B) provides for allocations of employer matching contributions on behalf of a Highly Compensated Participant, or (C) includes a qualified cash or deferred arrangement with respect to a Highly Compensated Participant, such Participant's Actual Matching/Voluntary Contribution Percentage shall be calculated by taking into account relevant portion(s) of the contributions by, or on behalf of, such Participant under all such plans; and

         (vi) To the extent that Employer Matching Contributions are characterized and allocated as Qualified Matching Contributions pursuant to
Section 6.05(b)(ii) or (iii) below and are utilized by the Administrator for purposes of satisfying the Section 6.05(a) nondiscrimination test applicable to Salary Reduction Contributions, such allocations of Qualified Matching Contributions shall not be included in the calculation of Participants' Actual Matching/Voluntary Contribution Percentages.

    (c) "AVERAGE ACTUAL DEFERRAL PERCENTAGE" shall mean, for the specified group, the average of the Actual Deferral Percentages for all group members. For purposes of calculating the Average Actual Deferral Percentage of Non-Highly Compensated Participants, Family Members whose contributions and compensation are aggregated with those of a Highly Compensated Participant pursuant to Section 6.02(a)(i) above shall not be considered.

    (d) "AVERAGE ACTUAL MATCHING/VOLUNTARY CONTRIBUTION PERCENTAGE" shall mean, for the group of Highly Compensated Participants or Non-Highly Compensated Participants, as the case may be, the average of the Actual Matching/Voluntary Contribution Percentages for all members of the relevant group. For purposes of calculating the Average Actual Matching/Voluntary Contribution Percentage of Non-Highly Compensated Participants, Family Members whose contributions and compensation are aggregated with those of a Highly Compensated Participant pursuant to Section 6.02(b)(i) above and shall not be considered.

    (e) "ELECTIVE DEFERRALS" shall mean, for a given calendar year, the sum of all contributions made on a Participant's behalf by an employer pursuant to (i) a qualified cash or deferred arrangement (as defined in Code Section 401(k)), (ii) a cash or deferred arrangement under a simplified employee pension plan (as defined in Code Section 402(h)(1)(B)), (iii) a Code Section 501(c)(18) trust, and (iv) a cash or deferral arrangement under a 403(b) tax-sheltered annuity arrangement.

    (f) "EXCESS DEFERRAL" shall mean:

         (i) in the case of a Participant who has not made any other Elective Deferrals for the calendar year, either:

              (A) the amount, if any, by which the Participant's aggregate Salary Reduction Contributions exceed the Salary Reduction Dollar Cap, or

              (B) if applicable, the amount, if any, by which the Participant's aggregate Deferred Cash Contributions exceed the Salary Reduction Dollar Cap; and

         (ii) in the case of all other Participants, the amount, if any, by which the Participant's aggregate Salary Reduction Contributions or Deferred Cash Contributions, when aggregated with the Participant's other Elective Deferrals exceeds the Salary Reduction Dollar Cap.

    (g) "EXCESS DEFERRAL NOTICE" shall mean a written notice given by a Participant to the Administrator during the period beginning on January 1 and ending on March 1 of a given calendar year. Such notice shall state that the Participant has made an Excess Deferral for the previous calendar year and shall specify the portion of the Participant's Salary Reduction Contribution or Deferred Cash Contribution (which the Participant has not previously elected to take in cash) which the Participant has elected to treat as an Excess Deferral contribution made to the Plan.

    (h) "EXCESS 401(k) CONTRIBUTIONS" shall mean the portion of a Highly Compensated Participant's Salary Reduction Contributions (including allocations of Qualified Matching Contributions and Qualified Non-elective Contributions deemed to be Salary Reduction Contributions pursuant to the provisions of Section 6.05(b) below) or Deferred Cash Contributions which causes the Participant's Actual Deferral Percentage to exceed the Maximum Deferral Percentage.

    (i) "EXCESS MATCHING/VOLUNTARY CONTRIBUTIONS" shall mean the portion of a Highly Compensated Participant's allocations of Employer Matching
Contributions and Nondeductible Voluntary Contributions which causes the Participant's Actual Matching/Voluntary Contribution Percentage to exceed the Maximum Matching/Voluntary Contribution Percentage.

    (j) "MAXIMUM DEFERRAL PERCENTAGE" shall mean the highest permissible Actual Deferral Percentage for the Highly Compensated Partici-pants who wish to ensure that they will make the highest possible amount of Salary Reduction Contributions and/or leave the maximum amount of Deferred Cash Contributions in the Trust. The Maximum Deferral Percentage shall be a percentage which will not cause the Average Actual Deferral Percentage for Highly Compensated Participants to exceed the applicable limitations discussed in Section 6.05 below. (To the extent required under Section 6.06(b) below, the Maximum Deferral Percentage shall be determined by reducing allocations made on behalf of and contributions made by, Highly Compensated Participants in order of their respective Actual Deferral Percentages beginning with the highest such percentage.)

     (k) "MAXIMUM MATCHING/VOLUNTARY CONTRIBUTIONS PERCENTAGE" shall mean the highest permissible Actual Matching/Voluntary Contribution Percentage for the Highly Compensated Participants who wish to ensure that the highest possible aggregate allocation of Employer Matching Contributions and amount of Nondeductible Voluntary Contributions are made to their respective Accounts. The Maximum Matching/Voluntary Contribution Percentage shall be a percentage which will not cause the Average Actual Matching/Voluntary Contribution Percentage for Highly Compensated Participants to exceed the applicable limitations discussed in Section 6.07(a) below. (To the extent required pursuant to the provisions of Section 6.08 below, the Maximum Matching/Voluntary Contribution Percentage shall be determined by reducing allocations made on behalf of, and contributions made by, Highly Compensated Participants in order of their respective Actual Matching/Voluntary Contribution Percentages beginning with the highest such percentage.)

     (l) "SALARY REDUCTION DOLLAR CAP" shall mean the dollar amount specified in Code Section 402(g)(1) as adjusted to reflect increases in the cost of living by the Secretary of the Treasury pursuant to Code Sections 402(g)(5) and 415(d); for 1987, 1988, and 1989, the specified dollar amounts were $7,000, $7,313 and $7,627, respectively. The Salary Reduction Dollar Cap shall also be increased pursuant to Code Sections 402(g)(4) and (8), if applicable, where a Participant has made Elective Deferrals under one or more 403(b) tax-sheltered annuity arrangements.

  6.03 DOLLAR CAP ON SALARY REDUCTION CONTRIBUTIONS.

     (a) Unless the Employer has elected in the Adoption Agreement to further limit Salary Reduction Contributions, for any calendar year, no Participant may make (or elect to make) aggregate Salary Reduction Contributions in excess of the Salary Reduction Dollar Cap. Similarly, unless the Employer has elected in the Adoption Agreement to further limit Deferred Cash Contributions, for any calendar year, the aggregate amount of Deferred Cash Contributions which a Participant does not elect to take in cash may not exceed the Salary Reduction Dollar Cap. Finally, if the Employer makes both Salary Reduction Contributions and Deferred Cash Contributions for a given calendar year, a Participant's aggregate Salary Reduction Contributions and the aggregate amount of Deferred Cash Contributions the Participant elects not to take in cash may not total to an amount in excess of the applicable Salary Reduction Dollar Cap.

     (b) In the case of a Participant who for a given calendar year makes an Elective Deferral to a plan, trust or arrangement other than this Plan, for such calendar year, the Participant is responsible for ensuring the Participant's aggregate Elective Deferrals may not exceed the applicable Salary Reduction Dollar Cap.

  6.04 CORRECTIVE PROCEDURE WHEN DOLLAR CAP EXCEEDED.

     (a) The Administrator shall determine as of the last day of each calendar year (and as of such other dates, if any, during the calendar year as the Administrator elects), each Participant's aggregate amount of Salary Reduction Contributions and/or Deferred Cash Contributions for the calendar year in question.

     (b) Each Participant who has both elected to have a Salary Reduction contribution made on his or her behalf for a calendar year and made an Excess Deferral for the calendar year, may give an Excess Deferral Notice to the Administrator. Similarly, each Participant on whose behalf the Employer has elected to make a Deferred cash Contribution(s) and who has made an Excess Deferral for the calendar year, may give an Excess Deferral Notice to the Administrator.

     (c) In the event the either

          (i) the Administrator determines that a Participant has made an Excess Deferral or

         (ii) a Participant gives an Excess Deferral notice to the Administrator, the Administrator shall distribute all or a portion of such Excess Deferral (increased by any income attributable thereto) to the Participant on or before April 15 of the calendar year next following the calendar year for which the Excess Deferral was made.

     (d) Subject to such further adjustment as is required pursuant to subsection (e) below, the amount by which a distributed Excess Deferral is increased on account of attributable income or decreased on account of attributable loss shall be calculated by multiplying the preceding calendar year's income or loss of the Participant's Salary Reduction Contribution Account or Deferred Cash Contribution Account, as the case may be, by a fraction, the numerator of which is the Participant's Excess Deferral amount to be distributed, and the denominator of which is the Participant's Salary Reduction Contribution Account balance (or Deferred Cash Contribution Account balance, if applicable) as of the last day of the calendar year for which the Excess Deferral was made.

     (e) The attributable income or loss to be distributed must include income and/or loss with respect to both the calendar year for which the Excess Deferral was made and the period between December 31 of that calendar year and the date of distribution (the "gap period"). For purposes of calculating income or loss attributable to the gap period, the Administrator must use a reasonable method of calculation and may deem, for each month comprising the gap period (rounding up to a month any period of more than fifteen days), that the attributable income or loss is equal to 10% of the income or loss attributable to the Participant's Salary Reduction Contribution Account or Deferred Cash Account, as the case may be, for the preceding calendar year.

     (f) Any amount distributed to a Participant pursuant to this Section shall not be subject to any of the consent rules for Participants and Spouses contained in Articles IX and X below. The Employer shall not be liable for federal income tax withholding with respect to any amount distributed pursuant to this Section. Similarly, any such distribution will not make the Participant liable for the federal taxes applicable to early withdrawals
(Code Section 72(c)) and excess distributions (Code Section 4981A).

     6.05  DISCRIMINATION TESTING OF SALARY REDUCTION CONTRIBUTIONS.

     (a) Except as provided in subsection (b) below, for each Plan Year, Participants' Salary Reduction Contributions and Deferred Cash Contributions must satisfy one of the tests discussed in paragraphs (i) and (ii) below. When determining whether Participants' contributions during the relevant Plan Year satisfy the tests below, all Excess Deferrals attributable to contributions made during the calendar year which ends coincident with, or during, the Plan Year shall be included. The two tests are:

          (i) The Average Actual Deferral Percentage for Highly Compensated Participants shall not exceed the Average Actual Deferral Percentage for Non-Highly Compensated Participants multiplied by 1.25.

          (ii) The Average Actual Deferral Percentage for Highly Compensated Participants shall not be more than the lesser of (A) twice the Average Actual Deferral Percentage for Non-Highly Compensated Participants or (B) the Average Actual Deferral Percentage for Non-Highly Compensated Participants plus 2 percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the use of this paragraph's limitation and the limitation discussed in Section 6.07(a)(ii) below. (The Secretary of the Treasury may prescribe rules which provide that, under certain circumstances, an amount less than 2 percentage points shall be used; these rules will affect a plan if the Employer provides both (I) Salary Reduction Contributions or Deferred Cash Contributions and (II) Employer Matching Contributions and/or Nondeductible Voluntary Contributions.)

     (b) If, as of the last day of a given Plan Year, the Plan is unable to satisfy either of the tests in subsection (a), this subsection (b) shall apply.

          (i) The Administrator may elect to calculate the tests in subsection (a) by treating all or a portion of the allocations of Employer Profit sharing Contributions for the Plan Year as if they were Salary Reduction Contributions (allocations of Employer Profit Sharing Contributions so treated shall be considered "Qualified Non-elective Contributions"). The administrator may only make such an election (A) if the Employer has elected in the Adoption Agreement to make all Participants, as of the first day when such contributions are allocated, immediately and fully vested in all Employer Profit sharing Contributions allocated to their respective Employer Profit Sharing Contribution Accounts, (B) if the employer subjects such Qualified Non-elective Contributions to the distribution requirements applicable to Elective Deferrals and (C) if required by regulations issued by the Secretary of the Treasury, if the Administrator has not made the election contained in Section 6.07(b)(i) below.

          (ii) The Administrator may elect to calculate the tests in subsection (a) by treating all or a portion of the allocations of Employer Matching Contributions for the Plan Year as if they were Salary Reduction Contributions made for the Plan Year (allocations of Employer Matching Contributions so treated shall be considered "Qualified Matching Contributions"). The Administrator may only make such an election if (A) the Employer has elected in the Adoption Agreement to make all Participants, as of the first day when such contributions are allocated, immediately and fully vested in all Employer Matching contributions allocated to their respective Employer Matching Contribution Accounts, (B) the Administrator separately accounts for all such allocations by setting up a subaccount within Participant's Employer Matching Contribution Account and (C) the Employer subjects such Qualified Matching Contributions to the distribution requirements applicable to Elective Deferrals.

          (iii) If the Plan was eligible to utilize the provisions of paragraphs (i) and (ii) above, the Administrator may simultaneously elect to use these provisions.

     6.06 CORRECTIVE PROCEDURE WHEN DISCRIMINATORY SALARY REDUCTION CONTRIBUTIONS ARE MADE.

     (A) The Administrator shall have responsibility of monitoring the Plan's compliance with the limitations of the preceding Section throughout the Plan Year. The Administrator shall have the discretionary power to take any and all steps it deems necessary or appropriate to ensure compliance with those limitations, including, without limitation,

          (i) restricting the amount of Salary Reduction Contributions by Highly Compensated Participants and their Family Members;

          (ii) requiring that Highly Compensated Participants and their Family Members elect to take a greater amount of their Deferred Cash Contributions in cash than they would otherwise have elected;

          (iii) paying amounts which would otherwise comprise an allocation of the Deferred Cash Contribution to the respective Highly Compensated Participant or Family Member in cash in lieu of depositing such amounts in the Trust;

          (iv) pursuant to subsection (c) below, recharacterizing all or a portion of the Excess 401(k) Contributions on behalf of Highly Compensated Participants (and their Family Members) as Nondeductible Voluntary Contributions;

          (v) pursuant to subsection (d) below, distributing the vested portion of Excess 401(k) Contributions to the Highly Compensated Participants and Family Members who made such contributions.

     (b) Calculation and recharacterization of a Participant's Excess 401(k) Contributions shall be made according to the procedure discussed below. The procedure requires that contributions be reduced exclusively with respect to those Highly Compensated Participants who, together with their Family Members, received allocations of Qualified Matching Contributions or Qualified Non-elective Contributions which, pursuant to Section 6.05(b), were considered for the purposes of Section 6.05(a), or made Salary Reduction Contributions or Deferred Cash Contributions, all of which when expressed as a percentage of their respective Compensations for the Plan Year, were in excess of the Maximum

Deferral Percentage

          (i) The Excess 401(k) Contributions of the Highly Compensated Participant(s) (and Family Members(s)) with the highest Actual Deferral Percentage shall be reduced first, such reduction shall continue, as necessary, until such individual's (individuals') Actual Deferral Percentage equal(s) those of the individual(s) with the second highest Actual Deferral Percentage(s).

          (ii) Following the application of paragraph (i), if it is still necessary to reduce Highly Compensated Participants' (and their Family Members') Excess 401(k) Contributions, the contributions of (or allocations on behalf of, if applicable) Highly Compensated Participants (and Family Member(s)) with the highest and second highest Actual Deferral Percentage shall be reduced and amounts shall be distributed, as necessary, until such individuals' Actual Deferral Percentage equal those of the individual(s) with the third highest Actual Deferral Percentage.

          (iii) Following the application of paragraph (iii), if it is still necessary to reduce Highly Compensated Participants' (and their Family Members') Excess 401(k) Contributions, the procedure, the beginning of which is outlined in paragraphs (i) and (ii), shall continue until such time as no further reductions are necessary.

          (iv) The determination and correction of Excess 401(k) Contributions of a Highly compensated Participant whose Actual Deferral Percentage is determined by aggregating contributions with Family members pursuant to Section 6.02(a)(i) shall be made as follows: If the Actual Deferral Percentage of the Highly Compensated Participant is determined under
Section 6.02(a)(i)(A), then the Actual Deferral Percentage shall be reduced as required under subsections (i) - (iii) above and the Excess 401(k) Contributions for the aggregated group of Family Members shall be allocated among the Family Members in proportion to the Salary Reduction Contributions, Deferred Cash Contributions, and Qualified Matching Contributions and Qualified Matching Contributions and Qualified Non-elective Contributions used pursuant to Section 6.05(b) of each Family Member that are combined to determine the Actual Deferral Percentage. If the Actual Deferral Percentage of the Highly Compensated Participant is determined under Section 6.02(a)(i)(B), then the Actual Deferral Percentage shall be reduced as required under subsections (i) - (iii) above in two steps. First, the Actual Deferral Percentage is reduced as required under subsections (i) - (iii) above, but not below the Actual Deferral Percentage of the group of Family Members who are not Highly Compensated Participants without regard to the aggregation required by section 6.02(a)(i). Excess 401(k) Contributions shall be determined by taking into account the contributions of the Family Members whose contributions were combined to determine the Actual Deferral Percentage of the Highly Compensated Participant under Section 6.02(a)(i), and shall be allocated among such Family Members in proportion to each such Family
Member's Salary Reduction Contributions, Deferred Cash Contributions, and Qualified Matching Contributions and Qualified Non-elective Contributions used pursuant to Section 6.05(b). If further reduction of the Actual Deferral Percentage is required under subsections (i) - (iii) above, Excess 401(k) Contributions resulting from this reduction shall be determined by taking into account the contributions of all the Family Members and shall be allocated among such Family Members in proportion to the Salary Reduction Contributions, Deferred Cash Contributions and Qualified Matching Contributions and Qualified Non-elective Contributions used pursuant to
Section 6.05(b) of each Family Member.

          (v) The Excess 401(k) Contributions of a Highly Compensated Participant or Family Member shall be deemed to consist of contributions and allocations as determined according to the following order of primacy:

               (A) First, the Participant's Excess 401(k) Contributions shall be deemed to consist of any Salary Reduction Contributions or Deferred Cash Contributions which exceed the highest rate or amount at which Salary Reduction Contributions or Deferred Cash Contributions are matched, provided, such contributions shall be offset by any Excess Deferrals distributable to the Participant pursuant to Section 6.04 above.

               (B) Second, the Participant's Excess 401(k) Contributions shall be deemed to consist of (1) any Salary Reduction Contributions and/or Deferred Cash Contributions and (2) any Qualified Matching Contributions (characterized by Section 6.05(b)) each in proportion to the Participant's total Salary Reduction Contributions and Deferred Cash Contributions and total Qualified Matching Contributions for the Plan Year; provided, any Salary Reduction Contributions or Deferred Cash Contributions characterized as Excess 401(k) Contributions by this subsection (B) shall be offset by any Excess Deferrals distributable to the Participant pursuant to Section 6.04 above and not taken into account under Section 6.05(c)(v)(A) above.

               (C) Third, the Participant's Excess 401(k) Contributions shall be deemed to consist of any allocations of Employer Profit Sharing Contributions which were characterized as Qualified Non-elective
Contributions and used to satisfy the Section 6.05(a) nondiscrimination tests pursuant to Section 6.05(b)(i) or (iii) above.

     (c)  (i)   If, pursuant to subsection (a)(iv) above, the Employer elects to recharacterize Excess 401(k) Contributions made on behalf of Highly Compensated Participants (and their Family Members) as Nondeductible Voluntary Contributions (and their Family Members) as Nondeductible Voluntary Contributions, the Administrator shall make such recharacterizations on or before 2 1/2 months after the last day of the Plan Year for which such Excess 401(k) Contributions were made. Recharacterization will be deemed to have occurred on the date on which the last Highly Compensated Participant (or Family Member) with excess 401(k) Contributions to be recharacterized is notified pursuant to subsection (c)(iii)(B).

          (ii) Excess 401(k) Contributions may not be recharacterized with respect to a Highly Compensated Participant to the extent that such recharacterized Excess 401(k) Contributions, in combination with the Nondeductible Voluntary Contributions actually made by such Highly Compensated Participant, exceed the maximum amount of Nondeductible Voluntary Contributions (determined before application of Section 6.07) that such Highly Compensated Participant is permitted to make in the absence of recharacterization.

          (iii) Recharacterized Excess 401(k) Contributions shall be treated as follows:

               (A) Recharacterized Excess 401(k) Contributions shall be included in the Employee's gross income on the earliest date any Salary Reduction Contributions or Deferred Cash Contributions made on behalf of the Participant during the Plan Year would have been received by the Employee had he or she originally elected to receive the amounts in cash.

               (B) The Administrator must report such recharacterized Excess 401(k) Contributions as Nondeductible Voluntary Contributions to the Internal Revenue Service and the Participant by timely providing such forms as the Internal Revenue Service may require to the Employer and the Participant and taking any other action required by the Internal Revenue Service.

               (C) The Administrator must account for such amounts as contributions by the Participant for purposes of Code Sections 72 and 6047.

               (D) For purposes of Code Section 401(a)(4) and 410(b), recharacterized Excess 401(k) Contributions shall be treated as Nondeductible Voluntary Contributions to the extent required in applicable regulations. For all other purposes under the Code, however, recharacterized Excess 401(k) Contributions shall continue to be treated as employer contributions which are Salary Reduction Contributions which are Salary Reduction Contributions or Deferred Cash Contributions.

     (d)  (i)   If, pursuant to subsection (a)(v) above, the Employer elects to distribute Excess 401(k) Contributions (increased by attributable income and decreased by attributable losses) to Highly Compensated Participants (and their Family Members), the Administrator shall make such distributions (A) on or before the date which falls 2 1/2 months after the last day of the Plan Year for which such Excess 401(k) Contributions were made, if the Employer wishes to avoid liability for the federal excise tax (equal to 10% of the undistributed Excess 401(k) Contributions) which will be imposed on Excess 401(k) Contributions distributed after such date, and (B) in any case, before the last day of the Plan Year next following the Plan Year for which such contributions were made.

          (ii) After the Administrator has determined the aggregate amount, and character, of Excess 401(k) Contributions to be distributed to a given Highly Compensated Participant (and his or her Family Member(s), the amount to be distributed shall be increased to reflect any attributable income, or decreased to reflect any attributable losses.

     The attributable income or loss to be distributed or reallocated must include income and/or loss with respect to both the Plan Year for which the Excess 401(k) Contributions were made and the period between the last day of such Plan Year and the date of the distribution (the "gap period").

               (A) For the preceding Plan Year, the income (or loss) attributable to Excess 401(k) Contributions which were Salary Reduction Contributions shall be equal to the amount produced by (A) multiplying the total income (or loss) of the Participant's Salary Reduction Contribution Account for the preceding Plan Year by the participant's Excess 401(k) Contributions, and (B) dividing the result by the Participant's Salary Reduction Contribution Account balance as of the end of the preceding Plan Year and prior to any distribution of Excess 401(k) Contributions. For the preceding Plan Year, the income (or loss) attributable to Excess 401(k) Contributions which were allocations of Deferred Cash Contributions and Qualified Matching Contributions or Qualified Non-Elective Contributions deemed to be Salary Reduction Contributions pursuant to Section 6.05(b) above shall be determined in a similar manner.

               (B) For the purpose of calculating income or loss attributable to the gap period, the Administrator must use a reasonable method of calculation and may deem, for each month comprising the gap period (rounding up to a month any period of more than fifteen days) that the attributable income or loss is equal to 10% of the income or loss attributable to the Participant's Salary Reduction Contribution Account for the preceding Plan Year. Calculation of gap period income or loss with respect to Excess 401(k) Contributions which consist of allocations of Deferred Cash Contributions and Qualified Matching Contributions or Qualified Non-Elective Contributions deemed to be Salary Reduction Contributions pursuant to Section 6.05(b) above shall be determined in a similar manner.

     (e) After calculation of an amount to be recharacterized or distributed to a Participant pursuant to the procedure discussed in paragraphs (c) and
(d), if the Participant in question has also made Excess Deferrals during the calendar year ended within or coincident with the Plan Year, the amount actually distributed to the Participant shall be adjusted to take into account such Excess Deferrals pursuant to paragraph (c)(v) above and any relevant regulations issued by the Secretary of the Treasury.

     (f) All actions taken by the Administrator under this Section shall be pursuant to consistently applied procedures which do not arbitrarily discriminate in favor of those Highly Compensated Participants (and their Family Members) whose contribution percentages are nearest to the Maximum Deferral Percentage.

     (g) Any amount distributed to a Highly Compensated Participant or Family Member pursuant to this Section shall not be subject to any of the consent rules for Participants and Spouses contained in Articles IX, X, and XXIV below. Similarly, any such distribution will not make the Participant liable for the federal taxes applicable to early withdrawals (Code Section 72(c)) and excess distributions (Code Section 4981A).

     6.07 DISCRIMINATION TESTING OF EMPLOYER MATCHING CONTRIBUTIONS AND NONDEDUCTIBLE CONTRIBUTIONS.

     (a) Except as provided in subsection (b) below, for each Plan Year, Participants' allocations of Employer Matching Contributions and
Nondeductible Voluntary Contributions for each Plan Year must satisfy one of the following tests:

          (i) The Average Actual Matching/Voluntary Contribution Percentage for Highly Compensated Participants shall not exceed the Average Actual Matching/Voluntary Contribution Percentage for Non-Highly Compensated Participants multiplied by 1.25.

          (ii) The Average Actual Matching/Voluntary Contribution Percentage for Highly Compensated Participants shall not be more than the lesser of (A) twice the Average Actual Matching/Voluntary Contribution Percentage for Non-Highly Compensated Participants or (B) the Average Actual Matching/Voluntary Contribution Percentage for Non-Highly Compensated Participants plus 2 percentage points; or such lesser amount as the Secretary of the Treasury may prescribe to prevent the simultaneous use of this paragraph's limitation and the limitation discussed in Section 6.05(a)(ii) above. (The Secretary of the Treasury may prescribe rules such as those on Proposed Regulations Section 1.401(m)-2, which provide that, under certain circumstances, an amount less than 2 percentage points shall be used; these rules may affect a plan which includes both (I) Employer Matching Contributions and/or Nondeductible Voluntary Contributions and (II) Salary Reduction Contributions and/or Deferred Cash Contributions.)

     For purposes of determining whether the tests of this subsection are satisfied in a given Plan Year, Employer Matching Contributions and Nondeductible Voluntary Contributions deemed to have been allocated to Participants Accounts for such Plan Year shall be determined pursuant to regulations issued by the Secretary of the Treasury. The regulations to be issued by the Secretary of the Treasury will specify the date by which such contributions must be made if they are to be included when calculating this subsection's tests for a given Plan Year.

     (b) If, as of the last day of a given Plan Year, the Plan is unable to satisfy either of the tests in subsection (a), this subsection (b) shall apply.

          (i) The Administration may elect to calculate the tests in subsection (a) by treating as allocations of Employer Matching Contributions for the Plan Year, the portion, if any, of Employer Profit Sharing Contributions for the Plan Year not utilized as Qualified Nonelective Contributions pursuant to Section 6.05(b)(i) or (iii) above to enable the Plan to meet the Section 6.05(a) nondiscrimination tests for Salary Reduction Contributions. Allocations of Employer Profit Sharing Contributions so treated shall be considered "Qualified Non-elective Contributions". The Administrator may only make such an election if the Employer (A) has elected in the Adoption Agreement to make all Participants, as of the first day when such contributions are allocated, immediately and fully vested in all Employer Profit Sharing Contributions allocated to their respective Employer Profit Sharing Contribution Accounts and (B) subjects such Qualified Nonelective Contributions to the distribution requirements applicable to Elective Deferrals.

          (ii) The Administrator may elect to calculate the tests in subsection (a) by treating all or part of the Salary Reduction Contributions and/or Deferred Cash Contributions made with respect to Participants for the Plan Year as Employer Matching Contributions, provided:

               (A) Participants' Salary Reduction Contributions and Deferred Cash Contributions for the Plan Year, including those treated as Employer Matching Contributions for the purposes of the test in subsection (a), satisfy the test in Section 6.05(a);

               (B) Participants' Salary Reduction Contributions and Deferred Cash Contributions for the Plan Year, EXCLUDING those treated as Employer Matching Contributions for purposes of the test in subsection (a), satisfy the test in Section 6.05(a); and

               (C) Except as provided in subsection (A) above, the Salary Reduction Contributions and Deferred Cash Contributions for the Plan Year which are treated as Employer Matching Contributions are not taken into account in determining whether any other contribution or benefit satisfies the test in Section 6.05(a) or is nondiscriminatory as required in Code
Section 401(a)(4).

          (iii) If the Administrator was eligible to elect to utilize the provisions of either subparagraph (i) or (ii) above, the Administrator may elect to calculate the tests in subsection (a) by relying on the paragraphs above in combination.

     (c) Determination of whether Participants' allocations of Employer Matching Contributions and Nondeductible Voluntary Contributions satisfy one of the tests discussed in subsection (a) above shall be subject to any requirements prescribed by the Secretary of the Treasury even if such requirements are not reflected in the provisions of this Plan. Similarly, determination of the Average Actual Matching/Voluntary Contribution Percentages and a given individual's Actual Matching/Voluntary Contribution Percentage shall be subject to such requirements as prescribed by the Secretary of the Treasury even if such requirements are not reflected in this Plan.

     (d) If one or more Highly Compensated Employees participate in this Plan and any other plan maintained by the Employer which provides for contributions that are subject to the nondiscrimination test of Code Section 401(m)(2) and the sum of the actual deferral percentage (as defined in Code
Section 401(k)(3)(B)) and the contribution percentage (as defined in Code
Section 401(m)(3)) of those Highly Compensated Employees to whose Account or accounts contributions subject to the discrimination tests of Code Sections 401(k)(3), 401(m)(2), or both are allocated exceeds the Aggregate Limit, then the Actual Matching/Voluntary Contribution Percentage of those Highly Compensated Employees who participate in this Plan will be reduced (beginning with the Highly compensated Employee whose Actual Matching/Voluntary Contribution Percentage is the highest) so that such sum does not exceed the Aggregate Limit. The amount by which each Highly Compensated Employee's Actual Matching/Voluntary Contribution Percentage is reduced shall be treated as an Excess Matching/Voluntary Contribution. The determinations required by the preceding sentence shall be made after any corrections required to meet the nondiscrimination tests of Code Sections 401(k)(3) and 401(m)(2). This paragraph shall not apply if both the actual deferral percentage (as defined in Code Section 401(k)(3)(B)) and the contribution percentage (as defined in Code Section 401(m)(2)) of the Highly Compensated Employees does not exceed
1.25 multiplied by the actual deferral percentage (as defined in Code Section 401(k)(3)(B)) and the contribution percentage (as defined in Code Section 401(m)(2)) of the Non-Highly Compensated Employees. For purposes of this paragraph, "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year or the Average Actual Matching/Voluntary Contribution Percentage of the Non-Highly-Compensated Employees to whose Account or accounts contributions subject to the nondiscrimination test of Code Section 401(m)(2) were allocated for the plan year beginning with or within the Plan Year and (ii) the lesser of 200 percent or two plus the lesser of such Average Actual Deferral Percentage or Average Actual Matching/Voluntary Contribution Percentage.

     6.08 CORRECTIVE PROCEDURE WHEN DISCRIMINATORY MATCHING OR VOLUNTARY CONTRIBUTIONS ARE MADE.

     (a) The Administrator shall have responsibility of monitoring the Plan's compliance with the limitations of the preceding Section throughout the Plan Year. The Administrator shall have the discretionary power to take any and all steps it deems necessary or appropriate to ensure compliance with those limitations, including, without limitation,

          (i) restricting the amount of Nondeductible Voluntary Contributions by Highly Compensated Participants and their Family Members;

          (ii) pursuant to subsection (c) below, distributing vested Excess Matching/Voluntary Contributions to the Highly Compensated Participants and Family Members who received such allocations or made such contributions;

          (iii) treating as amounts to be reallocated pursuant to subsection
(d) below, the portion of Excess Matching/Voluntary Contributions which consists of unvested allocations of Employer Matching Contributions to the Employer Matching Contribution Accounts of Highly Compensated Participants and their Family Members, and

          (iv) limiting the amount of Employer Matching Contributions allocated to the Employer Matching Contribution Accounts of Highly Compensated Participants and their Family Members.

     (b) Notwithstanding any other provisions in this Plan, if, pursuant to subsection (a)(ii) or (iii) above, the Administrator elects to distribute or reallocate Excess Matching/Voluntary Contributions (increased by attributable income and decreased by attributable losses), the Administrator shall take such action(s) (i) on or before the date which falls 2 1/2 months after the last day of the Plan Year for which such Excess Matching/Voluntary Contributions were made, if the Employer wishes to avoid liability for the federal excise tax (equal to 10% of undistributed and unreallocated Excess Matching/Voluntary Contributions), which will be imposed on Excess Matching/Voluntary Contributions distributed or reallocated after such date, and (ii) in any case, before the last day of the Plan Year next following the Plan Year for which such contributions were made.

     (c) Distributions and/or reallocations of Excess Matching/Voluntary Contributions shall be made according to the procedure discussed below. The procedure requires that allocations and contributions be reduced (and amounts be distributed or reallocated) exclusively with respect to those Highly Compensated Participants who, together with their Family Members, received allocations of Employer Matching Contributions and/or made Nondeductible Voluntary Contributions which, when expressed as a percentage of their respective Compensations for the Plan Year, were in excess of the Maximum Matching/Voluntary Contribution Percentage. The determination of the amount of Excess Matching/Voluntary Contributions with respect to a Plan Year shall be made after determining the amount of excess 401(k) contributions, if any, to be recharacterized as Nondeductible Voluntary Contributions.

          (i) The allocations of Employer Matching Contributions and Nondeductible Voluntary Contributions of the Highly Compensated
Participant(s) (and Family Member(s)) with the highest percentage contribution(s) shall be reduced first; such reduction shall continue, as necessary, until such individual's (individuals') contribution percentage(s) equal(s) those of the individual(s) with the second highest percentage contribution percentage(s).

          (ii) Following the application of paragraph (i), if it is still necessary to reduce Highly Compensated Participants' (and their Family Members') allocations of Employer Matching Contributions and Nondeductible Voluntary Contributions, the contributions of Highly Compensated Participants with the highest and second highest contribution percentages shall be reduced, as necessary, until such individuals' contribution percentages equal those of the individual(s) with the third highest contribution percentage.

          (iii) Following the application of paragraph (iii), if it is still necessary to reduce Highly Compensated Participants' (and their Family Members') allocations of Employer Matching Contributions and Nondeductible Voluntary Contributions, the procedure, the beginning of which is outlined in paragraphs (i) and (ii), shall continue until such time as no further reductions are necessary.

          (iv) The determination and correction of Excess Matching/Voluntary Contributions of a Highly Compensated Participant whose Actual Matching/Voluntary Percentage is determined by aggregating contributions with Family Members pursuant to Section 6.02(b)(i) shall be made as follows: If the Actual Matching/Voluntary Percentage of the Highly Compensated Participants is determined under Section 6.02(b)(i)(A), then the Actual Matching/Voluntary Percentage shall be reduced as required under subsections
(i)-(iii) above and the Excess Matching/Voluntary Contributions for the aggregated group of Family Members be allocated among the Family members in proportion to the Employer Matching Contributions, Nondeductible Contributions and Qualified Non-elective Contributions used pursuant to
Section 6.07(b) of each Family Member that are combined to determine the Actual Matching/Voluntary Percentage. If the Actual Matching/Voluntary Percentage of the Highly Compensated Participant is determined under Section 6.02(b)(i)(B), then the Actual Matching/Voluntary Percentage shall be reduced as required under subsections (i)-(iii) above in two steps. First, the Actual Matching/Voluntary Percentage is reduced as required under subsections
(i)-(iii) above, but not below the Actual Matching/Voluntary Percentage of the group of Family Members who are not Highly Compensated Participants without regard to the aggregation required by Section 6.02(b)(i). Excess Matching/Voluntary Contributions shall be determined by taking into account the contributions of the Family Members whose contributions were combined to determine the Actual Matching/Voluntary Percentage of the Highly Compensated Participant under Section 6.02(b)(i), and shall be allocated among such Family Members in proportion to each such Family Member's Employer Matching Contributions, Nondeductible Voluntary Contributions and Qualified Nonelective Contributions used pursuant to Section 6.07(b). If further reduction of the Actual Matching/Voluntary Percentage is required under subsections (i)-(iii) above, Excess Matching/Voluntary Contributions resulting from this reduction shall be determined by taking into account the contributions of all the Family Members and shall be allocated among such Family Members in proportion to the Employer Matching Contributions, Nondeductible Voluntary Contributions and Qualified Nonelective Contributions used pursuant to Section 6.07(b) of each Family Member.

              (v) The Excess Matching/Voluntary Contributions of a Highly Compensated Participant or Family Member shall be deemed to consist of allocations and contributions as determined according to the following order of primacy:

                   (A) First, the Participant's Excess Matching/Voluntary Contributions shall be deemed to consist of any Excess Deferrals which both are distributable to the Participant pursuant to Section 6.04 above and were used to satisfy the Section 6.07(a) nondiscrimination tests pursuant to
Section 6.07(b)(ii) or (iii) above.

                   (B) Second, the Participant's Excess Matching/Voluntary Contributions shall be deemed to consist of any Nondeductible Voluntary Contributions (excluding any Salary Reduction Contributions or Deferred Cash Contributions recharacterized pursuant to Section 6.06(a)(iv)) which exceed the highest rate or amount at which Non-deductible Voluntary Contributions are matched.

                   (C) Third, the Participant's Excess Matching/Voluntary Contributions shall be deemed to consist of any Nondeductible Voluntary Contributions (excluding any Salary Reduction Contributions or Deferred Cash Contributions recharacterized pursuant to Section 6.06(a)(iv)) and any Employer Matching Contributions used to satisfy the Section 6.07(a) tests each in proportion to the Participant's Nondeductible Voluntary Contributions (excluding any Salary Reduction Contributions or Deferred Cash Contributions recharacterized pursuant to Section 6.06(a)(iv)) and Employer Matching Contributions used to satisfy the Section 6.07(a) text for the Plan Year.

                   (D) Fourth, the Participant's Excess Matching/Voluntary Contributions shall be deemed to consist of any allocations of Employer Profit Sharing Contributions which were characterized as Qualified Nonelective Contributions and used to satisfy the Section 6.07(a) nondiscrimination tests pursuant to Section 6.07(b)(i) or (iii) above.

                   (E) Fifth, the Participant's Excess Matching/Voluntary Contributions shall be deemed to consist of any allocations of Employer Matching Contributions consisting of Salary Reduction Contributions consisting of Salary Reduction Contributions or Deferred Cash Contributions recharacterized pursuant to Section 6.06(a)(iv).

              (vi) After the Administrator has determined the aggregate amount, and character, of Excess Matching/Voluntary Contributions to be distributed to, or in the case of nonvested Employer Matching Contributions, reallocated from, the Account of a given Highly Compensated Participant or Family Member; the amount to be distributed or reallocated shall be increased to reflect any attributable income, or decreased to reflect any attributable losses. The attributable income or loss to be distributed or reallocated must include income and/or loss with respect to both the Plan Year for which the Excess Matching/Voluntary Contributions were made and the period between the last day of such Plan Year and the date of the distribution (the "gap period").

                   (A) For the preceding Plan Year, the income (or loss) attributable to Excess Matching/Voluntary Contributions which were Nondeductible Voluntary Contributions shall be equal to the amount produced by (A) multiplying the total income (or loss) of the Participant's Nondeductible Voluntary Contribution Account for the preceding Plan Year by the Participant's Excess Matching/Voluntary Contributions, and (B) dividing the result by the Participant's Nondeductible Voluntary Account balance as of the end of the preceding Plan Year and prior to any distribution of Excess Matching/Voluntary Contributions. For the preceding Plan Year, the income (or loss) attributable to Excess Matching/Voluntary Contributions which were allocations of Employer Matching Contributions or Employer Profit Sharing Contributions, Salary Reduction Contributions or Deferred Cash Contributions shall be determined in a similar manner.

                   (B) For the purpose of calculating income or loss attributable to the gap period, the Administrator must use a reasonable method of calculation and may deem, for each month comprising the gap period (rounding up to a month and any period of more than fifteen days) that the attributable income or loss is equal to 10% of the income or loss attributable to the Participant's Nondeductible Voluntary Contribution Account for the preceding Plan Year. Calculation of gap period income or loss with respect to Excess Matching/Voluntary Contributions which consist of allocations of Employer Matching Contributions or Employer Profit Sharing Contributions, Salary Reduction Contributions or Deferred Cash Contributions shall be determined in a similar manner.

              (vii) After calculation of an amount to be distributed and/or reallocated to a Participant pursuant to the procedure discussed in paragraphs (i) through (vi), if the Participant in question has also made Excess Deferrals during the calendar year ended within or coincident with the Plan Year, any Salary Reduction Contributions or Deferred Cash Contributions scheduled to be distributed to the Participant shall be adjusted to take into account any Excess Deferrals deemed to be Excess Matching/Voluntary Contributions pursuant to paragraph (v) above and any relevant regulations issued by the Secretary of the Treasury.

         (d) After the procedure outlined in subsection (c) is completed, all amounts of Excess Matching/Voluntary Contributions other than unvested allocations of Employer Matching Contributions shall be distributed to the respective Highly Compensated Participants and Family Members to whose Accounts the Excess Matching/Voluntary Contributions were made. Subject to the limitations of Article V above, forfeitable Employer Matching Contributions which comprise Excess Matching/Voluntary Contributions shall be reallocated, as of the last day of the Plan Year for which the discrimination test is calculated, from the Employer Matching Contribution Account(s) of the relevant Highly Compensated Participant(s) or Family Member(s) to the Employer Matching Contribution Accounts of Non-Highly Compensated Participants (other than Highly Compensated Participants' Family Members). Such reallocation shall be as of the Valuation Date which is coincident with the date of forfeiture, or, if none, as of the Valuation Date which next follows the date of forfeiture, in the manner described in Section 4.04 above applied exclusively with respect to Non-Highly Compensated Participants. All amounts allocated to the Accounts of Non-Highly Compensated Participants pursuant to this paragraph shall not be deemed to be Employer Contributions for any purpose other than the purposes of Article V above.

         (e) All actions taken by the Administrator under this Section shall be pursuant to consistently applied procedures which do not arbitrarily discriminate in favor of those Highly Compensated Participants whose contribution percentages are nearest to the maximum Matching/Voluntary Contribution Percentage.

         (f) Any amount distributed to a Highly Compensated Participant or Family Member pursuant to this section shall not be subject to any of the consent rules for Participants and spouses contained in Articles IX, X, and XXIV, below. Similarly, any such distribution will not make the Participant liable for the federal taxes applicable to early withdrawals (Code Section 72(t)) and distributions (Code Section 4981 A).


                                 ARTICLE VII.
                              TIME AND MANNER OF
                             MAKING CONTRIBUTIONS

    7.01 MANAGER. Unless otherwise agreed to by the Trustee, contributions to said Trustee shall be made only in cash. All contributions may be made in one or more installments.

    7.02 TIME. Employer Contributions (other than Salary Reduction Contributions and Deferred Cash Contributions) with respect to a Plan Year shall be made before the time limit, including extensions thereof, for filing the Employer's federal income tax return for the Year with or within which the particular Plan Year ends (or such later time as is permitted by regulations authorized by the Secretary of the Treasury or delegate or such earlier time as the Secretary of the Treasury or delegate prescribes with respect to contributions used to satisfy the Section 6.05(a) nondiscrimination tests pursuant to Section 6.05(b) above). Unless the Secretary of the Treasury prescribes a later date in regulations, Salary Reduction and Deferred Cash Contributions shall be made within 30 days after the end of the Plan Year with respect to which they are made. Nondeductible Voluntary Contributions for a given Limitation Year (as defined in Section 5.05(i) above) must be made during such Limitation year or within 30 days of the end of the Limitation Year. Rollover Contributions may be made at any time acceptable to the Administrator in accordance with Section 4.06 hereof.

    All contributions shall be paid to the Administrator for transfer to the Trustee, as soon as possible or, if acceptable to the Administrator and the Trustee, such contributions may be paid directly to the Trustee. The Administrator shall transfer such contributions to the Trustee as soon as possible. The Administrator may establish a payroll deduction system or other procedure to assist the making of Nondeductible Voluntary Contributions to the Trust, and the Administrator may from time to time adopt rules or policies governing the manner in which such contributions may be made so that the Plan may be conveniently administered.

    7.03 SEPARATE ACCOUNTS. For each Participant, a separate account shall be maintained for each of the following types of contributions and the income, expenses, gains and losses attributable thereto:

         (a) Salary Reduction Contributions, if selected in the Adoption Agreement;

         (b)  Deferred Cash Contributions, if selected in the Adoption
Agreement;

         (c) Employer Profit Sharing Contributions, if selected in the Adoption Agreement;

         (d) Employer Matching Contributions (including two further separate accounts if required pursuant to Section 6.05(b)(ii)(B) above), if selected in the Adoption Agreement;

         (e) Nondeductible Voluntary Contributions, if selected in the Adoption Agreement;

         (f) Deductible voluntary contributions, if Participants made such contributions in past years;

         (g) Rollover Contributions, if, pursuant to Section 4.06 hereof, the Administrator directs the Trustee to accept such contributions; and

         (h) funds directly or indirectly transferred from another qualified retirement plan pursuant to Section 4.07 hereof, if the Administrator directs the Trustee to accept such transfers.

    In addition, pursuant to Section 7.03(d) hereof, separate accounts will be maintained for the pre-break and post-break Employer Contributions made on behalf of a Participant who has Service excluded from the calculations of Vesting Years pursuant to Section 2.56(b) above. Notwithstanding the above, if a Participant's rights to one or more types of contributions (other than Employer Matching Contributions which are separately accounted for pursuant to Section 6.05(b)(ii)(B) above, deductible voluntary contributions, Rollover Contributions, and transferred amounts) are immediately and fully nonforfeitable, such types of contributions may be maintained in a single account.


                                  ARTICLE VIII.
                                    VESTING

    8.01 WHEN VESTED. A participant shall always have a fully vested and nonforfeitable interest in his or her Nondeductible Voluntary Contribution Account, Deductible Voluntary Contribution Account, Salary Reduction Contribution Account, Deferred Cash Contribution Account and Rollover Account, and any transfer account established pursuant to Section 4.07 hereof on his or her behalf. A Participant's interest in his or her Employer Profit Sharing Contribution Account and Employer Matching Contribution Account shall be vested and nonforfeitable at Normal Retirement Date, death while in Service, Disability, upon termination (including a complete discontinuance of Employer Contributions) or partial termination of the Plan and otherwise only to the extent specified in the Adoption Agreement.

     8.02 EMPLOYER PROFIT SHARING CONTRIBUTION AND EMPLOYER MATCHING CONTRIBUTION FORFEITURES. If a Participant's employment with the Employer is terminated before his or her Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account is (are) fully vested in accordance with Section 8.01, this Section 8.02 shall apply.

     (a) The portion(s) of the Participant's Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account which is to be forfeited pursuant to subsection (b) or (c) below shall be treated as follows:

           (i) if the Employer has not specified otherwise in the Adoption Agreement, the forfeiture(s) shall be allocated as if it (they) were an Employer Profit Sharing Contribution or Employer Matching Contribution, as the case may be, for the Plan Year following the Plan Year in which such forfeiture(s) occur(s), or

          (ii) if the Employer so specifies in the Adoption Agreement, the forfeiture(s) shall be applied to reduce the Employer's obligation to make Employer Matching Contributions for the Plan Year during which the forfeiture occurs, provided that if the amount of the forfeiture to be reallocated exceeds the Employer's then unsatisfied obligation to make Employer Matching Contributions for the Plan Year, the forfeiture shall be reallocated as if it were an Employer Profit Sharing Contribution made as of the date of forfeiture.

     (b) If such a Participant completes a period of five consecutive One-Year Breaks in Service before returning to employment with the Employer, dying or becoming disabled, or receiving a distribution of his or her entire vested interest in his or her Employer Profit Sharing Account and/or Employer Matching Contribution Account, the portion(s) of such account(s) which was
(were) neither vested at the time of the Participant's termination nor forfeited pursuant to subsection (c) below shall be forfeited and treated as described in subsection (a) above. Following such a forfeiture, the Participant shall be vested in all funds which remain in his or her Employer Profit Sharing Account and/or Employer Matching Contribution Account immediately after the forfeiture and in all Trust Earnings subsequently attributed to such funds.

     (c) If such Participant receives a distribution of all or a part of the vested portion of his or her Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account in accordance with Section
10.02 or Section 10.04, this Section shall apply. For purposes of the preceding sentence, if no portion of the Participant's Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account is vested at the time of his or her termination, such Participant shall be deemed to have received a distribution under Section 10.04 of zero.

           (i) If a Participant receives a distribution of the entire vested portion of his or her Employer Profit Sharing Account and/or Employer Matching Contribution Account, the portion(s) of such account(s) which was
(were) not vested at the time of his or her termination shall be forfeited and treated as described in subsection (a) above.

          (ii) If a Participant elects to have distributed less than the entire portion of his or her Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account which is vested at the time of his or her termination, the nonvested portion of such account(s) that will be treated as a forfeiture is such nonvested portion multiplied by a fraction, the numerator of which is that portion of the Participant's Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account that is distributed, and the denominator of which is the total value of the vested portion of the Participant's Profit Sharing Employer Contribution Account and/or Employer Matching Contribution Account. Following such a forfeiture(s), the Administrator shall determine what percentage of each of the remaining Employer Profit Sharing Contribution Account balance and/or Employer Matching Contribution Account balance is vested. Thereafter, the Participant shall be fully vested in such respective percentage of his or her Employer Profit Sharing Contribution Account balance and/or Employer Matching Contribution Account balance and in all Trust earnings subsequently attributed to such vested portion of the Participant's Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account.

     (d) No forfeitures shall occur solely as a result of withdrawal of Deductible Voluntary Contribution, Nondeductible Voluntary Contributions, Rollover Contributions or amounts held in a transfer account.

     (e) If the Participant is reemployed by the Employer after he or she completes five consecutive One-Year Breaks in Service, an additional Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account, as appropriate, shall be maintained on the Participant's behalf; provided that, at a subsequent time, the Trustee shall have the discretionary authority to combine any number of Employer Profit Sharing Contribution Accounts and/or Employer Matching Contribution Accounts maintained for a Participant, so long as the Participant is 100% vested in each account so combined. All subsequent Employer Profit Sharing Contributions and/or Employer Matching Contributions made on the Participant's behalf shall be credited to the Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account, as appropriate, which was established at the time of his or her return to employment with the Employer (or such combined Employer Profit Sharing Contribution Account(s) and/or Employer Matching Contribution Account(s) which the Trustee has created pursuant to the powers granted to the Trustee in the previous sentence). The extent to which the Participant is vested in any additional Employer Profit Sharing Contribution Account(s) and/or Employer Matching Contribution Account(s) established on his or her behalf shall be determined independently in accordance with the provisions of Section 2.56 above.

     (f) If the Participant has received a distribution from his or her Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account pursuant to Article X hereof and if the Participant is reemployed by the Employer before he or she completes five consecutive One-Year Breaks in Service:

          (i) the Participant's Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Accounts will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to his or her Employer Contribution Account before the earlier of 5 years after the first date on which the Participant is subsequently re-employed by Employer, or the date the Participant incurs 5 consecutive One-Year Breaks in Service following the date of the distribution or with respect to a Participant who is deemed to have received a distribution pursuant to this Section 7.02 upon the reemployment of such Participant, the Employer Contributions Account balance of the Participant will be restored to the amount on the date of such deemed distribution; and

         (ii) the portion(s) of the Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account which is then vested shall be determined by adding to the then value of the Employer Matching Contribution Account, as the case may be, the amount, if any, previously distributed and not repaid to the Trust, applying the vested percentage then applicable, and then subtracting the amount previously distributed and not repaid to the Trust.

     (g) Each Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account established pursuant to subsection (e) hereof shall be credited with its proportionate share of Trust earnings and losses. For the purposes of the remaining Articles of this Plan, (i) all Employer Profit Sharing Contribution Accounts established in the name of a Participant shall be treated as if they comprised a single account and (ii) all Employer Matching Contribution Accounts established in the name of a Participant shall be treated as if they comprise a single account.

                                  ARTICLE IX.
                           DISTRIBUTIONS UPON DEATH

     9.01 DISTRIBUTIONS AT DEATH. If the Participant dies at a time when he or she has a vested Account balance, this Section shall apply with respect to such vested Account balance.

     (a) With respect to any such vested Account balance, the Trustee shall, at the direction of the Administrator, distribute the Participant's Account in accordance with the provisions of this Section. The Administrator's direction shall include notification of the Participant's or Beneficiary's death; the existence or non-existence of a surviving Spouse; the amounts, or method of calculating the amounts, to be distributed on given dates; the date on which distribution should commence; and the dates on which any further distribution should be made.

     (b) If the Participant has validly named a Beneficiary or Beneficiaries in the most recent Designation of Beneficiary filed with the Trustee before the Participant's death in compliance with Article XVII, his or her vested account balance shall be distributed to the Beneficiary or Beneficiaries so named. To the extent that any portion of a vested Account balance of a deceased Participant is not governed by an effective Designation of Beneficiary which names at least one living Beneficiary, that portion of the vested Account balance shall be distributed to the deceased Participant's Spouse or if that is not possible, to the estate of the deceased Participant.

     (c) If the Participant has validly elected a permissible form of distribution (i.e., a form which complies with the applicable provisions of subsection (e) below) with respect to his or her vested Account balance, his or her vested Account balance shall be distributed in accordance with such election. With respect to any portion of a deceased Participant's vested Account balance for which the Participant had not validly elected a permissible form of distribution prior to his or her death, distribution shall be made in such permissible form as the Participant's Beneficiary (or Beneficiaries) may elect in a written filing with the Trustee, provided that the time elected satisfies the requirements of subsection (e) below. In the absence of such an election:

          (i) If the Beneficiary is the Spouse, in substantially equal or more frequent installments over the Spouse's Life Expectancy.

          (ii)  If the Beneficiary is not the Spouse, in a lump sum, or

          (iii) If distributions have commenced prior to the Participant's death, in the form selected by the Participant.

     (d) If the Participant has validly elected a permissible time for commencement of distribution (i.e., a commencement date which complies with the applicable provisions of subsection (e) below) with respect to his or her vested Account balance, his or her vested Account balance shall be distributed in accordance with such election. With respect to any portion of a deceased Participant's vested Account balance for which the Participant has not validly elected a permissible time for commencement of distribution, distribution shall commence at such time as the Participant's Beneficiary (or Beneficiaries) may elect in a written filing with the Trustee, provided that the time elected satisifes the requirements of subsection (e) below. In the absence of such a valid election of a time for commencement of distribution, distribution shall commence: (i) if the Beneficiary is the Spouse, on the later of (A) the first January 1 which follows the calendar year during which the Participant would have attained age 70 1/2 or (B) the second January 1 which follows the Participant's death or (ii) if the Beneficiary is not the Spouse, on the second January 1 which follows the Participant's death.

     (e) Distribution to the Participant's Beneficiary shall be made according to the following provisions:

          (i) If the Participant dies before distributions had commenced on account of the Participant's attainment of his or her First Required Distribution Year and if the Spouse is not the Beneficiary, the Participant's entire vested Account balance must be distributed to the Participant's Beneficiary either (A) on or before December 31 of the calendar year during which occurs the fifth anniversary of the Participant's death, or (B) in substantially equal annual or more frequent installments over a period not exceeding the life expect-ancy of the oldest Beneficiary (as determined as of the date of the Participant's death by using the return multiples contained in Section 1.72-9 of the Treasury Regulations) provided that such distributions commence before the second January 1 which follows the Participant's death.

          (ii) If the Participant dies before distributions had commenced on account of the Participant's attainment of his or her First Required Distribution Year and if the Spouse is the Beneficiary, the Participant's entire vested Account balance must be distributed to the Participant's Spouse either (A) in a lump sum payable, or in installments which will be completely paid, on or before December 31 of the calendar year during which occurs the fifth anniversary of the date of the Participant's death, or (B) in annual installments over the Spouse's life or a period not longer than the Spouse's Applicable Life Expectancy provided that such distribution is commenced before the later of (I) the first January 1 following the calendar year during which the Participant would have attained age 70 1/2 had the Participant not died or (II) the second January 1 which follows the Participant's death.

          (iii) If a Participant dies after attaining his or her First Required Distribution Year and distributions to the Participant had commenced, distributions to the Participant's Spouse, Beneficiary or estate shall continue over a period at least as rapid as the period selected by the Participant.

     (f) If a Participant's Beneficiary dies after the Participant and before he or she receives full payment of the portion of the Participant's vested Account balance to which he or she is entitled, the Trustee shall, upon direction of the Administrator, distribute the funds to which the deceased Beneficiary is entitled to the beneficiary or beneficiaries validly named on the most recent Designation of Beneficiary filed by the Beneficiary with the Trustee before the Beneficiary's death. To the extent that any portion of the funds to which the deceased Beneficiary was entitled are not governed by an effective Designation of Beneficiary, the funds shall be distributed to the deceased Beneficiary's surviving spouse, or if that is not possible, to the estate of the deceased Beneficiary. The Administrator's death and the existence or non-existence of a direction shall include notification of the Beneficiary's surviving spouse.

          (i) If distributions had commenced before the Participant's death, distribution to the beneficiary of a deceased Beneficiary shall continue over a period at least as rapid as that selected by the Participant.

          (ii) If the deceased Beneficiary was the surviving Spouse of the Participant and the deceased Beneficiary had not begun to receive distributions from the Participant's Account at the time of his or her death, the Participant's vested Account balance shall be distributed to the deceased Beneficiary's beneficiary according to the provisions of this Section applied as if the Beneficiary were the Participant. In addition, the surviving Spouse's beneficiaries shall be treated as Beneficiaries during any future application of this Section.

          (iii) If neither subparagraph (i) nor (ii) above apply, the Participant's vested Account balance shall be distributed to the deceased Beneficiary's beneficiary either (A) on or before December 31 of the calendar year during which occurs the fifth anniversary of the Participant's death or
(B) in substantially equal annual or more frequent installments over the remainder of the life expectancy of the oldest Beneficiary as that life expectancy was determined at the Participant's death (by using the return multiples contained in section 1.72-9 of the Treasury Regulations) provided that distributions commence (or commenced) before the second January 1 which follows (followed) the Participant's death.

     (g) If a beneficiary of a Beneficiary (or a beneficiary) dies before he or she has received full payment of the portion of the Participant's vested Account balance to which he or she is entitled, the Trustee shall, after notification by the Administrator of the beneficiary's death, distribute the funds to which the deceased beneficiary is entitled to the beneficiary or beneficiaries validly named on the most recent Designation of Beneficiary filed by the deceased beneficiary with the Trustee before the beneficiary's death. To the extent that any portion of the funds to which the deceased beneficiary was entitled are not governed by an effective Designation of Beneficiary, the funds shall be distributed to the deceased beneficiary's surviving spouse, or if that is not possible, to the estate of the deceased beneficiary.

          (i) If distributions had commenced before the Participant's death, distribution to the beneficiary of a deceased beneficiary shall continue over a period at least as rapid as that selected by the Participant.

          (ii) In all other cases, the Participant's Account shall be distributed to the deceased beneficiary's beneficiary either (A) on or before December 31 of the calendar year during which occurs the fifth anniversary of the Participant's death or (B) in substantially equal annual or more frequent installments over the remainder of the life expectancy of the oldest Beneficiary as that life expectancy was determined at the Participant's death (by using the return multiples contained in Section 1.72-9 of the Treasury Regulations) provided that distributions commence (or commenced) before the second January 1 which follows (followed) the Participant's death.

     9.02 CHILDREN AS BENEFICIARIES. For the purposes of Section 9.01, any distribution paid to a Participant's child shall be treated as paid to the Participant's surviving Spouse if such amount becomes payable to the surviving Spouse when the child reaches the age of majority.

     9.03 NONCONSENSUAL DISTRIBUTIONS TO BENEFICIARIES. Notwithstanding any provision of Article XI or Article XXIV to the contrary, the Administrator may direct the entire vested Account Balance of a deceased Participant (exclusive of his or her Rollover Account and Deductible Voluntary Contribution Account) be distributed if the amount distributed will be equal to $3,500 or less. The Administrator may make such direction without obtaining the consent of any Beneficiary.

                                  ARTICLE X.
                             OTHER DISTRIBUTIONS

10.01 TIMING OF NORMAL DISTRIBUTIONS. Payment of distributions pursuant to the normal form of distribution discussed in the next Section shall commence within 60 days after the close of the Plan Year during which occurs the later of (a) the Participant's Normal Retirement Date or (b) the earlier of the Participant's separation from Service or the end of his or her First Required Distribution Year. Payment of benefits may, at the discretion of the Trustee, be paid directly to the Participant or to the Administrator, as payee agent.

10.02 NORMAL FORM AND OPTIONAL TIMES AND FORMS OF DISTRIBUTION. The vested Account balance of a Participant to which Article IX does not apply, shall be distributed in a form determined according to this Section.

     (a) The Participant's vested Account balance will normally be distributed in monthly installments over a period equal to the shorter of 120 months or the Applicable Life Expectancy. The monthly amount shall normally be the balance of the Participant's vested Account balance divided by the remaining number of months in such period, all rounded to the nearest cent. However, the amount of each monthly installment may be recomputed and adjusted from time to time no more frequently than monthly as the Trustee may reasonably determine.

     (b) The Participant may elect one or more of the following variations from the normal pattern of distribution, provided that the distribution shall otherwise comply with the requirements of this Plan:

          (i) Distribution made or commencing before the Participant's Normal Retirement Date and following the Participant's Disability or separation from Service.

          (ii) With respect to the portion of a Participant's Account which is not comprised of the Participant's Salary Reduction Contribution Account, Deferred Cash Contribution Account, Employer Profit Sharing Contribution Account (to the extent that amounts in the employer Profit Sharing Contribution Account are attributable to contributions not considered pursuant to Section 6.05(b) above for purposes of satisfying either the nondiscrimination test applicable to salary Reduction Contributions or contributions considered pursuant to Section 6.07(b) above for purposes of satisfying the nondiscrimination test applicable to Salary Reduction Contributions or contributions considered pursuant to Section 6.07(b) above for purposes of satisfying the nondiscrimination test applicable to Employer Matching Contributions and Nondeductible Voluntary Contributions (Qualified Non-elective Contributions)) AND the Employer Matching Contribution Account (to the extent that amounts in the Employer Matching Contribution Account are attributable to amounts not considered pursuant to Section 6.05(b) above for purposes of satisfying the nondiscrimination test applicable to Salary Reduction Contributions and/or Deferred Cash Contributions (Qualified Matching Contributions)), distribution made or commencing before the Participant's Normal Retirement Date. Distribution of amounts excluded from the preceding sentence may be made or commence before Participant's Normal Retirement Date and following the Participant's attainment of age 59 1/2.

          (iii) Distributions made or commencing after the normal time of distribution described in Section 9.01; provided, however, that any such deferred distribution must commence no later than 60 days after the end of the Participant's First Required Distribution Year.

           (iv) Distribution of the Participant's entire vested Account balance in a lump sum, provided that the Participant requests such distribution in writing.

          (v) Installment payments of a fixed amount, such payments to be made until exhaustion of the Participant's vested Account balance.

          (vi) Distribution in kind.

          (vii) Any reasonable combination of the foregoing or any reasonable time or manner of distribution within the above-stated limitations.

     10.03 REQUIRED MINIMUM DISTRIBUTIONS. In the case of each Participant, the annual distribution from his or her Account shall be determined in accordance with the regulations under Code Section 401(a)(9) including the minimum distribution incidental benefit requirement of Section 1.401(c)(9)-2 of such regulations and must equal or exceed the amounts described in (a) and
(b) below.

     (a) For calendar years beginning before January 1, 1989, the minimum distribution to be made for each calendar year beginning with the First Required Distribution Year shall be the amount equal to the quotient obtained by dividing the Participant's Account balance at the beginning of the calendar year by the Applicable Life Expectancy. If the Participant's Spouse is not the Beneficiary, the method of distribution used must ensure that at least 50% of Present Value (as defined in Section 23.02(h) hereof) of the Participant's vested Account balance at the time distributions commence is paid within the life expectancy of the Participant.

     (b) For calendar years beginning after December 31, 1988, the minimum distribution to be made for each calendar year beginning with the First Required Distribution Year shall be the amount equal to the quotient obtained by dividing the Participant's Account balance at the beginning of the calendar year by the lesser of (i) the Applicable Life Expectancy, or (ii) if the Participant's Spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the regulations under Code Section 401(a)(9).

     10.04 NONCONSENSUAL DISTRIBUTIONS. Notwithstanding any provision of
Article IX, this Article or Article XXIV to the contrary, the Administrator may direct that the entire vested Account balance of a former Participant (exclusive of his or her Rollover Account and Deductible Voluntary Contribution Account) be distributed if the amount distributed will be equal to $3,500 or less. The Administrator may make such direction (a) only if the former Participant has not previously attained his or her Annuity Starting Date and (b) regardless of whether the former Participant requests or otherwise consents to such distribution.

     10.05 DISTRIBUTION OF PARTICIPANT CONTRIBUTION ACCOUNTS.

     (a) Nondeductible Voluntary Contribution Account. A Participant may withdraw all or a portion of his or her Nondeductible Voluntary Contribution Account upon 30 days' written notice to the Administrator.

     (b) Deductible Voluntary Contribution Account. A Participant may withdraw all or a portion of his or her Deductible Voluntary Contribution Account upon written application to the Administrator. However, if at the time the Participant receives the withdrawal, he or she has not attained age 59 1/2 and is not disabled, the Participant will be subject to a federal income tax penalty unless within 60 days of the date he or she receives it, he or she rolls over the amount withdrawn to an individual retirement plan or, if the Participant can satisfy the requirement contained in Section 4.06(b) above, a qualified retirement plan.

     (c) Rollover Account. A participant (or his or her beneficiary, if applicable) may withdraw all or a portion of the Participant's Rollover Account upon 30 days' written notice to the Administrator. However, if the Participant has neither attained age 59 1/2 nor died before the date of the withdrawal, the Participant will be subject to a federal income tax penalty unless one of the following paragraphs apply:

          (i) within 60 days of the date he or she receives it, he or she rolls the amount withdrawn to an individual retirement plan or, if the Participant can satisfy the applicable Code requirements, a qualified retirement plan;

          (ii) the withdrawal is attributable to the Participant's disability (within the meaning of Code Section 72(m)(7));

          (iii) the withdrawal is part of a series of annual or more frequent, substantially equal, periodic payments over the life expectancy of the Participant or the joint and last survivor life expectancy of such Participant and a Beneficiary and such payments begin shortly after the Participant separates from Service;

          (iv) the withdrawal is made by the Participant after the Participant has separated from Service at or after age 55; or

          (v) the withdrawal (when aggregated with all other distributions the Participant has received from qualified retirement plan trusts during the calendar year) does not exceed the amount that the Participant can claim as a Federal Income Tax deduction for amounts paid during the calendar year for medical care.

     10.06 SPECIAL ONE-TIME DISTRIBUTION ELECTION. Notwithstanding any Plan provision to the contrary, distribution on behalf of any Employee, including a 5-percent owner (as defined in Code Section 416(i)(1)(B)(i)), may be made in accordance with the following requirements (regardless of when such distribution commences):

     (a) The distribution is one which would not have disqualified the Plan under Code Section 401(a)(9) as it was in effect prior to its amendment by the Deficit Reduction Act of 1984.

     (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant has died, by a beneficiary of such Participant.

     (c) Such designation was in writing, was signed by the Participant or the beneficiary, and was made before January 1, 1984.

     (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

     (e) The method of distribution designated by the Participant or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant are listed in order of priority.

     (f) If the distribution is one to which the provisions of Article XXIV hereof would otherwise have applied and the Participant is married, the Participant's Spouse consents to the election in a writing filed with the Administrator.

     A distribution upon death will not be covered by this Section unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

     For any distribution which commenced before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirement in subsections (a) and (e) above.

     If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

     10.07 DISTRIBUTION ON ACCOUNT OF PLAN TERMINATION. If the Employer terminates the Plan or completely discontinues making Employer Contributions to the Trust, the Administrator has discretion pursuant to Section 20.03 below to distribute, or retain in the Trust, Participants' Account balances. With respect to Participants' Salary Reduction Contribution Accounts and/or Deferred Cash Contribution Accounts, however, the Administrator shall not direct that distributions be made pursuant to this Section and Section 20.03 below, if a successor plan to the Plan is established.

                                   ARTICLE XI.
                             DISTRIBUTION ON HARDSHIP

     11.01 HARDSHIP DISTRIBUTION. If elected by the Employer in the Adoption Agreement, the Trustee shall, upon the direction of the Administrator, distribute all or a portion of a Participant's Salary Reduction Contribution Account and/or Deferred Cash Contribution Account (but not earnings on such account which accrue after December 31, 1988) prior to the time such accounts are otherwise distributable in accordance with Articles IX and X hereof, subject to the provisions of this Article.

     11.02 HARDSHIP DEFINED. Any such distribution shall be made only if, and the amount of such distribution shall be limited to the extent that, the Participant demonstrates that he or she is suffering from "hardship." A Participant shall be considered to be suffering from "hardship" only if the distribution is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need, determined in accordance with objective, nondiscretionary standards as set forth in this Section.

     (a) An "immediate and heavy financial need" shall be deemed to include, and shall be limited to, the following:

          (i) Medical expenses described in Code Section 213(d) incurred by the Participant, his or her Spouse, or any dependents of the Participant (as defined in Code Section 152);

          (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

          (iii) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children, or dependents; or

          (iv) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

     (b) A distribution will be created as "necessary" to satisfy an immediate and heavy financial need of the Participant only if:

          (i) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

          (ii) All plans maintained by the Employer provide that the Participant's Salary Reduction Contributions and/or Deferred Cash Contributions (and Nondeductible Voluntary Contribution) will be suspended for twelve months after the receipt of the hardship distribution;

          (iii) The distribution is not in excess of the amount of an immediate and heavy financial need; and

          (iv) All plans maintained by the Employer provide that the Participant may not make Salary Reduction Contribution and/or Deferred Cash Contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Participant's Salary Reduction Contributions and/or Deferred Cash Allocations for the taxable year of the hardship distribution.

     11.03 MANNER OF DISTRIBUTION. A distribution under this Article shall be made in a lump-sum payment to the Participant.

                               ARTICLE XII.
                                   LOANS

     12.01 AVAILABILITY OF LOANS. If, in the Adoption Agreement, the Employer has specified that loans to Participants are permitted, the Loan Trustee shall, upon the direction of the Administrator, make one or more loans, including any renewal thereof, to a Participant (other than a Participant who is an Owner-Employee). Any such loan shall be subject to such terms and conditions as the Administrator shall determine pursuant to a written uniform policy adopted by the Administrator for this purpose, which policy shall be incorporated herein as part of the Plan, at least as restrictive as required by this Article, and, with respect to loans granted or renewed on or after the last day of the first Plan Year beginning on or after January 1, 1989, contain specific provisions setting forth: (a) the identity of the person or postions authorized to administer the loan program; (b) a procedure for applying for loans; (c) the basis upon which loans will be approved or denied; (d) limitations, in addition to those described in this Section 10, on the types and amount of loans offered; (e) the procedure under the program for determining a reasonable rate of interest; (f) the types of collateral which may secure a loan; and (g) the events constituting default and the steps that will be taken to preserve plan assets in the event of such default.

     12.02 SPOUSAL CONSENT REQUIRED. If this Plan is adopted as a plan which is subject to the special annuity rules discussed in Article XXIV below, to obtain a loan, a Participant must obtain the consent of his or her Spouse, if any, within the 90-day period before the time his or her Account balance is used as security for the loan. Furthermore, a new consent is required if an increase in the amount of the security is necessary and any of the remaining balance of the Account is used. A spousal consent to a loan must be in writing, witnessed by a Plan representative or notary public, and acknowledge that as a result of a default in repayment of the loan the Spouse may be entitled to a lesser death benefit than he or she would otherwise receive under the Plan. A Spouse shall be deemed to consent to any loan which is outstanding at the time of his or her marriage to the Participant.

     12.03 EQUIVALENT BASIS. No such loan may be made to a disqualified person within the meaning of Code Section 4975(e), unless such loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not made available to Highly Compensated Employees in an amount which, when stated as a percentage of any such Participant's or Beneficiary's Account, is greater than is available to any other Participants or Beneficiaries.

     12.04 LIMITATION ON AMOUNT. The amount of any such loan, when added to the outstanding balance of all other loans from the Trust (and any other qualified retirement plans of the Employer's) to the Participant or Beneficiary, shall not exceed the lesser of:

     (a) $50,000 reduced by the amount by which (i) the highest outstanding balance of all such loans to the Participant or Beneficiary during the one-year period ending on the day before the date on which the loan is made exceeds (ii) the outstanding balance of such loans to the Participant or Beneficiary on the date on which such loan is made; or

     (b) with respect to loans granted or renewed on or before October 18, 1989, the amount determined pursuant to the following chart:


     VESTED                                            MAXIMUM AMOUNT
ACCOUNT BALANCE                                            OF LOAN
---------------                                        --------------
$0-$10,000                                      100% of vested Account balance
$10,000-$20,000                                            $10,000
$20,000-$100,000                                50% of vested Account balance
over $100,000                                              $50,000

with respect to loans granted or renewed on or after October 19, 1989, the amount determined pursuant to the following chart.

                   Vested                   Maximum Amount
              Account Balance                   of Loan
              ---------------                   -------
               $0 - $100,000          50% of vested Account balance
               over $100,000          $50,000.

     The value of the Participant's or Beneficiary's Account balance shall be as determined by the Administrator; provided, however, that such determination shall in no event take into account the portion of the Participant's or Beneficiary's Account attributable to the Participant's Deductible Voluntary Contribution Account.

     12.05 MAXIMUM TERM. The term of any such loan shall not exceed 5 years; provided, however, that such limitation shall not apply to any loan used for the purchase of a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

     12.06 PROMISSORY NOTE. Any such loan shall be evidenced by a promissory note executed by the Participant and payable to the Loan Trustee, on the earliest of (i) a fixed maturity date meeting the requirements of Section
12.05 above, but in no event later than the Participant's Normal Retirement Date, (ii) the Participant's death, or (iii) when distribution hereunder is to be made to the Participant (other than a withdrawal which will not reduce the value of his or her Account to the extent that the aggregate amount owing could not be made as a new loan within the limitation set forth in Section
12.04 above). Such promissory note shall evidence such terms as are required by this Article.

     12.07 ADEQUATE SECURITY. Each loan and related promissory note shall be secured by an assignment of the Participant's Account to the Loan Trustee. A Participant may also provide such other or additional security for the loan as the Loan Trustee may require or permit; when determining whether to require additional security, the Loan Trustee shall give special consideration to whether the adequate security exists in light of Code imposed restrictions which may limit the Loan Trustees ability, under certain circumstances, to liquidate all or a portion of the Participant's vested Account.

     12.08 REPAYMENT. In addition to executing a promissory note, the Participant who desires to take out a loan shall enter into a payroll reduction agreement with the Employer or such other form of repayment agreement with the Employer as the Administrator permits from time to time. The Participant shall enter into such agreement on or before the date when the loan is made. Such agreement shall provide that, if the Participant defaults on the loan while he or she is still an Employee, the Employer shall be entitled to reduce the Participant's pay in sufficient increments to ensure that, over a reasonable period of time, the amount with respect to which the Participant has defaulted plus any interest owed and any costs of collection incurred by the Loan Trustee will be repaid to the Trust. The Employer shall promptly pay to the Loan Trustee all amounts that the Employer withholds from a Participant's pay pursuant to such a payroll reduction agreement or other repayment agreement. The Administrator and/or Loan Trustee shall credit all amounts withheld from a Participant's pay or collected pursuant to a repayment agreement to the relevant Participant's Account as payments of amounts owed on the note. The Administrator shall make such arrangements with former Participants and Beneficiaries as he may, in his discretion determine from time to time.

     12.09 INTEREST. Any such loan shall be subject to a reasonable rate of interest.

     12.10 LEVEL AMORTIZATION. A Participant shall repay the principal of any loan according to a schedule which shall provide for level amortization over a period of the loan, with payments to be made no less frequently than quarterly.

     12.11 REPAYMENT. If a Participant fails to make a payment in accordance with the schedule developed in accordance with the requirements of Section
12.10 above or if at any time the Administrator determines that the aggregate amount owing by a Participant upon such notes exceeds the vested value of the Participant's Account, the Administrator shall notify the Participant in writing that if the relevant loan principal and accumulated and unpaid interest thereon is not paid within 30 days, action will be taken to collect such amounts plus any cost of collection. When collecting such amounts, the Loan Trustee may utilize any of the remedies available to it including those provided by the promissory note, Section 12.08 above's payroll reduction agreement and applicable law. If a note is not paid when the Participant's benefits hereunder are to be distributed, then any unpaid portion of such loan, and unpaid interest thereon, and any costs of collection incurred by the Loan Trustee shall be deducted by the Loan Trustee from the Participant's Account before benefits are paid from or purchased out of the Account. Such deduction shall, to the extent thereof, cancel the indebtedness of the Participant. Notwithstanding any implication of the preceding sentence to the contrary, no attachment of the Participant's Salary Reduction Account, Deferred Cash Contribution Account, Employer Profit Sharing Contribution Account (to the extent that amounts in the Employer Profit Sharing Contribution Account are attributable to contributions either considered pursuant to Section 6.05(b)(i) or (iii) above for the purposes of satisfying either the nondiscrimination test applicable to Salary Reduction Contributions or contributions considered pursuant to Section 6.07(b)(i) or
(iv) above for the purposes of satisfying the nondiscrimination test applicable for Employer Matching Contributions and Nondeductible Voluntary Contributions) or Employer Matching Contribution Account (to the extent that amounts in the Employer Matching Contribution Account are attributable to amounts considered pursuant to Section 6.05(b)(ii) or (iii) above for purposes of satisfying the nondiscrimination test applicable to Salary Reduction Contributions and/or Deferred Cash Contributions shall occur until a distributable event occurs under Articles IX or X (or if it is otherwise applicable, Article XXIV) hereof.

     12.12 ACCOUNTING. Loans shall be made only from the Account of the Participant (exclusive of that portion of the Account attributable to the Participant's Deductible Voluntary Contribution Account) requesting the loan, and shall be treated a an investment of such Account. All interest payments made with respect to such loan shall be credited to the Participant's Account.

     12.13 PRECEDENCE. This Article overrides Section 18.01 below.

                                 ARTICLE XIII
                               TRUST PROVISIONS

     13.01 MANNER OF INVESTMENT. All contributions to the Account of a Participant shall be held in trust by the Trustee designated in the Adoption Agreement. Except to the extent that a Participant's Account is invested in a loan pursuant to Article XII hereof, the Account of a Participant may only be invested and reinvested in Designated Investments, unless the Distributor permits less than 100% of the Trust assets to be so invested. If the Administrator or the Participant, as the case may be, has elected to have a portion of an Account invested in other than Designated Investments and the Distributor has authorized the investment of less than 100% of Trust assets in such investments, the Trustee shall invest such amount in such investments as it is empowered to invest in under Section 13.03 hereof. Both the Designated Investments and investments other than Designated Investments available for investment may be limited by the Administrator. Investment in more than one Designated Investment is not permitted unless the value of the Participant's Account and the value of the investment in each additional Designated Investment exceed amounts from time to time determined by the Distributor.

     If the Trustee invests in one or more collective investment funds administered by the Trustee (or any affiliate of the Trustee) as trustee thereof for the collective investment of assets of employee pension or profit-sharing trusts, and such collective investment fund constitutes a qualified trust under the applicable provisions of the Code, such collective investment funds shall constitute part of the Plan, and the instrument creating such funds shall constitute part of this Agreement of Trust while any portion of the Trust is so invested.

     13.02 INVESTMENT DECISION.

     (a) The decision as to the investment of an Account shall be made by the person designated in the Adoption Agreement, and the Trustee shall have no responsibility for determining how an Account is to be invested or to see that investment directions communicated to it comply with the terms of the Plan. If the decision is made by the Participant, the Participant shall convey investment instructions to the Administrator and the Administrator shall promptly transmit those instructions to the Trustee. Further, if the decision is to be made by the Participant, the right to make such a decision shall remain with the Participant upon retirement and shall pass to the Distributee upon death.

     (b) The person designated to make the decision as to the investment of an Account may direct that the investment medium of an Account be changed, provided that no such change may be made from or to an investment other than a Designated Investment except to the extent permitted under Section 13.01 above and by the terms of that other investment vehicle. Notwithstanding the foregoing, the Administrator may from time to time establish uniform, nondiscretionary rules with respect to the frequency or times at which changes in the investment medium of the Account may be made. If the Distributor determines in its own judgment that there has been trading of Designated Investments in the Accounts of the Participants, any Designated Investment may refuse to sell to such Accounts. When an investment is being made or changed, the person designated to do so shall specify the type of Account to which the change refers.

     (c) If any decision as to investments is to be made by the Administrator, it shall be made on a uniform basis with respect to all Participants.

     (d) The Administrator and the Trustee may adopt procedures permitting Participants to convey their investment instructions directly to the Trustee or to the transfer agent for the Designated Investment or for any other investment permitted by the Distributor.

     (e) Whenever a Participant is the person designated to make the decision as to the investment of an Account, the Administrator shall ascertain that the Participant has received a copy of the current prospectus relating to any Designated Investment in which such Account is to be invested where required by any state or federal law. With respect to contributions designated for investment by a Participant, by remitting such a contribution to the Trustee, the Administrator shall be deemed to warrant to the Trustee for the benefit of the appropriate Designated Investment and its principal underwriter (if applicable) that the Participant has received all such prospectuses. By remitting any other contribution to the Trustee, the Administrator shall be deemed to warrant to the Trustee for the benefit of the appropriate Designated Investment and its principal underwriter (if applicable) that the Administrator has received a current prospectus of any Designated Investment in which the contribution is to be invested where required by any state or federal law.

     13.03 INVESTMENT POWERS. To the extent that a portion of the Trust assets are invested other than in Designated Investments pursuant to Section
13.01 above, the Trustee is hereby granted full power and authority to invest and reinvest the Trust assets in any property of any kind or nature whatsoever (speculative or otherwise) or in any rights or interests therein, or in any evidences or indicia thereof and whether real, personal or mixed, or whether tangible or intangible (including for illustration but not to be limited to the following or anything of a similar kind, character or class; common or preferred stocks, evidences or ownership in so-called Massachusetts business trusts, fees, beneficial interests, leaseholds, bonds, mortgages, leases, notes or obligations, oil and gas payments, oil and gas contracts, other securities, instruments or commodities, investments in property yielding little or no income and shares of regulated investment companies) without regard to any rule of law or statute of the state of the Trustee designating investments eligible for trust funds, and without respect to any custom or practice either as to types of investments or diversification of investments, and to hold cash uninvested at any time and from time to time in such amounts and to such extent as the Trustee in its own uncontrolled discretion and judgement deems advisable; provided, however, that the Trustee is to act with the care, skill and diligence, under the circumstances then prevailing which would characterize the actions of a prudent man who is acting as such a Trustee and who is familiar with duties of such a Trustee; further provided that the Trustee shall diversify the investments of the Trust Fund so as to minimize the risk of large losses unless, under the circumstances, such diversification would not be prudent; further provided that the Trustee is not empowered to enter into any investment which would be prohibited under the Act or otherwise by the provisions of this Plan.

     Notwithstanding the above, the following restrictions on the investment of a Participant's Account shall apply:

     (a) No part of a Participant's Deductible Voluntary Contribution Account may be used to purchase life insurance.

     (b) At most, less than one-half of the aggregate Employer Contributions allocated to a Participant's Employer Contribution Account may be used to pay premiums attributable to the purchase of ordinary life insurance contracts (life insurance contracts with both nondecreasing death benefits and non-increasing premiums).

     (c) No more than one-quarter of aggregate Employer Contributions allocated to a Participant's Employer Contribution Account may be used to pay premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life insurance contracts.

     (d) One-half of the amount used to pay premiums on ordinary life insurance contracts plus the amount used to pay premiums on all other life insurance contracts may not exceed an amount equal to one-quarter of the aggregate Employer Contributions allocated to a Participant's Employer Contribution Account.

     (e) No part of a Participant's Account shall be applied towards the purchase of any insurance contract unless (i) the Trustee applies for and is the owner of such contract, (ii) the contract provides that all contract proceeds shall be paid to the Trustee, and (iii) the contract provides for distributions to the Participant's Spouse, as necessary to ensure compliance with the applicable requirements of Article IX, X and XXIV.

     (f) Amounts used to pay premiums on, or purchase, any insurance contract(s) on the life of a Participant shall be paid first from that portion of the Participant's Nondeductible Voluntary Contribution Account which represents Nondeductible Voluntary Contributions made by the Participant prior to January 1, 1987, provided that the Plan, as of May 5, 1986, permitted withdrawal of Nondeductible Voluntary Contributions before separation form Service. Amounts used to pay premiums on, or purchase, any insurance contract(s) on the life of a Participant which exceed that portion of the Participant's Nondeductible Voluntary Contribution Account described in the preceding sentence shall be paid first from the portion of the Participant's Nondeductible Voluntary Contribution Account which represents the remaining Nondeductible Voluntary Contributions made by the Participant and then, except as provided in paragraph (a) above, from such other of the Participant's Accounts as the Administrator directs pursuant to the Participant's election.

     (g) Except as provided in Section 22.01, any insurance contract(s) on the life of a Participant will be converted to cash or distributed to the Participant as of the Participant's Annuity Starting Date, provided, that if this Plan is adopted as a money purchase pension plan, such contract(s) may, subject to Section 9.02, be converted to an annuity as of the Participant's annuity Starting Date.

     (h) Any dividends or credits earned on insurance contract(s) will be allocated to the Employer Contribution Account of the Participant for whose benefit the contract is held, provided, however, that if an insurance contract was purchased with a Participant's Nondeductible Voluntary Contributions, such dividends or credits which are attributable to the Participant's Nondeductible Voluntary Contributions shall, to the extent treated as a return of premium, be credited to the Participant's Nondeductible Voluntary Contribution Account.

     If a Participant's Account is invested in one or more insurance contracts, the Trustee is required to pay over all proceeds of the contract(s) to the Participant's Beneficiary or Beneficiaries in accordance with the terms of this Plan and under no circumstances shall the Trust retain any contract proceeds.

     13.04  APPOINTMENT OF INVESTMENT MANAGER.

     Subject to Sections 13.01 and 13.03 above, the Administrator may designate, and the Employer may contract with, Scudder, Stevens & Clark Inc., or its successor or any affiliate, to act as investment manager (within the meaning of the Act), and may at any time revoke such designation. If an investment manager is so designated, the Trustee shall follow all investment directions given by the investment manager with respect to the retention, investment and reinvestment of the Plan assets to the extent they are under the control of such investment manager. If permitted by the Trustee, the investment manager may issue orders for the purchase and sale of securities, including orders through any affiliate of such investment manager. Such an investment manager is specifically allowed to direct or make investments in any Designated Investment. The Trustee shall not be liable for following any direction given by, or any actions of, an investment manager so appointed.

     13.05  TRUSTEE: NUMBER, QUALIFICATIONS AND MAJORITY ACTION.

     (a) The Employer shall designate one or more Trustees. Any natural person and any corporation having power under applicable law to act as a trustee of a pension or profit sharing plan may be a Trustee. No person shall be disqualified from being a Trustee by being employed by the Employer, by being the Administrator, by being a trustee under any other qualified retirement plan of the Employer or by being a Participant in this Plan or such other qualified plan.

     (b) A Trustee holding office as sole Trustee hereunder shall have all the powers and duties herein given the Trustees. When the number of Trustees hereunder is three, any two of them may act, but the third Trustee shall be promptly informed of the action. When there are two or more Trustees hereunder, they may, by written instrument communicated to the Employer and the Administrator, allocate among themselves the powers and duties herein given to the Trustee hereunder. If such an allocation is made, to the extent permitted by applicable law, no Trustee shall be liable either individually or as a trustee for loss to the Plan from the acts or omissions of another Trustee with respect to duties allocated to such other Trustee.

     13.06  CHANGE OF TRUSTEE.

     (a) Any Trustee may resign as Trustee upon notice in writing to the Employer, and the Employer may remove any Trustee upon notice in writing to each Trustee. The removal of a Trustee shall be effective immediately, except that a corporation serving as a Trustee shall be entitled to 60 days' notice which it may waive, and the resignation of a Trustee shall be effective immediately, provided that, if the Trustee is the sole Trustee, neither a removal nor a resignation of a Trustee shall be effective until a successor Trustee has been appointed and has accepted the appointment. If within 60 days of the delivery of the written resignation or removal of a sole Trustee another Trustee shall not have been appointed and have accepted, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee or may terminate the Plan pursuant to Section XVIII of the Prototype Plan. The Trustee shall not be liable for the acts and omissions of any successor Trustee.

     (b) At any time when the number of Trustees is one or two the Employer may but need not appoint one or two additional Trustees. Such an appointment and the acceptance thereof shall be in writing, and shall take effect upon the delivery of written notice thereof to all the Trustees and the Administrator and such acceptance by the appointed Trustee, provided that if a corporation is a Trustee then in the absence of its consent, such an appointment of an additional or successor Trustee shall not become effective until 60 days after its receipt of notice.

     (c) Although any Employer adopting the Plan may chose any Trustee who is willing to accept the Trust, the Distributor or its successor may make or may have made tentative standard arrangements with any bank or trust company with the expectation it will be used as the Trustee by a substantial group of Employers. It is also contemplated that more favorable results can be obtained with a substantial volume of business, and that it may become advisable to remove such bank or trust company as Trustee and substitute another Trustee. Therefore, anything in the prior two subsections notwithstanding each Employer adopting this Plan hereby agrees that the Distributor may, upon a date specified in a notice of at least 30 days to the affected Employer received by the Distributor before such date, (i) remove any such Trustee has resigned as to a group of Employers, (ii) appoint such a successor Trustee, provided such action is taken with respect to all Employers similarly circumstanced of which the Distributor has knowledge, and provided such notice is given in writing mailed postage prepaid to the Employer at the latest address furnished to the Distributor directly or supplied to it by such Trustee which is to be succeeded. If within 60 days after such Trustee's resignation or removal, the Employer has not appointed a successor which has accepted such appointment (unless the appointment of a successor Trustee is waiting for action by the Distributor pursuant to the next preceding sentence according to notice which has been given), the Trustee may petition an appropriate court for the appointment of its successor. The Trustee shall not be liable for the acts and omissions of such successor.

     (d) Successor Trustees qualifying under this Section shall have all rights and powers and all the duties and obligations of original Trustees.

     13.07 VALUATION. Annually, on the Valuation Date, or more frequently in the discretion of the Trustee, the assets of the Trust shall be revalued at fair market value and the accounts of the Trust shall be proportionately adjusted to reflect income, gains, losses or expenses, if the system of accounting does not directly accomplish all such adjustments. Each account shall share in income gains, losses, or expenses connected with an asset in which it is invested according to the proportion which the account's investment in the asset bears to the total amount of the Trust Fund invested in the asset. Any dividends or credits earned on insurance contracts shall be allocated to the specific account of the Participant from which the funds originated for investment in the contract.

     The Trust Fund shall be administered separately from, and shall not include any assets being administered under, any other plan of an Employer. Interim valuations, if any, shall be applied uniformly and in a non-discriminatory manner for all Employees.

     13.08 REGISTRATION. Any assets in the Trust Fund may be registered in the name of the Trustee or any nominee designated by the Trustee.

     13.09  CERTIFICATIONS AND INSTRUCTIONS.

     (a) Any pertinent vote or resolution of the Board of Directors of the Employer (if it is a corporation) shall be certified to the Trustee over the signature of the Secretary or an Assistant Secretary of the Employer and under its corporate seal. The Employer shall promptly furnish to the Trustee appropriate certification evidencing the appointment and termination of the individual or individuals serving as Administrator under Section 14.01 of the Plan.

     (b) The Administrator shall furnish to the Trustee appropriate certification of the individual or individuals authorized to give notice on behalf of the Administrator and providing specimens of their signatures. All requests, directions, requisitions for money and instructions by the Administrator to the Trustee shall be in writing and signed. There may be standing requests, directions, requisitions or instructions to the extent acceptable to the Trustee.

     13.10 ACCOUNTS AND APPROVALS.

     (a) The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all books and records relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by the Administrator or by the Employer.

     (b) Within 90 days following the close of each Plan Year the Trustee may, and upon the request of the employer or the Administrator shall, file with the Administrator and the Employer a written report setting forth all securities or other investments (including insurance contracts) purchased and sold, all receipts, disbursements and other transactions effected by it during the period since the date covered by the next prior report, and showing the securities and other property held at the end of such period, and such other information about the Trust Fund as the Administrator shall request. Unless the Employer or Administrator, within 90 days from the date of mailing of such report, objects to the contents of such report, the report shall be deemed approved. Any such objections shall set forth the specific grounds on which they are based.

     13.11 TAXES. The Trustee may assume that any taxes assessed on or in respect of the Trust Fund are lawfully assessed unless the Administrator shall in writing advise the Trustee that in the opinion of counsel for the Employer such taxes are notlawfully assessed. In the event that the Administrator shall so advise the Trustee, the Trustee, if so requested by the Administrator and suitable provision for their indemnity having been made, shall contest the validity of such taxes in any manner deemed appropriate by the Administrator or counsel for the Employer. The word "taxes" in this Article shall be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes assessed. Any taxes, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Trust Fund that may be levied or assessed in respect to such assets shall, if allocable to the Accounts of specific Participants, be charged to such Accounts, and if not so allocable, they shall be equitably apportioned among all such Participants' Accounts.

     13.12 EMPLOYMENT OF COUNSEL. The Trustee may employ legal counsel (who may be counsel for the Employer) and shall be fully protected in acting or refraining from acting, upon such counsel's advice in respect to any legal questions.

     13.13 COMPENSATION OF TRUSTEE. An individual Trustee who is an Employee of the Employer shall not be compensated for services as Trustee. A corporation, or an individual who is not an Employee of the Employer, serving as a Trustee shall be entitled to reasonable compensation for services, such compensation shall be paid in accordance with Article XV.

     13.14 LIMITATION OF TRUSTEE'S LIABILITY.

       (a) The Trustee shall have no duty to take any action other than as herein specified, unless the Administrator shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by it, or to defend or engage in any suit unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

       (b) The Trustee may conclusively rely upon and shall be protected in acting in good faith upon any written representation or order from the Administrator or any other notice, request, consent, certificate or other instrument or paper believed by the Trustee to be genuine and properly executed, or any instrument or paper if the Trustee believes the signature hereon to be genuine.

       (c) The Trustee shall not be liable for interest on any reasonable cash balances maintained in the Trust.

       (d) The Trustee shall not be obligated to, but may, in its discretion, receive a contribution directly from a Participant.

     13.15 SUCCESSOR TRUSTEE. Any corporation into which a corporation acting as a Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which such Trustee may be a party, shall be the successor of the Trustee hereunder, without the necessity of any appointment or other action, provided the Trustee does not resign and is not removed.

     13.16 ENFORCEMENT OF PROVISIONS. To the extent permitted by applicable law, the Employer and the Administrator shall have the exclusive right to enforce any and all provisions of this Agreement on behalf of all Employees or former Employees of the Employer or their Beneficiaries or other persons having or claiming to have an interest in the Trust Fund or under the Plan. In any action or proceeding affecting the Trust Fund or any property constituting a part or all thereof, or the administration thereof or for instructions to the Trustee, the Employer and Administrator and the Trustee shall be the only necessary parties and shall be solely entitled to any notice of process in connection therewith; any judgment that may be entered in such action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in the Trust Fund or under the Plan.

     13.17 VOTING. The Trustee shall deliver, or cause to be executed and delivered, to the Administrator, or to such individual(s) designated by the Administrator, all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust. The Administrator shall deliver these to the individual(s) entitled to make investment decisions pursuant to Section 13.02 hereof (if the Adoption Agreement so provides this may be the Participant or the Beneficiary of a deceased Participant). With respect to proxies, proxy solicitation materials, and other voting matters, the Trustee shall vote securities held by the Trust in accordance with the written instructions of the individual(s) entitled to make investment decisions pursuant to Section
13.02. Such instructions shall be delivered to the Trustee by the Administrator, or such person designated by the Administrator. If, however, the Trustee has not receive instructions with respect to how to vote given securities before five full business days prior to the meeting at which such securities are to be voted, the Trustee may vote such securities. Notwithstanding the foregoing, if the Trustee is Scudder Trust Company and it has not received instructions with respect to how to vote given securities before two full business days prior to the meeting at which such securities are to be voted, (a) if such vote is in response to a tender offer, the individual(s) entitled to make investment decisions pursuant to Section 13.02 will be deemed to have instructed the Trustee not to sell, offer to sell, exchange or otherwise dispose of the securities and (b) if the vote is not related to a tender offer, it shall vote such securities for or against each proposal, or abstain from voting on each proposal, in the same proportion as all other shares of such securities voted or abstain from voting at the shareholder meeting either in person or by proxy. In applying the foregoing, the Trustee is not required to vote particular shares in the manner specified in the preceding sentence, so long as all of the shares as to which the Trustee has not received instructions are voted in the aggregate in accordance with the preceding sentence. Notwithstanding the foregoing, in order for the Trustee to vote shares without instructions from the individuals entitled to make investment decisions, the Trustee must receive an opinion of its counsel that voting shares without instructions and in the manner set forth is not contrary to the provisions of the Act and its rules or regulations. The Trustee shall not be obligated to seek such counsel.

     13.18 APPLICABILITY TO LOAN TRUSTEE. Where appropriate, the foregoing provisions of this Article shall apply to the Loan trustee on the same basis as if the Loan Trustee were the Trustee.

                                     ARTICLE XIV.
                                    ADMINISTRATION

     14.01 APPOINTMENT OF ADMINISTRATOR. From time to time, the Employer may, by identifying such person(s) in writing to both the Trustee and the Participants, appoint one or more persons as Administrator (hereinafter referred to in the singular). Such Administrator shall have all power and authority necessary to carry out the terms of the Plan. A person appointed as Administrator may also serve in any other fiduciary capacity, including that of Trustee, with respect to the Plan. The Administrator may resign upon 15 days' advance written notice to the Employer, and the Employer may at any time revoke the appointment of the Administrator with or without cause. The Employer shall exercise the power and fulfill the duties of the Administrator if at any time, an Administrator has not been properly appointed in accordance with this Section or the position is otherwise vacant.

     14.02 NAMED FIDUCIARIES. The "Named Fiduciaries" within the meaning of the Act shall be the Administrator and the Trustee.

     14.03 ALLOCATION OF RESPONSIBILITIES. Responsibilities under the Plan shall be allocated among the Trustee, the Administrator and the Employer as follows:

       (a) Trustee: The Trustee shall have exclusive responsibility to hold, manage and invest, pursuant to instructions communicated to it in accordance with Section 13.02 above, the funds received by it subject to the powers granted to it under Article XIII hereof. Notwithstanding the preceding sentence, to the extent that loans are made to Participants in accordance with Article XII hereof, the Trustee shall not be responsible for management of the portion of Trust assets subject to such loans and the Loan Trustee shall be responsible for administering such Trust assets in accordance with provisions of Article XII.

       (b) The Administrator. The Administrator shall have the responsibility and authority to control the operation and administration of the Plan in accordance with its terms including, without limiting the generality of the foregoing, (i) any investment decisions assigned to it under the Adoption Agreement or transmission to the Trustee of any Participant investment decision under Section 13.02, (ii) interpretation of the Plan, conclusive determination of all questions of eligibility, status, benefits and rights under the Plan and certification to the Trustee of all benefit payments under the Plan; (iii) hiring of persons to provide necessary services to the Plan not provided by Employees; (iv) preparation and filing of all statements, returns and reports required to be filed by the Plan with any agency of Government; (v) compliance with all disclosure requirements of all state or federal law; (vi) maintenance and retention of all Plan records as required by law, except those required to be maintained by the Trustee, and (vii) all functions otherwise assigned to it under the terms of the Plan.

       (c) Employer: The Employer shall be responsible for the design of the Plan, as adopted or amended, the designation of the Administrator and Trustee (and, if appropriate, the Loan Trustee) as provided in the plan, the delivery to the Administrator and the Trustee of employee information necessary for operation of the Plan (including without limitation, dates of birth, hire, and death; compensation amounts; and date of death of beneficiaries), the timely making of the Employer Contributions pursuant to Articles IV and VII, and the exercise of all functions provided in or necessary to the Plan except those assigned in the Plan to other persons.

       (d) This Section is intended to allocate individual responsibility for the prudent execution of the functions assigned to each of the Trustees, the Loan Trustee, the Administrator and the Employer and none of such responsibilities or any other responsibility shall be shared among them unless specifically provided in the Plan. Whenever one such person is required by the Plan to follow the directions of another, the two shall not be deemed to share responsibility, but the person who gives the direction shall be responsible for giving it and the responsibility of the person receiving the direction shall be to follow it insofar as it is on its face proper under applicable law.

     14.04 MORE THAN ONE ADMINISTRATOR. If more than one individual is appointed as Administrator, such individuals shall either exercise the duties of the Administrator in concert, acting by a majority vote or allocate such duties among themselves by written agreement delivered to the Employer and the Trustee. In such a case, the Trustee may rely upon the instruction of any one of the individuals appointed as Administrator regardless of the allocation of duties among them.

     14.05 NO COMPENSATION. The Administrator shall not be entitled to receive any compensation from the funds held under the Plan for its services in that capacity unless so determined by the Employer or required by law.

     14.06 RECORD OF ACTS. The Administrator shall keep a record of all its proceedings, acts and decisions, and all such records and all instruments pertaining to Plan administration shall be subject to inspection by the Employer at any time. The Employer shall supply, and the Administrator may rely on the accuracy of, all Employee data and other information needed to administer the Plan.

     14.7 BOND. The Administrator shall be required to give bond for the faithful performance of its duties to the extent, if any, required by the Act, the expense to be home by the Employer.

    14.08 AGENT FOR SERVICE OF LEGAL PROCESS. The Administrator shall be agent for service of legal process on the Plan.

     14.09 RULES. The Administrator may adopt or amend and shall publish to the Employees such rules and forms for the administration of the Plan, and may employ or retain such attorneys, accountants, physicians, investment advisors, consultants and other persons to assist in the administration of the Plan as it deems necessary or advisable.

     14.10 DELEGATION. To the extent permitted by applicable law, the Administrator may delegate all or part of its responsibilities hereunder and at any time revoke such delegation, by written statement communicated to the delegate and the Employer. The Trustee may, but need not, act on the instructions of such a delegate. The Administrator shall annually review the performance of all such delegates.

     14.11 CLAIMS PROCEDURE. It is anticipated that the Administrator will administer the Plan to provide Plan benefits without waiting for them to be claimed, but the following procedure is established to provide additional protection to govern unless and until a different procedure is established by the Administrator and published to the Participants and Beneficiaries.

     (a) Manner of Making Claim. A claim for benefits by a Participant or Beneficiary to be effective under this procedure must be made to the Administrator and must be in writing unless the Administrator formally or by course of conduct waives such requirements.

     (b) Notice of Reason for Denial. If an effective claim is wholly or partially denied, the Administrator shall furnish such Participant or Beneficiary with written notice of the denial within 60 days after the original claim was filed. This notice of denial shall set forth in a manner calculated to be understood by the claimant (i) the reason or reasons for denial, (ii) specific reference to pertinent plan provisions on which the denial is based, (iii) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary, and (iv) an explanation of the Plan's claims procedure.

     (c) The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the rights (i) to have representation, (ii) to review pertinent documents, and
(iii) to submit comments in writing.

     (d) The Administrator shall issue a decision on such review within 60 days after receipt of an application for review, except that such period may be extended for a period of time not to exceed an additional 60 days if the Administrator determines that special circumstances (such as the need to hold a hearing) requires such extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                 ARTICLE XV.
                              FEES AND EXPENSES

     All reasonable fees and expenses of the Administrator or Trustee incurred in the performance of their duties hereunder or under the Trust shall be paid by the Employer, and to the extent not so paid by the Employer, said fees and expenses shall be deemed to be an expense of the Trust. In addition, if the Plan permits Participant-directed investment of Accounts and expenses are allocable to the Accounts of specific Participants, they shall be charged against the respective Participants' Accounts.

                                 ARTICLE XVI.
                       BENEFIT RECIPIENT INCOMPETENT OR
                       DIFFICULT TO ASCERTAIN OR LOCATE

     16.01 INCOMPETENCY. If any portion of the Trust Fund becomes distributable to a minor or to a Participant or Beneficiary who, as determined in the sole discretion of the Administrator, is physically or mentally incapable of handling his or her financial affairs, the Administrator may direct the Trustee to make such distribution either to the legal representative or custodian of, or any of the relatives and friends of, the incompetent or to apply such distribution directly for the incompetent's support and maintenance. Payments which are made in good faith shall completely discharge the Employer, Administrator and Trustee from liability therefor.

     16.02 DIFFICULTY TO ASCERTAIN OR LOCATE. If it is impossible or difficult to ascertain or locate the person who is entitled to receive any benefit under the Plan, the Administrator in its discretion may direct that such benefit (a) be retained in the Trust, (b) be paid to a court pending judicial determination of the right thereto, or (c) be forfeited and reallocated pursuant to the provisions of Section 8.02(a)(i) or (ii) above, as the case may be, provided that as a result the Employer shall incur an obligation to rebuild the individual's Account balance or otherwise pay the individual his or her benefit if the individual is subsequently ascertained or located.

                                ARTICLE XVII.
                                DESIGNATION OF
                                 BENEFICIARY

     Each Participant and beneficiary may submit a properly executed Designation of Beneficiary to the person designated under this Article XVII to keep such records. In order to be effective, such designation (a) must have been properly executed and submitted to the appropriate person before the death of the Participant or beneficiary, as the case may be, and (b) for a Participant who is survived by his or her Spouse, unless the Participant leaves 100% of his or her benefit to such Spouse, must be accompanied, or preceded, by a consent of such Spouse. Such consent of the Spouse must (w) be in writing; (x) acknowledge that the effect of such consent is that the Spouse may receive no benefits under the Plan; (y) be witnessed by a Plan representative or a notary public; (z) be either (i) a limited consent to the payment of death benefits to a specific person or persons or (ii) expressly permit the Participant to designate another person or other persons without obtaining further consent of the Spouse. The last effective Designation accepted by the appropriate person shall be controlling, and whether or not fully dispositive of the Participant's Account, thereupon shall revoke all Designations previously submitted by the Participant or beneficiary, as the case may be. If a Participant's Beneficiary(ies) predeceases the Participant, the remaining living Beneficiary(ies) shall receive their proportionate share of the Participant's Account as if such deceased Beneficiary(ies) had never been designated. Similar rules shall apply with respect to contingent Beneficiaries. Each such executed Designation is hereby specifically incorporated herein by reference and shall be construed and enforced in accordance with the laws of the state in which the Trustee has its principal place of business. The Administrator shall be the person responsible for accepting and safekeeping Designation of Beneficiary Forms unless the Trustee agrees in writing to accept and safekeep such Forms.

                                ARTICLE XVIII.
                           SPENDTHRIFT PROVISION AND
                     DISTRIBUTIONS PURSUANT TO QUALIFIED
                          DOMESTIC RELATIONS ORDERS

     18.01 GENERAL SPENDTHRIFT RULE. No interest of any Participant or Beneficiary shall be assigned, anticipated or alienated in any manner nor shall it be subject to attachment, to bankruptcy proceedings or to any other legal process or to the interference or control of creditors or others, except (a) to the extent that Participants may secure loans from the Trust with their Accounts pursuant to Article XII hereof and (b) pursuant to
Section 18.02 hereof.

     18.02 ACCOUNT DIVISION AND DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS. The interest of a Participant may be assigned pursuant to a qualified domestic relations order as defined in Code Section 414(p). The Trustee shall make distributions of a Participant's interest as required pursuant to such a qualified domestic relations order.

                                 ARTICLE XIX.
                          NECESSITY OF QUALIFICATION

     This Plan is established with the intent that it shall qualify under Code Section 401(a) as that Section exists at the time the Plan is established. If the Plan as adopted by the Employer fails to attain such qualification, the Plan will no longer participate in the relevant sponsor's prototype 401(k) plan and will be considered an individually designed plan. If the Plan as adopted by the Employer fails to attain or retain such qualification, the Employer shall promptly either amend the Plan under Code
Section 401(b) so that it does qualify, or direct the Trustee to terminate the Trust, and distribute all the assets of the Trust equitably among the contributors thereto in proportion to their contributions, and the Plan and Trust shall be considered to be rescinded and of no force and effect.

                                 ARTICLE XX.
                          AMENDMENT AND TERMINATION

     20.01 AMENDMENT OR TERMINATION BY THE EMPLOYER. The Employer may at any time, and from time to time amend this Prototype Plan and the Adoption Agreement (including a change in any election it has made in the Adoption Agreement), or suspend or terminate this Plan by giving written notice to the Trustee, but the Trust may not thereby be diverted from the exclusive benefit of the Participants, their Beneficiaries, survivors or estates, or the administrative expenses of the Plan, nor revert to the Employer, nor may an allocation or contribution theretofore made be changed thereby, nor may any amendment directly or indirectly deprive a Participant of such Participant's nonforfeitable rights to benefits accrued to the date of the amendment.

     No amendment to the Plan shall be effective to the extent that it would have the effect of decreasing a Participant's Account balance or eliminating an optional form of distribution. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Code Section 412(c)(8). Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived Account balance will not be less than his percentage computed under the Plan without regard to such amendment.

     The Employer may amend the Plan by adding overriding Plan language to the Adoption Agreement where such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans under these Code Sections.

     Any amendment by the Employer which is other than (a) a change in the Employer's prior designation of an option in the Adoption Agreement, (b) an amendment referred in the Adoption Agreement which will allow the Plan to satisfy the requirements of Code Section 415 or to avoid duplication of minimum benefits or accruals under Code Section 416 because of the required aggregation of multiple plans, or (c) an amendment which adopts a model amendment published by the Internal Revenue Service which specifically provides that the adoption of such a model amendment will not cause the Plan to be treated as an individually designed plan, will constitute a substitution by the Employer of an individually designed plan for the sponsor's prototype plan; thereafter, the Plan shall no longer participate in the sponsor's prototype plan and the general amendment procedure of the Internal Revenue Service governing individually designed plans will be applicable.

     If an amendment changing the vesting schedule is executed (including execution of this Adoption Agreement as an amendment to an existing plan), Participants with three or more Vesting Years (five or more Vesting Years for Participants who have not been credited with an Hour of Service in a Plan
Year beginning after December 31, 1988) before the expiration of the election period described in the next sentence shall have the right to elect the vesting schedule in effect on the day before the election period. The election period shall commence on the date the amendment is adopted and end on the latest of (x) 60 days after the amendment is adopted, (y) 60 days after the Effective Date, or (z) 60 days after the Participant is issued written notice of the amendment by the Administrator. Failure to so elect shall be created as a rejection and such election or rejection shall be final.

     Nothing contained herein shall constitute an agreement or representation by any Sponsor or the Distributor that it will continue to maintain its sponsorship of the Plan indefinitely.

     20.02 DELEGATION. The Employer hereby delegates to the Sponsor the authority to amend so much of the Adoption Agreement and this Prototype 401(k) Plan as is in prototype form and, to the extent to which the Employer could effect such amendment, the Employer shall be deemed to have consented to any amendment so made. When an election within the prototype form has been made by the Employer it shall be deemed to continue after amendment of the prototype form unless and until the Employer expressly further amends the election, notwithstanding that the provision for the election in the amended prototype form is in a different form or place; provided, however, that if the amended form inadvertently fails to provide means to duplicate exactly the earlier election, such earlier election shall continue until such further amendment. The immediately preceding sentence is subject to the qualification that each Employer hereby delegates to the Sponsor, in the event of such an amendment of the prototype form, authority to determine conclusively that such a continuation of an earlier election by the Employer is not advisable and to make the election for the Employer in the amended prototype form which in the judgment of the Sponsor most nearly corresponds with the election made by the Employer before the amendment of the prototype form, provided the following procedure is followed: the election for the Employer may be made with respect to any specified Employers as to whom it may be made applicable singly, or such election may be made with respect to all Employers as to whom it may be made applicable as a group; and the election shall be made as of an effective date which has been specified in a notice mailed or delivered, at the last address(es) of the Employer(s) on the records of the Distributor, to the Employer(s) at least 20 days before the end of the remedial amendment period. Such notice may be mailed to Employers to whom it cannot be applicable by reason of a previous election made by the Employer or otherwise, but it shall be effective only as to those Employers who have received the notice and have not themselves made a new election with respect to that item since the amendment of the prototype form and previous to the effective date of such election by the Sponsor. In the case of a mass submitter plan, the Sponsor delegates its authority to make elections, or to make amendments, to the mass submitted who shall make such elections or amendments on behalf of the Sponsor and the Sponsor shall be deemed to have consented to any such election or amendment so made. The foregoing delegations of authority to make elections, or to make amendments, shall not impose any duty on the Sponsor or, if applicable, the mass submitter to make a given election or amendment and shall not affect the interpretation of the Plan if any so delegated authority is not used.

    20.02 DISTRIBUTION OF ACCOUNTS UPON TERMINATION. Upon termination or partial termination of the Plan or complete discontinuance of Employer Contributions under it, the Administrator shall determine whether to pay the interests of Participants, former Participants and Beneficiaries immediately, to retain such interest in the Trust and pay them in the future according to
Article IX and X (or Article XXIV, if applicable) or to use what other methods the Administrator deems advisable in order to furnish whatever benefits the Trust will provide; provided any such distributions pursuant to this Section shall comply with the requirements of Articles IX or X (or
Article XXIV, if applicable) hereof.

                                  ARTICLE XXL.
                                   TRANSFERS

    Nothing contained herein shall prevent the merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to another plan meeting the requirements of Code Section 401(a) or the transfer to the Plan of assets or liabilities of another such plan so qualified under the Code. Any such merger, consolidation or transfer shall be accompanied by the transfer of such existing records and information as may be necessary to properly allocate such assets among Participants, including any tax or other information necessary for the Participants or persons administering the plan which is receiving the assets. The terms of such merger, consolidation or transfer must be such that if this Plan is then terminated, the requirements of Section 20.01 hereof would be satisfied and each Participant would receive a benefit immediately after the merger, consolidation or transfer equal to or greater than the benefit he or she would have received if the Plan had terminated immediately before the merger, consolidation or transfer. If this Plan is a transferee plan with respect to all or a portion of a Participant's Account, the optional forms of distribution described in Article X shall include any optional form of distribution which the Participant could have elected under the transferor plan and which would otherwise comply with the provisions of this Plan.

                                ARTICLE XXII.
                               OWNER-EMPLOYEE
                                 PROVISIONS

    22.01 PURPOSE OF SECTION. This Section is intended to insure that the Plan complies with Code Section 401(d). Any ambiguity herein will be construed to that end, and this Article will override any other provision of the Plan with which it may be inconsistent.

    22.02 CONTROL. For purposes of this Article, "Control" means the ownership directly or indirectly of the entire interest in an unincorporated trade or business or more than 50% of either the capital interest or the profits interest in a partnership. For the purposes of applying the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees are considered to Control.

    22.03 LIMITATIONS. No benefits shall be provided to an Owner-Employer under this Plan unless:

         (a) if an Owner-Employee or group of Owner-Employees Controls the trade or business covered by this Plan and also Control as an Owner-Employer or Owner-Employees one or more other trades or businesses, this Plan and the plans established for such other trades or businesses, when taken together, form a single plan which satisfies the requirements of Code Sections 401(a) and (d) with respect to the employees of all the controlled trades or businesses;

         (b) if an Owner-Employee or group of Owner-Employees Controls another trade or business but does not Control the trade or business covered by this Plan, the employees of such other trades or businesses are included in a plan which satisfies the requirements of Sections 401(a) and (d) of the Code and which provides contributions and benefits for such employees which are not less favorable than those provided for Owner-Employees under this Plan; and

         (c) if an Owner-Employee is covered under the qualified retirement plans of two or more trades or businesses which he or she does not Control and the Owner-Employee Controls a trade or business, contributions or benefits for the employees under the plan of the trade or business which the Owner-Employee Controls are not less favorable than those provided for the Owner-Employee in the most favorable qualified retirement plan of the trade(s) or business(es) which the Owner-Employee does not Control.

                             ARTICLE XXIII.
                        TOP-HEAVY PROVISIONS

    23.01 PURPOSE OF SECTION. This Article is intended to insure that the Plan complies with Code Section 416. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Section will supersede any conflicting provision in the Plan.

    23.02 DEFINITIONS. The terms used in this Section shall have the following meanings:

         (a) KEY EMPLOYEE. Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer having an annual compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the Plan Year (subject to the limitation that no more than the lesser of (A) 50 Employees or (B) the greater of 3 Employees or 10% of the Employees shall be deemed to be officers); (ii) an owner (or considered an owner under Code Section 318) of 1 of the 10 largest interests in the Employer if both such individual was an owner of more than a 5% interest in the Employer (aggregated with the Employer for this purpose are all members of (A) a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), (B) commonly controlled trades or businesses (whether or not incorporated (as defined in Code Section 414(c) as modified by Code Section 415(h)), or (C) affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a part) and such individual's compensation exceeds the dollar limitation under Code Section 415(c)(1)(A), (iii) a 5-percent owner of the Employer, or (iv) a 1-percent owner of the Employer who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

        (b) TOP-HEAVY PLAN. This Plan is Top-Heavy if any of the following conditions exist:

              (i) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

              (ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%.

              (iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

         (c) TOP-HEAVY RATIO.

              (i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan within the meaning of Code Section 408(k)) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, Top-Heavy Ratio for this Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under all of the plans as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)) of all Key Employees who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s), and the denominator of which is the sum of all account balances as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), of all Participants who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s). Both the numerator and denominator of the fraction shall be computed in accordance with Code Section 416 and the Treasury Regulations promulgated thereunder. In addition, both the numerator and denominator of the Top-Heavy Ratio shall be increased to reflect any contribution which is not actually made as of the Determination Date(s), but which is required to be taken into account on that date under Code Section 416 and the Treasury Regulations promulgated thereunder.

         (ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employer Pension Plan within the meaning of Code Section 408(k)) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of (A) account balances under the defined contribution plans as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)) of all Key Employees who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s) and (B) the present value of accrued benefits under the defined benefit plans for all Key Employees, who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s) and the denominator of which is the sum of (A) the account balances under the defined contribution plans as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)) of all participants who have received compensation from the Employer (other than benefits under this Plan) at any time during the five-year period ending on the Determination Date(s) and (B) the present value of accrued benefits under the defined benefit plans for all participants who have received compensation from the Employer (other than benefits under this Plan) at any time during the five-year period ending on the Determination Date(s). Both the numerator and denominator of the fraction shall be computed in accordance with Code Section 416 and Treasury Regulations promulgated thereunder. In addition, both the numerator and denominator of the Top-Heavy Ratio shall be increased for aggregate distribution(s) of an account balance or an accrued benefit made during the five-year period ending on the Determination Date(s) and any contribution to a defined contribution plan not actually made as of the Determination Date(s), but which is required to be taken into account on that date under Code Section 416 and the Treasury Regulations promulgated thereunder.

              (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within, or ends with, the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the Treasury Regulations promulgated thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who has not been credited with at least one Hour of Service at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Treasury Regulations promulgated thereunder. Deductible employee contributions under any qualified plan maintained by the Employer will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of the account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

    For Plan Years commencing after December 31, 1986 for the purpose of determining the Top-Heavy Ratio, if any target benefit or defined benefit plan is included in the Required Aggregation Group, the accrued benefit of an Employee other than a Key Employee shall be determined under the method that uniformly applies for accrual purposes under all qualified retirement plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

         (d) PERMISSIVE AGGREGATION GROUP. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

         (e) REQUIRED AGGREGATION GROUP. (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.

         (f) DETERMINATION DATE. For any Plan Year subsequent to the first Plan Year, the Determination Date shall be the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date shall be the last day of that year.

         (g)  VALUATION DATE.  Shall be the last day of the Plan Year.

         (h) PRESENT VALUE. Present Value shall be based only on the interest rate and the mortality table specified by the Employer in the Adoption Agreement.

    23.03 MINIMUM ALLOCATION.

         (a) In any Plan Year in which this Plan is Top-Heavy, except as otherwise provided in subsections (c) and (d) below, the Employer Contributions and forfeitures allocated, or during a Plan Year which begins after December 31, 1988, Employer Profit Sharing Contributions and forfeitures allocated to the Participant's Employer Profit Sharing Contribution Account, on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer Contributions and forfeitures stated as a percentage of a Key Employee's Compensation, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation is determined without regard to any Social Security contribution by the Employer. This minimum allocation shall be made even though, under other provisions of this Plan, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because (i) the Participant failed to complete the minimum number of Hours of Service specified in the Adoption Agreement for receiving an allocation, (ii) the Participant's Compensation was less than a stated amount, or (iii) the Participant made insufficient mandatory contributions to receive an Employer Matching Contribution.

         (b) For purposes of computing the minimum allocation, "Compensation" will have the same meaning as in Section 2.09 hereof, disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement.

         (c) The provision in subsection (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

         (d) The provision in subsection (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer, and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in such other plan or plans.

    23.05 LIMITATION ON COMPENSATION. For Plan Years, beginning before January 1, 1989, in which the Plan is Top-Heavy, only the first $200,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his or her delegate) of a Participant's Compensation for the Plan Year shall be taken into account for purposes of allocating Employer Contributions under the Plan.

    23.06 MINIMUM VESTING SCHEDULE. Unless the Employer has specified a more rapid vesting schedule in the Adoption Agreement, for any Plan Year in which this Plan is Top-Heavy, the following minimum vesting schedule shall apply:

                                 Nonforfeitable Percentage
                                 of Employer Profit Sharing
                                 and Matching Contribution
    Vesting Years                         Accounts
    -------------                --------------------------
      1                                        0%
      2                                       20
      3                                       40
      4                                       60
      5                                       80
      6 or more                              100


    The minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) attributable to Employer Contributions and forfeitures, including benefits accrued before the effective date of Code
Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. If conversion of the Plan into a Top-Heavy Plan has resulted in a change of the Plan's vesting schedule to the minimum vesting schedule discussed above, the change shall be treated as an amendment to the Plan and the election referred to in
Section 20.01 hereof shall apply.

    This Section does not apply to the Employer Profit Sharing Contribution Account and Employer Matching Contribution Account balances of any former Participant who does not have an Hour of Service after the Plan has initially become Top-Heavy and such former Participant's vested Employer Profit Sharing Contribution Account and Employer Matching Contribution Account balance will be determined without regard to this Section.

    23.07 EFFECT ON CODE SECTION 415 LIMITATIONS. Notwithstanding anything to the contrary in Article V above, the following provisions apply if the Plan is Top-Heavy:

         (a) In any Plan Year in which the Top-Heavy Ratio exceeds 90% (and the Plan therefore becomes super Top-Heavy) the denominators of the Defined Benefit Fraction (as defined in Section 5.05(c) above) and the Defined Contribution Fraction (as defined in Section 5.05(d) above) shall be computed using 100% of the dollar limitation stated therein instead of 125%.

         (b) In any Plan Year in which the Top-Heavy Ratio exceeds 60%, but is less than 90%, the denominators of the Defined Benefit Fraction (as defined in Section 5.05(c) above) and the Defined Contribution Fraction (as defined in Section 5.05(d) above) shall be computed using 100% of the dollar limitation described therein instead of 125%, unless the Employer has specified in the Adoption Agreement that the minimum allocation provisions of
Section 23.03 above shall be computed using 4% of a Participant's Compensation, in which case the dollar limitations of the Defined Benefit Fraction (as defined in Section 5.05(c) above) and the Defined Contribution Fraction (as defined in Section 5.05(d) above) shall continue to be computed using 125% of the dollar limitations.

    23.08 TERMINATION OF TOP-HEAVY STATUS. If the Plan ceases to be Top-Heavy for any Plan Year and if the Employer has not specified otherwise in the Adoption Agreement, the minimum vesting schedule described in Section
23.06 shall continue to apply. If the Employer has specified in the Adoption Agreement that, upon conversion of the Plan to non-Top-Heavy status, Participants' vested benefits are to be determined according to a schedule other than the minimum vesting schedule described in Section 23.06 hereof, such change in vesting schedules shall be treated as an amendment, and the election referred to in Section 20.01 hereof shall apply.

                                 ARTICLE XXIV.
                          SPECIAL DISTRIBUTION RULES

    24.01 SPECIAL DISTRIBUTION RULES FOR CERTAIN PARTICIPANTS. If (a) it is determined that this Plan is a direct or indirect transferee (where such transfer occurred after December 31, 1984) of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise provide a life annuity form of payment with respect to such Participant (including a plan which was amended into this Plan), (b) the Plan is amended so as to allow a Participant to elect to receive his or her benefits in the form of a life annuity and a Participant elects to receive his or her benefits in such form, (c) the Plan is amended to provide that absent a Qualified Election of a Participant's surviving Spouse, someone other than the Participant's surviving Spouse becomes entitled to the Participant's vested Account balance, or (d) if someone other than the Participant's surviving Spouse is the beneficiary of any insurance purchased with funds from the Participant's Account, then the provisions of Sections 24.03 to 24.05 below shall apply in lieu of Article IX above and Sections 10.01 and 10.02 above.

    For the purposes of determining whether the provisions of this Article apply, the Administrator shall be entitled to rely conclusively on written instructions, if any, received by the Administrator concurrent with the transfer. Furthermore, where the transfer is, or was, not accompanied by written instructions specifying conditions under which specific provisions of this Article would apply, the Administrator shall be entitled to conclusively presume that this Article does not apply.

    24.02 DEFINITIONS. For the purpose of this Section, the following terms shall have the specified meanings:

         (a) "ELECTION PERIOD" shall mean the period which begins on the first day of the Plan Year in which the Participant attains age 35 and which ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which he or she attains age 35, the Election Period with respect to his or her Vested Account Balance (as of his or her date of separation) shall begin on his or her date of separation.

         (b) "QUALIFIED ELECTION" shall mean a valid waiver of a Qualified joint and Survivor Annuity, or

Qualified Preretirement Survivor Annuity, as the case may be. To be valid, the waiver must be in writing and Participant's Spouse must consent to it in writing. The Spouse's consent is the waiver (i) must be witnessed by a Plan representative or notary public and (ii) must be (A) a general consent to the provision of a form (or forms) of distribution to any alternative person (or alternative persons); (B) a limited consent to the provision of a specific form (or specific forms) of distribution to a specific alternate person (or specific alternate persons); or (iii) a limited consent which is specific with respect to form or alternative payee. Notwithstanding the foregoing consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will nonetheless be deemed a Qualified Election. Any consent necessary for a Qualified Election will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the Spouse whose consent could not be obtained or who could not be located. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of distributions or benefits. The number of revocations shall be unlimited. Each such revocation shall once again make the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity applicable, as the case may be. No consent obtained pursuant to this Section shall be valid unless the Participant has received the relevant notice as provided in Sections 24.09 and 24.10.

     (c) "QUALIFIED JOINT AND SURVIVOR ANNUITY" shall mean, in the case of a married Participant, an annuity which can be purchased with the Participant's Vested Account Balance for the life of the Participant with a survivor annuity for the life of the Spouse equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse. In the case of an unmarried Participant, Qualified Joint and Survivor Annuity shall mean an annuity which can be purchased with a Participant's Vested Account Balance for the life of the Participant.

     (d) "SPECIAL QUALIFIED ELECTION" shall mean a valid waiver of a Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant attains age 35. To be valid, the waiver must be (i) in writing, (ii) made prior to the first day of the Plan Year in which the Participant attains age 35, and
(iii) preceded by a written explanation to the Participant of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required by Section 24.09 and 24.10. Any election made pursuant to this Section shall be void as of the first day of the Plan Year in which the Participant attains age 35 and Qualified Preretirement Survivor Annuity coverage shall be automatically reinstated as of such date. Any future election to waive the Qualified Preretirement Survivor Annuity must be a Qualified Election.

     (e) "VESTED ACCOUNT BALANCE" shall mean the Participant's vested portion of his or her Account consisting of the sum of the balances of Participant's Nondeductible Voluntary Contributions Account and Deductible Voluntary Contribution Account and the vested portions of a Participant's Employer Profit Sharing Account and Employer Marching Account, reduced by any loans outstanding on the Annuity Starting Date which are secured by the Participant's Account Balance.

  24.03   DISTRIBUTIONS UPON DEATH.

     (a)  QUALIFIED PRERETIREMENT SURVIVOR ANNUITY.

          (i) Unless either paragraph (ii) below applies or the Participant has selected an optional form of distribution within the Election Period pursuant to a Qualified Election or a Special Qualified Election, if the Participant dies before the earlier of (A) his or her Annuity Starting Date or
(B) his or her First Required Distribution Date, then the Trustee shall, upon the direction of the Administrator, apply 50% of the Participant's Vested Account Balance (i.e., 50% of each of the Participant's vested Employer Profit Sharing Contribution Account, Employer Matching Contribution Account, Nondeductible Voluntary Contribution Account, Deductible Voluntary Contribution Account and Rollover Account) toward the purchase of an annuity contract for the life of the Spouse.

          (ii) Notwithstanding the provisions of paragraph (i) above, prior to the earlier of (A) Spouse's Annuity Starting Date or (B) the Spouse's First Required Distribution Year, the Spouse of a Participant may deliver a written election to the Administrator whereby the Spouse elects not to have 50% of the Participant's Vested Account Balance applied toward the purchase of an annuity contract for the Spouse's life. Similarly, after the earlier of (A) the Spouse's Annuity Starting Date or (B) the Spouse's First Required Distribution Year, the Spouse may deliver a written election to the Administrator whereby the Spouse elects to terminate distributions pursuant to the Qualified Preretirement Survivor Annuity and to receive the liquidated value of the remainder of the Qualified Preretirement Survivor Annuity in an alternative form. In the case where a Spouse makes either of such elections, the portion of the deceased Participant's Vested Account Balance which would otherwise have been distributed pursuant to this subsection shall be distributed pursuant to the provisions of subsection (b) below.

          (iii) In the case of a Spouse of a deceased Participant who is scheduled to receive a Qualified Preretirement Survivor Annuity and who does not otherwise elect, at the instruction of the Administrator, the Trustee shall apply 50% of the deceased Participant's Vested Account Balance toward an annuity under which payments begin as of the later of the Participant's separation from Service or (what would have been) the Participant's Normal Retirement Date. A Spouse of a deceased Participant may elect a commencement date which is earlier than the date discussed in the previous sentence by filing a written election to that effect with the Administrator; the Trustee shall begin to make payments on such earlier date upon instruction from the Administrator.

          (b) OTHER DISTRIBUTIONS AT DEATH. If the Participant dies after he or she has begun to receive distributions pursuant to Section 24.04 below, this subsection shall apply with respect to the Participant's entire Vested Account Balance. With respect to any Vested Account Balance, or portion thereof, to which subsection (a) did not apply, if the Participant dies before he or she has begun to receive distributions pursuant to Section 24.04 below, this subsection (b) shall apply with respect to such Vested Account Balance, or portion thereof. With respect to a portion of the Participant's Vested Account Balance to which subsection (a) applied, if either (1) the Participant made a Qualified Election within the Election Period or a Special Qualified Election not to receive a Qualified Preretirement Survivor Annuity at his or her death and the Participant dies before his or her Annuity Starting Date, or (2) the Spouse of a deceased Participant elects not to receive, or to discontinue, receiving, a Qualified Preretirement Survivor Annuity, this subsection shall apply with respect to the portion of the Participant's Account which would otherwise have been distributed pursuant to subsection (a)(i) above.

          (i) With respect to any Vested Account Balance or portion thereof to which this subsection applies, the Trustee shall, at the direction of the Administrator, distribute the Participant's Account in accordance with the provisions of this subsection. The Administrator's direction shall include notification of the Participant's or Beneficiary's death; the existence or non-existence of a surviving spouse; the amounts, or method of calculating the amounts, to be distributed on given dates; the date on which distribution should commence; and the dates on which any further distribution should be made.

          (ii) If the Participant has validly named a Beneficiary or Beneficiaries in the most recent Designation of Beneficiary form filed with Trustee before the Participant's death in compliance with Article XVII, his or her Vested Account Balance shall be distributed to the Beneficiary or Beneficiaries so named. To the extent that any portion of a Vested Account Balance of a deceased Participant is not governed by an effective Designation of Beneficiary form which names at least one living Beneficiary, that portion of the Vested Account Balance shall be distributed to the deceased Participant's Spouse or if that is not possible, to the estate of the deceased Participant.

          (iii) If the Participant has validly elected a permissible form of distribution (i.e., a form which complies with the applicable provisions of paragraph (iv) below) with respect to his or her Vested Account Balance, his or her Vested Account Balance shall be distributed in accordance with such election. With respect to any portion of a deceased Participant's Vested Account Balance for which the Participant had not validly elected a permissible form of distribution prior to his or her death, distribution shall be made in such permissible form as the Participant's Beneficiary (or Beneficiaries) may elect in a written filing with the Trustee, or in the absence of such an election.

               (A) If the Beneficiary is the Spouse, in substantially equal or more frequent installments over the Spouse's life expectancy (as determined as of the time distribution is commenced and recalculated annually, by using the return multiples contained in Section 1.72-9 of the Treasury Regulations),

               (B)  If the Beneficiary is not the Spouse, in a lump sum, or

               (C) If distributions have commenced prior to the Participant's death, in the form selected by the Participant.

          (iv) If the Participant has validly elected a permissible time for commencement of distribution (i.e., a commencement date which complies with the applicable provisions of paragraph (v) below) with respect to his or her Vested Account Balance, his or her Vested Account Balance shall be distributed in accordance with such election. With respect to any portion of a deceased Participant's Vested Account Balance for which the Participant has not validly elected a permissible time for commencement of distribution, distribution shall commence at such time as the Participant's Beneficiary (or Beneficiaries) may elect in a written filing with the Trustee, provided that the time elected satisfies the requirements of subsection (v) below. In the absence of such a valid election of a time for commencement of distribution, distribution shall commence as follows.

               (A) If the Participant dies before distributions had commenced pursuant to Section 24.05 (a) or, if Section 24.03(a) does not apply, before distributions had commenced pursuant to Section 24.05(b) and before the Participant had attained his or her First Required Distribution Year, distributions shall commence:

                    (I) if the Beneficiary is the Spouse, on the later of the first January 1 which follows the calendar year during which the Participant would have attained age 70 1/2 or the second January 1 which follows the Participant's death; or

                    (II) if the Beneficiary is not the Spouse, on the second January 1 which follows the Participant's death; or

               (B) If subparagraph (A) does not apply, distributions to the Participant's Spouse, Beneficiary or estate shall continue over a period at least as rapid as the period selected by the Participant.

          (v) Distribution to the Participant's Beneficiary shall be made according to the following provisions:

               (A) If the Participant dies (I) before distributions had commenced pursuant to Section 24.05(a) or, if Section 24.05(a) does not apply before distributions had commenced pursuant to Section 24.05(b) and before the Participant had attained his or her First Required Distribution Year, (II) during a Plan Year which began AFTER December 31, 1984, and (III) the Spouse is not the Beneficiary, the Participant's entire Vested Account Balance must be distributed to the Participant's Beneficiary either (I) on or before December 31 of the calendar year during which occurs the fifth anniversary of Participant's death, or (II) in substantially equal annual or more frequent installments over a period not exceeding the life expectancy of the oldest Beneficiary (as determined as of the date of the Participant's death by using the return multiples contained in Section 1.72-9 of the Treasury Regulations) provided that such distributions commence before the second January 1 which follows the Participant's death.

               (B) If the Participant dies (I) before distributions had commenced pursuant to Section 24.05(a) or, if Section 24.05(a) does not apply before distributions had commenced pursuant to Section 24.05(b) and before the Participant had attained his or her First Required Distribution Year, (II) during Plan Year which began after December 31, 1984, and (III) the Spouse is the Beneficiary, the Participant's entire Vested Account Balance must be distributed to the Participant's Spouse either (I) in a lump sum payable, or in installments which will be completely paid, on or before December 31 of the calendar year during which occurs the fifth anniversary of the date of the Participant's death, or (ii) in annual installments over the Spouse's life or a period not longer than the Spouse's life expectancy (as determined as of the time distribution is commenced and, if the Trustee permits and the Participant has not otherwise elected, recalculated annually) provided that such distribution is commenced before the later of (1) the first January 1 following the calendar year during which the Participant would have attained age 70 1/2 had the Participant not died or (2) the second January 1 which follows the Participant's death.

    (C) If a Participant dies either after distributions had commenced pursuant to Section 24.05(a) or, if Section 24.05(a) does not apply after attaining his or her First Required Distribution Year and after distributions to the Participant had commenced pursuant to Section 24.05(b), distributions to the Participant's Spouse, Beneficiary or estate shall continue over a period at least as rapid as the period selected by the Participant.

     (vi) If a Participant's Beneficiary dies after the Participant and before he or she receives full payment of the portion of the Participant's Vested Account Balance to which he or she is entitled, the Trustee shall, upon direction of the Administrator, distribute the funds to which the deceased Beneficiary is entitled to the beneficiary or beneficiaries validly named on the most recent designation of beneficiary form filed by the Beneficiary with the Trustee before the Beneficiary's death. To the extent that any portion of the funds to which the deceased Beneficiary was entitled are not governed by an effective designation of beneficiary, the funds shall be distributed to the deceased Beneficiary's surviving spouse, or if that is not possible, to the estate of the deceased Beneficiary. The Administrator's direction shall include notification of the Beneficiary's death and the existence or non-existence of a surviving spouse.

     (A) If distributions had commenced before the Participant's death, distribution to the beneficiary of a deceased Beneficiary shall continue over a period at least as rapid as that selected by the Participant.

     (B) If the deceased Beneficiary was the surviving Spouse of the Participant and the deceased Beneficiary had not begun to receive distributions from the Participant's Vested Account Balance at the time of his or her death, the Participant's Vested Account Balance shall be distributed to the deceased Beneficiary's beneficiary according to the provisions of this subsection applied as if the Beneficiary were the Participant. In addition, the surviving spouse's beneficiaries shall be treated as Beneficiaries during any future application of this subsection.

     (C) If neither clause (A) nor clause (B) above apply, the Participant's Vested Account Balance shall be distributed to the deceased Beneficiary's beneficiary either (I) on or before December 31 of the calendar year during which occurs the fifth anniversary of the Participant's death or (II) in substantially equal annual or more frequent installments over the remainder of the life expectancy of the oldest Beneficiary as that life expectancy was determined at the Participant's death (by using the return multiples contained in Section 1.72-9 of the Treasury Regulations) provided that distributions commence (or commenced) before the second January 1 which follows (followed) the Participant's death.

     (vii) If a beneficiary of a Beneficiary (or a beneficiary) dies before he or she has received full payment of the portion of the Participant's Vested Account Balance to which he or she is entitled, the Trustee shall, after notification by the Administrator of the beneficiary's death, distribute the funds to which the deceased beneficiary is entitled to the beneficiary or beneficiaries validly named on that most recent Designation of Beneficiary filed by the deceased beneficiary with the Trustee before the beneficiary's death. To the extent that any portion of the funds to which the deceased beneficiary's surviving spouse, or if that is not possible, to the estate of the deceased beneficiary.

     (A) If distributions had commenced before the Participant's death, distribution to the beneficiary of a deceased Beneficiary shall continue over a period at least as rapid as that selected by the Participant.

     (B) In all other cases, the Participant's Vested Account Balance shall be distributed to the deceased beneficiary's beneficiary either (I) on or before December 31 of the calendar year during which occurs the fifth anniversary of the Participant's death or (II) in substantially equal annual or more frequent installments over the remainder of the life expectancy of the oldest Beneficiary as that life expectancy was determined at the Participant's death (by using the return multiples contained in Section 1.72-9 of the Treasury Regulations) provided that distributions commence (or commenced) before the second January 1 which follows (followed) the Participant's death.

     (viii) For the purposes of this subsection, any distribution paid to a Participant's child shall be treated as paid to the Participant's surviving Spouse if such amount becomes payable to the surviving Spouse when the child reaches the age of majority.

  24.04 TIMING OF ANNUITY PAYMENTS AND NORMAL DISTRIBUTIONS. Payment of benefits under the Qualified Joint and Survivor Annuity or distributions pursuant to the normal form of distribution discussed in Section 24.05(b) below shall commence within 60 days after the close of the Plan Year during which occurs the later of (a) the Participant's Normal Retirement Date or (b) the earlier of the Participant's separation from Service or the end of his or her First Required Distribution Year.

  24.05 FORM OF DISTRIBUTION AND OPTIONAL TIMES FOR COMMENCEMENT OF DISTRIBUTION. The Vested Account Balance of a Participant to which Section
24.03 above does not apply, shall be distributed in a form determined according to this Section.

     (a) Unless the Participant elects an optional form of distribution pursuant to a Qualified Election or a Special Qualified Election within 90 days before his or her Annuity Starting Date, the Participant's Vested Account Balance shall be paid in the form of a Qualified Joint and Survivor Annuity.

     (b) If the Participant was eligible to receive a Qualified Joint and Survivor Annuity and he or she elects an optional form of distribution pursuant to a Qualified Election or a Special Qualified Election within 90 days before his or her Annuity Starting Date, then the Participant's Vested Account Balance will normally be distributed in monthly installments over a period equal to the shorter of 120 months or the joint life and last survivor expectancy of the Participant and his or her Spouse (as calculated by using the return multiples specified in Section 1.72-9 of the Treasury Regulations at the time of the first distribution). The monthly amount shall normally be the balance of the Participant's Vested Account Balance divided by the remaining number of months in such period, all rounded to the nearest cent. However, the amount of each monthly installment may be recomputed and adjusted from time to time no more frequently than monthly as the Trustee may reasonably determine.

     (c) Pursuant to this subsection, the Participant may elect one or more of the following variations from the normal pattern of distribution, provided that the distribution shall otherwise comply with the requirements of this
Plan:

        (i) Distribution made or commencing before the Participant's Normal Retirement Date and following the Participant's Disability or separation from Service, if the applicable spousal consent requirements for a Qualified Election are satisfied.

        (ii) With respect to the portion of a Participant's Account which is not comprised of the Participant's Salary Reduction Contributions Account, Deferred Cash Contribution Account, Employer Profit Sharing Contribution Account (to the extent that amounts in the Employer Profit Sharing Contribution Account are attributable to contributions considered pursuant to
Section 6.05(b) above for purposes of satisfying either the nondiscrimination test applicable to Salary Reduction Contributions or contributions considered pursuant to Section 6.07(b) above for purposes of satisfying the nondiscrimination test applicable to Employer Matching Contributions and Nondeductible Voluntary Contributions (Qualified Nonelective Contributions) and the Employer Matching Contribution Account (to the extent that amounts in the Employer Matching Contribution Account are attributable to amounts considered pursuant to Section 6.05(b) above for purposes of satisfying the nondiscrimination test applicable to Salary Reduction Contributions and/or Deferred Cash Contributions (Qualified Matching Contributions)), distribution made or commencing before the Participant's Normal Retirement Date and following the Participant's attainment of age 59 1/2.

     (iii) Distributions made or commencing after the normal time of distribution described in the preceding Section; provided, however, that any such deferred distribution must commence no later than 60 days after the end of the Participant's First Required Distribution Year.

     (iv) Distribution of the Participant's entire Vested Account Balance in a lump sum, provided that the Participant requests such distribution in writing.

     (v) Installment payments of a fixed amount, such payments to be made until exhaustion of the Participant's Vested Account Balance.

     (vi) Distribution in kind.

     (vii) Any reasonable combination of the foregoing or any reasonable time or manner of distribution within the above-stated limitations.

  24.06 ELECTIONS FOR FORMER PARTICIPANTS. An opportunity to make the applicable distribution elections discussed in this Section must be given to any living former Participant who had not begun receiving benefits from this Plan on August 23, 1984 and who would not otherwise receive the benefit forms prescribed by Section 24.05 above.

     (a) In the case of a former Participant who:

         (i) would have been entitled to receive his or her benefits in the form of a life annuity had he or she completed an Hour of Service during a Plan Year commencing after December 31, 1984.

         (ii) was credited with Service under this Plan or a predecessor plan in a plan year beginning after December 31, 1975 and

         (iii) had at least ten years of vesting Service when he or she separated from Service, the former Participant must be given an opportunity to elect to receive his or her benefits in accordance with the provisions of
Section 24.05 above.

     (b) In the case of a former Participant:

         (i) who was credited with service under this Plan or a predecessor plan after September 1, 1974;

         (ii) who was not credited with service under this plan or a predecessor plan in a plan year beginning after December 31, 1975; and

         (iii) whose benefits would have been payable in the form of a life annuity the Participant must be given an opportunity to elect to receive his or her benefits in accordance with the provisions of Section 24.08 below.

     (c) In the case of a former Participant who:

         (i) satisfies the requirements of subsection (a) but does not exercise the election made available to him or her in subsection (a), or

         (ii) satisfies the requirements of subsection (a) other than the requirement of paragraph (iii), the former Participant shall have his or her benefits distributed in accordance with the provisions of Section 24.08 below.

  24.07 ELECTION PERIOD FOR CERTAIN ELECTIONS BY SEPARATED PARTICIPANTS. The period during which a former Participant entitled to make an election pursuant to Section 24.06 above shall commence on August 23, 1984 and end on the earlier of the former Participant's death or the date benefits would otherwise commence to said former Participant.

  24.08 BENEFIT FORM FOR CERTAIN FORMER PARTICIPANTS. The benefits of a former Participant who is entitled to elect, and has elected to have his or her benefits distributed pursuant to this Section or a former Participant whose benefits are required to be distributed in accordance with the provisions of this Section shall be distributed in accordance with the following provisions:

     (a) If benefits in the form of a life annuity become payable to a married former Participant who:

         (i) begins to receive payments under the Plan on or after Normal Retirement Age; or

         (ii) dies on or after Normal Retirement Age while still working for the Employer; or

         (iii) begins to receive payments prior to Normal Retirement Age; or

         (iv) separates from Service on or after
attaining Normal Retirement Age for the qualified early retirement age) after satisfying the eligibility requirement for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this plan in the form of a Qualified Joint and Survivor Annuity, unless the former Participant has elected otherwise during the election period. For this purpose, the election period must begin at least six months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefit distributions. Any election hereunder must be in writing and delivered to the Administrator; such election may be changed by the former Participant at any time by delivery of written notification of such change and/or a separate written election to the Administrator.

    (b) A former Participant who is employed at the start of the election period defined below will be given the opportunity to elect, during such election period, to have a survivor annuity payable on death. If the former Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the former Participant had retired on the day before his or her death. Any election under this provision must be in writing and delivered to the Administrator; such election may be changed by the former Participant at any time by delivery of written notification of such change and/or a separate written election to the Administrator. The election period begins on the later of (i) the 90th day before the former Participant attains the qualified early retirement age or (ii) the date on which participation begins, and ends on the date the former Participant terminates employment with the Employer.

    (c) The qualified early retirement age referred to in this Section shall mean the latest of:

         (i) the earliest date, under the plan, on which the former Participant may elect to receive retirement benefits.

         (ii) the first day of the 120th month beginning before the former Participant reaches Normal Retirement Age, or

         (iii) the date the former Participant began participation.

    24.09  NOTICE OF WAIVABILITY OF QUALIFIED PRERETIREMENT SURVIVOR ANNUITY.

    (a) In the case of a Participant who is scheduled to receive Qualified Preretirement Survivor Annuity coverage pursuant to Section 24.03 hereof, the Administrator shall provide to the Participant within the applicable period as determined pursuant to subsection (b) below, a written explanation of: (i) the terms and conditions of a Qualified Preretirement Survivor Annuity; (ii) the Participant's right to make, and the effect of, an election to waive Qualified Preretirement Survivor Annuity coverage; (iii) the rights of a Participant's Spouse; and (iv) the Participant's right to make, and the effect of, a revocation of a previous election to waive Qualified Preretirement Survivor Annuity coverage.

    (b) The applicable period during which the Administrator shall provide the written explanation described in subsection (a) above shall mean, with respect to a given Participant, whichever of the following periods ends last:

         (i) The period beginning when the individual becomes a Participant and ending a reasonable period of time thereafter.

         (ii) The period beginning on the first day of the Plan Year during which the Participant attains age 32 and ending on the last day of the Plan Year during which the Participant attains age 34.

         (iii) The period that begins with a Participant's separation from Service when the Participant separates from Service before attaining age 35 and ends a reasonable period of time after such separation from Service.

         (iv) The period of time that begins on the effective date of a Plan amendment which causes the Plan to no longer fully subsidize the cost of the Qualified Preretirement Survivor Annuity and ends a reasonable period of time after the effective date of such an amendment.

         (v) The period of time which begins when Section 24.03(a) above first applies in the case of the Participant and ends a reasonable period of time thereafter.

    24.10 NOTICE OF WAIVABILITY OF QUALIFIED JOINT AND SURVIVOR ANNUITY. In the case of a Participant who is scheduled to receive a Qualified Joint and Survivor Annuity pursuant to the provisions of Section 24.05 hereof, the Administrator shall provide to the Participant, within a reasonable period prior to the commencement of distributions, a written explanation of: (a) the terms and conditions of a Qualified Joint and Survivor Annuity; (b) the Participant's right to make, and the effect of, an election to waive distribution in the form of a Qualified Joint and Survivor Annuity; (c) the rights of the Participant's Spouse; and (d) the Participant's right to make, and the effect of, a revocation of a previous election to waive distribution in the form of the Qualified Joint and Survivor Annuity.

                                 ARTICLE XXV
                                MISCELLANEOUS

    25.01 MISREPRESENTATION. Notwithstanding any other provision herein, if an Employee misrepresents his or her age or any other fact, any benefit payable hereunder shall be the smaller of: (a) the amount that would be payable if no facts had been misrepresented, or (b) the amount that would be payable if the facts were as misrepresented.

    25.02 NO ENLARGEMENT OF PLAN RIGHTS. It is a condition of the Plan, and each Participant by participating herein expressly agrees, that he or she shall look soley to the assets of the Trust for the payment of any benefit under the Plan.

    25.03 NO ENLARGEMENT OF EMPLOYMENT RIGHTS. Nothing appearing in or done pursuant to the Plan shall be construed (a) to give any person a legal or equitable right or interest in the assets of the Trust or distribution therefrom, not against the Employer, except as expressly provided herein or
(b) to create or modify any contract of employment between the Employer and any Employee or obligate the Employer to continue the services of any Employee.

    25.04 WRITTEN ORDERS. In taking or omitting to take any action under this Plan, the Trustee may conclusively rely upon and shall be protected in acting upon any written orders from or determinations by the Employer or the Administrator as appropriate, or upon any other notices, requests, consents, certificates or other instruments or papers believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action.

    25.05 NO RELEASE FROM LIABILITY. Nothing in the Plan shall relieve any person from liability for any responsibility under Part 4 of Title I of the Act. Subject thereto, neither Trustee, Loan Trustee, Administrator or Distributor nor any other person shall have any liability under the Plan, except as a result of negligence or wilful misconduct, and in any event the Employer shall fully indemnify and save harmless all persons from any liability except that resulting from their negligence or wilful misconduct.

    25.06 DISCRETIONARY ACTION. Any discretionary action, including the granting of a loan pursuant to Article XII hereof, to be taken by the employer or the Administrator under this Plan shall be nondiscriminatory in nature and all Employees similarly situated shall be treated in a uniform manner.

    25.07 HEADINGS. Headings herein are primarily for convenience of reference, and if they conflict with the text, the text shall control.

    25.08 APPLICABLE LAW. This Plan shall, to the extent state law is applicable, be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state in which (a) if the Trustee is a corporation, the Trustee has its principal place of business;
(b) if the Trustee is an individual, the Trustee resides; or (c) if the Trustee is individuals, where a majority of the individuals serving as Trustee reside. The Employer's execution of the Adoption Agreement may be acknowledged where required by applicable law.

    25.09 NO REVERSION. Notwithstanding any other contrary provision of the Plan, but subject nevertheless to Articles V and XVIII, no part of the assets in the Trust shall revert to the Employer, and no part of such assets, other than that amount required to pay taxes or administrative expenses, shall be used for any purpose other than exclusive benefit of Employees or their Beneficiaries. However, the Employer may request a return, and this Section shall not prohibit return, of an amount to the Employer under any of the following circumstances:

    (a) if the amount was all or part of an Employer Contribution which was made as a result of a mistake of fact and the amount contributed is returned to the Employer within one year after the date on which the mistaken payment of the contribution was made, or

    (b) if the amount was all or part of an Employer contribution which was conditioned on deductibility under Code Section 404 and this condition is not satisfied, and the amount is returned to the employer within one year after the date on which the deduction is disallowed, or

    (c) if the amount was all or part of an Employer Contribution which was conditioned on the initial qualification of the Plan under Code Section 401(a), this condition is not satisfied, and the amount is returned to the Employer within one year after the date on which initial qualification is denied.

    For the purpose of this Section, all Employer Contributions are conditioned on initial qualification of the Plan under Code Section 401(a), qualification of the Plan as amended under Code Section 401(a), and deductibility under Code Section 404.

    25.10 NOTICES. The Employer will provide the notice to other interested parties contemplated under Code Section 7476 before requesting a determination by the Secretary of the Treasury or his or her delegate with respect to the qualification of the Plan.

    25.11 CONFLICT. In the event of any conflict between the provisions of this Plan and the terms of any contract or agreement issued thereunder or with respect thereto, the provisions of the Plan shall control. In particular, the proceeds of any life insurance contract purchased by the Trustee and not governed by an effective Designation of Beneficiary form shall be paid to the Participant's Spouse regardless of who is named as the beneficiary or beneficiaries in the contract.

                                  23